UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

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United Technologies Corporation

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PROXY STATEMENT Notice of the 2015 Annual Meeting of Shareowners

OUR COMMITMENTS DEFINE WHO WE ARE AND HOW WE WORK. THEY FOCUS OUR BUSINESSES AND MOVE US FORWARD.

Performance

Our customers have a choice, and how we perform determines whether they choose us. We aim high, set ambitious goals and deliver results, and we use customer feedback to recalibrate when necessary. We move quickly and make timely, well-reasoned decisions because our future depends on them. We invest authority where it needs to be, in the hands of the people closest to the customer and the work.

Opportunity

Our employees’ ideas and inspiration create opportunities constantly, and without limits. We improve continuously everything we do as a company and as individuals. We support and pursue lifelong learning to expand our knowledge and capabilities and to engage with the world outside UTC. Confidence spurs us to take prudent risks, to experiment, to cooperate with each other and, always, to learn from the consequences of our actions.

Innovation

We are a company of ideas that are nurtured by a commitment to research and development. The achievements of our founders inspire us to reach always for the next innovative and powerful and marketable idea. We seek and share ideas openly and encourage diversity of experience and opinion.

Responsibility

Successful businesses improve the human condition. We maintain the highest ethical, environmental and safety standards everywhere and we encourage and celebrate our employees’ active roles in their communities.

Results

We are a preferred investment because we meet aggressive targets whatever the economic environment. We communicate honestly and forthrightly to investors, and deliver consistently what we promise. We are a company of realists and optimists and we project these values in everything we do.

United Technologies Corporation One Financial Plaza Hartford, CT 06103

Notice of Annual Meeting of Shareowners

March 13, 2015

Meeting Information

TIME AND DATE:

April 27, 2015

2:00 p.m. Eastern Daylight Time (doors open at 1:30 p.m.)

LOCATION:

PGA National Resort, the British Open Ballroom

400 Avenue of the Champions

Palm Beach Gardens, Florida 33418

Agenda

1.	Election of the eleven director nominees listed in the Proxy Statement.

2.	Appointment of PricewaterhouseCoopers LLP as Independent Auditor for 2015.

3.	An advisory vote to approve the compensation of our named executive officers.

4.	Other business, if properly raised.

Who may vote:

If you owned shares of UTC Common Stock (“Common Stock”) at the close of business on March 2, 2015, you are entitled to vote at the meeting either in person or by proxy. YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

How to attend:

Please request a ticket in advance by following the instructions on page 65. For security reasons, please be prepared to show photo identification. If you need special assistance because of a disability, please contact our Corporate Secretary’s Office by calling: 860-728-7870, sending an email to: corpsec@corphq.utc.com, or writing to: Corporate Secretary, UTC, One Financial Plaza, Hartford, CT 06103.

Election to receive electronic delivery of future annual meeting materials:

You can expedite delivery, avoid costly mailings and help us conserve natural resources by confirming in advance your preference for electronic delivery. For further information on how to take advantage of this cost-saving service, please see pages 68 and 69. You can always receive a printed copy on request.

By order of the Board of Directors.

Peter J. Graber-Lipperman

Vice President, Secretary & Associate General Counsel

Review Your Proxy Statement and Vote in One of Four Ways

VIA THE INTERNET Visit the website listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

BY TELEPHONE Call the telephone number listed on your proxy card	BY MOBILE DEVICE Scan the QR code included with your proxy materials

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	i

Proxy Statement Summary

This summary highlights selected information in this Proxy Statement. Please review the entire Proxy Statement and UTC’s Annual Report for 2014 before voting your shares.

Annual Meeting Agenda

Proposal	Page Numbers	Required Vote	Board Recommendation
Proposal 1: Election of Directors	1–8	Votes FOR a nominee must exceed votes AGAINST that nominee.	FOR each director nominee
Proposal 2: Appointment of PricewaterhouseCoopers LLP as Independent Auditor for 2015	61–62	Approval by a majority of the votes making up the quorum.	FOR
Proposal 3: Advisory, non-binding approval of Named Executive Officer Compensation	63–64	Votes FOR the proposal must exceed votes AGAINST it.	FOR

Financial Performance

2014 was a year of strong financial performance for UTC, with a 4% increase in net sales, all of which was attributable to organic growth. In addition, we achieved a 10% increase in diluted earnings per share and a 7% increase in dividends paid to our shareowners. These accomplishments were all the more impressive considering our heavy investment in production development and the number of new products launched during the year.

ii	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

PROXY STATEMENT SUMMARY

Strategic Performance

In 2014, Pratt & Whitney and UTC Aerospace Systems (“UTAS”) had a number of strategic accomplishments, with over 50 new engine and system programs underway and an unprecedented ramp-up for the production of Pratt & Whitney’s revolutionary PurePower® Geared TurbofanTM (“GTF”) engine. Our integrated “go-to-market” strategy has positioned us to win multiple systems on many aircraft platforms, including the Embraer E2 and the recently unveiled Gulfstream G500 and G600 aircraft. The first flight of Airbus’ A320neo, which is powered by the GTF engine, has marked a new chapter in UTC’s history that is expected to bring Pratt & Whitney back to production levels last seen in the 1980s.

This year also brought significant strategic wins at Sikorsky Aircraft. These include, most notably, the U.S. Presidential Helicopter Program, the U.S. Air Force Combat Rescue Helicopter, and the selection of the Sikorsky-Boeing team to develop a helicopter for the U.S. Army’s Joint Multi-Role Technology Demonstrator program, paving the way for the next generation of vertical lift aircraft based on Sikorsky’s X2TM technology.

On the commercial side, UTC Building & Industrial Systems (“BIS”) celebrated its one-year anniversary as an organization centrally focused on delivering premium, integrated building solutions for an increasingly urban world. With the creation of BIS, we can now achieve more effective product and sales coordination, deliver greater synergies and serve our customers more efficiently. BIS’ expansive portfolio of high-technology building solutions positions UTC to win more projects and to capture additional market share well into the future. These efforts have already proven successful, resulting in contract wins at the Midfield Terminal Complex of the Abu Dhabi International Airport, where Otis will provide 335 units and Carrier will supply 16 expanded-capacity chillers.

COMPANY AWARDS IN 2014

Most Admired Aerospace & Defense Companies

Fortune Magazine

Most Respected Companies Barron’s 500

World’s Greenest Companies Newsweek Magazine

One of the best 2014 proxy disclosures

Corporate Secretary Magazine

America’s Top Corporations for

Women’s Business Enterprises

Women’s Business Enterprise National Council

Top Organizations for Multicultural

Business Opportunities DiversityBusiness.com

Finalist for exemplary Compensation Discussion & Analysis (CD&A) in a proxy disclosure

New York Stock Exchange’s Corporate Board Member Magazine

R&D 100 Award for the development of two breakthrough eco-friendly technologies

(EcoTuff® corrosion inhibitor and a portable aluminum deposition system) R&D Magazine

Best Chief Financial Officer in the Capital Goods/Industrials—Aerospace & Defense Sector as voted by both buy-side and sell-side analysts

Institutional Investor Magazine

One of the best places to work for lesbian, gay, bisexual and transgender employees

Human Rights Campaign’s 2015 Corporate Equality

Top Corporate Partner INROADS

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	iii

PROXY STATEMENT SUMMARY

Executive Compensation Overview

Our executive compensation program has four primary components: base salary, annual bonus, performance share units (“PSUs”) and stock appreciation rights (“SARs”). Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual bonus motivates the achievement of short-term company and business unit goals. The Committee on Compensation & Executive Development (the “Committee”) views long-term compensation (i.e., PSUs and SARs) as the foundation of our program, which is why these elements make up the greatest portion of our senior management’s compensation. Long-term compensation opportunities drive our executives to focus on strategies that promote sustainable growth.

The following chart reflects the compensation decisions made by the Committee in 2014 for the three Named Executive Officers (“NEOs”) listed in the Summary Compensation Table who continue to serve as executive officers of the Company as of the date of this Proxy Statement.

TOTAL DIRECT COMPENSATION(1)(2)

(1)	With respect to the other NEOs, Mr. Chênevert resigned as Chairman & Chief Executive Officer on November 23, 2014 and retired as an employee of the Company on January 3, 2015, Mr. Longo's role as Acting Chief Financial Officer ended on December 31, 2014, and Mr. Bellemare left UTC effective January 31, 2015.

(2)	Total direct compensation, as discussed in detail on page 40, reflects compensation decisions made by the Committee based on its evaluation of each NEO’s performance during 2014. It includes: 2014 base salary adjustments, 2014 annual bonus and the long-term incentive grant made on January 2, 2015. It does not include other compensation shown in the Summary Compensation Table, which is not based on 2014 performance.

2014 PROGRAM CHANGES

The Committee made the following changes to UTC’s executive compensation program during or applicable to 2014:

•	For the portion of PSUs that vest contingent upon UTC’s total shareowner return (“TSR”) relative to the S&P 500, we now cap payouts at 100% of target if UTC generates a negative TSR over the applicable three-year performance period, even if relative TSR exceeds the target. This change became effective beginning with the PSUs granted on January 2, 2015.

•	To better align with market practice, our TSR threshold payout level for PSUs has been adjusted from 0% to 50%, effective beginning with PSUs granted on January 2, 2014.

•	UTC’s clawback policy has been updated to clarify that an executive’s negligence (including the negligent supervision of a subordinate) can be a basis for a clawback of compensation.

•	All Executive Leadership Group (“ELG”) members are no longer eligible for a 5% of base salary perquisite allowance.

•	To provide a more relevant peer comparison, Intel Corporation was removed from our Compensation Peer Group (“CPG”), while Chevron Corporation, Danaher Corporation and Eaton Corporation were added.

iv	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

PROXY STATEMENT SUMMARY

Director Experience

The Board of Directors and its Committee on Nominations and Governance believe that diversity in experience and perspective are of the utmost importance for achieving sound decisions that drive shareowner value. The Board also believes that varying periods of tenure among our directors provide a constructive blend of institutional knowledge with a fresh external viewpoint. The following charts reflect the broad experience and tenure of our Board of Directors:

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	v

PROXY STATEMENT SUMMARY

Board Nominees

You are being asked to cast votes for eleven directors. Directors are elected annually by majority voting.

All nominees meet the New York Stock Exchange (“NYSE”) governance standards for director independence, except for Mr. Hayes, who is not independent due to his position as an executive officer.

		Director	Committee	Other Public
Nominee	Age	Since	Membership	Company Boards
JOHN V. FARACI	65	2005	A – Member	2
Retired Chairman & Chief Executive Officer, International Paper			N&G – Member
			F – Chair
JEAN-PIERRE GARNIER	67	1997	N&G – Member	2
Chairman, Actelion Ltd.			C&ED – Chair
			PIR – Member
GREGORY J. HAYES	54	2014	F – Member	1
United Technologies Corp., President and Chief Executive Officer
EDWARD A. KANGAS	70	2008	A – Chair	4
Former Chairman & Chief Executive Officer, Deloitte, Touche, Tohmatsu			N&G – Member
			C&ED – Member
ELLEN J. KULLMAN	59	2011	A – Member	1
Chair & Chief Executive Officer, DuPont			F – Member
			PIR – Member
MARSHALL O. LARSEN	66	2012	F – Member	3
Former Chairman, President & Chief Executive Officer, Goodrich Corp.			PIR – Member
HAROLD McGRAW III	66	2003	N&G – Member	2
Chairman, McGraw Hill Financial, Inc.			C&ED – Member
			F – Member
RICHARD B. MYERS	73	2006	A – Member	3
Ret. General, U.S. Air Force, Former Chairman, U.S. Joint Chiefs of Staff			N&G – Member
			C&ED – Member
H. PATRICK SWYGERT	71	2001	A – Member	1
President Emeritus, Howard University			N&G – Chair
			C&ED – Member
ANDRÉ VILLENEUVE	70	1997	A – Member	0
Chairman, ICE Benchmark Administration Ltd.			F – Member
			PIR – Member
CHRISTINE TODD WHITMAN	68	2003	N&G – Member	1
President, Whitman Strategy Group			F – Member
			PIR – Chair

A Audit   N&G Nominations & Governance   C&ED Compensation & Executive Development   F Finance   PIR Public Issues Review

vi	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

PROXY STATEMENT SUMMARY

Governance Highlights

As part of UTC’s commitment to high ethical standards, our Board follows sound governance practices. These practices are described in more detail in our Corporate Governance Guidelines, which can be found in the Corporate Governance section of our website.

Independence	•	10 out of our 11 nominees are independent.
	•	Our CEO is the only management director.
	•	All of the Board Committees that meet regularly, other than the Finance Committee, are composed exclusively of independent directors.
Independent Chairman of	•	In November 2014, the Board of Directors elected Edward A. Kangas to serve as non-executive Chairman of the Board.
the Board	•	Mr. Kangas is independent under NYSE standards.
	•	The Chairman serves as liaison between management and the other non-management directors, presides at meetings of the Board and has authority to call meetings of the Board.
Executive Sessions	•	The independent directors regularly meet in private without management.
	•	The Chairman presides at these executive sessions.
Board Oversight of	•	The Board monitors UTC’s systematic approach to identifying and assessing risks faced by UTC and our business units.
Risk Management	•	The Audit Committee reviews our overall enterprise risk management policies and practices, financial risk exposures and the delegation of risk oversight responsibilities to other Board Committees.
Stock Ownership	•	Non-management directors must hold at least $520,000 of Common Stock (or Common Stock equivalents) within five years of joining
Requirements		the Board.
	•	Our CEO must, within five years of attaining that position, hold Common Stock (or Common Stock equivalents) valued at six times base salary.
	•	Members of our Executive Leadership Group must, within five years of appointment to the group, hold Common Stock (or Common Stock equivalents) valued at three times base salary.
Incentive Plans	•	The goal setting processes for the annual and long-term incentive plans are annually reviewed by the Committee on Compensation &
Executive Development to ensure that appropriate, rigorous, yet attainable targets are set.
	•	Repricing or cash buyouts of underwater options are strictly forbidden under the UTC Long-Term Incentive Plan.
	•	We do not allow pledging or hedging of UTC shares by our executives or our non-employee directors for any purpose.
	•	We have a robust clawback policy, which allows us to recoup compensation in the case of misconduct or negligence causing significant harm to the Corporation. We have adopted enhancements to this policy multiple times over the years.
Board Practices	•	The Board and each of its committees conduct annual self-evaluations by completing a detailed questionnaire to assess whether each group is functioning effectively, to receive input on the performance of the Board and each committee and to consider areas in which directors believe performance could improve.
	•	The director candidate criteria are adjusted as needed to ensure that our Board as a whole continues to reflect the appropriate mix of skills and experience.
	•	Directors may not stand for election after age 72, absent special circumstances approved by the Board.
Accountability	•	All directors stand for election annually.
	•	In uncontested elections, directors must be elected by a majority of votes cast.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	vii

Compensation Tables	49
Report of the Audit Committee	60
PROPOSAL 2: Appointment of a Firm of Independent Registered Public Accountants to Serve as Independent Auditor for 2015	61
PROPOSAL 3: Advisory Vote to Approve Named Executive Officer Compensation	63
General Information Regarding the Annual Meeting	65
Other Information	70
Cautionary Note Concerning Factors That May Affect Future Results	70

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be held on April 27, 2015. UTC’s Proxy Statement for the 2015 Annual Meeting, and our Annual Report to Shareowners for 2014 are both available free of charge at: www.proxyvote.com. References in this Proxy Statement and accompanying materials to Internet websites are for the convenience of readers. Information available at or through these websites is not incorporated by reference in this Proxy Statement.

viii	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

Proposal 1: Election of Directors

Proxy Statement. The Board of Directors of United Technologies Corporation (“UTC”, the “Company” or the “Corporation”) is soliciting proxies to be voted at our 2015 Annual Meeting of Shareowners on April 27, 2015 and at any postponed or reconvened meeting. We expect that this Proxy Statement will be mailed and made available to shareowners beginning on or about March 13, 2015. The meeting will address the three matters listed in the Notice of Meeting, the first of which is the election of directors.

We are seeking your support for the election of the eleven candidates that the Board has nominated to serve on the Board of Directors. We believe these nominees have qualifications consistent with our position as a large, diversified industrial corporation with operations throughout the world. We also believe these nominees have the experience and perspective to guide the Company as we innovate and develop new products, compete in a broad range of markets around the world, and adjust to rapidly changing technologies, business cycles and competition.

Board Membership Criteria and Nomination Process

The Board and its Committee on Nominations and Governance believe that it is important that our directors, as a group, have the following attributes:

EXPERIENCE	•	Senior business or government leadership experience
	•	Public company board experience
	•	International business or government experience

THOUGHT LEADERSHIP	•	An objective, independent and informed approach to complex and sensitive business decisions
	•	Extensive knowledge, experience and judgment
	•	An appreciation of the role of the corporation in society
	•	Diversity of perspectives and appreciation for multiple cultures
	•	Loyalty to the interests of UTC and its shareowners
	•	The highest integrity and ethical standards

SUBJECT MATTER	•	Global / international expertise
EXPERTISE	•	Industry / technical expertise
	•	Financial and accounting expertise
	•	Government or public policy expertise
	•	Regulatory compliance expertise
	•	Risk management expertise

Individuals on our Board also possess other particular skills and qualifications. These include experience in the financial services industry, the military, government and academia, expertise in sustainability and environmental issues, and knowledge of systems and technology.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	1

PROPOSAL 1 Election of Directors

Our Board believes it is critical to our success to have directors who represent the interests of shareowners by bringing a diversity of perspectives to Board deliberations and Company oversight. The Committee on Nominations and Governance regularly reviews with the Board the qualifications that are most important in selecting candidates to serve as directors, taking into account UTC’s diverse operations and the mix of capabilities and experience represented on the Board. As part of its annual evaluation of its effectiveness as a group, the Board considers whether its composition as a whole reflects a mix of skills and perspectives that is appropriate to meet the Company’s needs. Based on these considerations, the Board makes adjustments in the priorities given to different qualifications when identifying candidates.

Diversity

While we do not have a specific policy on diversity of the Board, our Corporate Governance Guidelines (“Governance Guidelines”) provide that candidates for the Board should have the ability to contribute to maintaining a diversity of perspectives in Board deliberations, in addition to being objective, independent and informed. The Board believes this diversity is critical to our success. The Committee on Nominations and Governance seeks accomplished and highly qualified candidates who have broad experience and perspective to oversee the global operations of a large and diversified industrial public company. We believe our Board reflects a broad diversity of professional backgrounds, skills and experiences.

•	Three director nominees have lived and worked outside the United States for substantial periods

•	Two director nominees serve on the board of a non-U.S. public company

•	Two director nominees are women

•	One director nominee is African American

The Committee considers candidates who are suggested by directors, management and shareowners and who meet the qualifications UTC seeks in its directors. A shareowner may recommend a director candidate by submitting a letter addressed to the Corporate Secretary. The Company may also engage search firms from time to time to assist in identifying and evaluating qualified candidates.

Nominees

Our entire Board is elected annually by our shareowners. The Board, upon the recommendation of the Committee on Nominations and Governance, has nominated the eleven individuals listed in this Proxy Statement, each of whom is a current director. The Board believes that each nominee brings to the Board a range of strong skills and extensive experience, as highlighted in each nominee’s biographical information on pages 3 through 8. The Board believes that the nominees as a group possess the appropriate skills to exercise the Board’s oversight responsibilities.

UTC’s Governance Guidelines require that directors retire from the Board as of the annual meeting after they reach age 72, absent special circumstances approved by the Board. In nominating the eleven candidates to stand for election at the 2015 Annual Meeting, the Board exercised this discretion with respect to General Richard B. Myers and H. Patrick Swygert. Due to General Myers’ extensive senior leadership experience involving military, global security and geopolitical issues relevant to UTC’s businesses, the Board determined that it is in the interest of the Company to waive the normal retirement policy to allow General Myers to stand for election in 2015. Mr. Swygert will have reached age 72 by the date of the Annual Meeting. In view of Mr. Swygert’s role as Chairman of the Committee on Nominations and Governance and as a member of two additional key Board committees, the Board also believes it is beneficial to waive the normal retirement policy to allow Mr. Swygert to stand for election in 2015.

If any of the Board’s nominees become unavailable prior to the Annual Meeting to serve as a director, the Board may select a replacement nominee or reduce the number of directors to be elected. The proxy holders will vote the shares for which they serve as proxy for any replacement candidate nominated by the Board.

2	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

PROPOSAL 1 Election of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREOWNERS VOTE FOR EACH OF THE FOLLOWING NOMINEES:

JOHN V. FARACI

Retired Chairman & Chief Executive Officer, International Paper Age: 65 Director since 2005 Committees: Audit Finance Nominations & Governance	MR. FARACI served as Chairman & Chief Executive Officer of International Paper (paper, packaging and distribution) from 2003 to 2014. Earlier in 2003, he was elected President and a director of International Paper, and previously served as Executive Vice President and Chief Financial Officer from 2000 to 2003. From 1995 to 1999, he was Chief Executive Officer and managing director of Carter Holt Harvey Ltd., a	former majority-owned subsidiary of International Paper, located in New Zealand. Mr. Faraci joined International Paper in 1974. He serves on the Boards of Directors of PPG Industries, Inc. and ConocoPhillips. Mr. Faraci also serves on the Boards of Directors of the National Fish and Wildlife Foundation and Denison University. He is a Trustee of the American Enterprise Institute and a member of the Council on Foreign Relations.

Skills and Expertise
CEO EXPERIENCE
Retired CEO. Served as International Paper’s Chairman & CEO from 2003 through 2014.

BROAD INTERNATIONAL EXPOSURE

Extensive leadership experience at a large international corporation with worldwide operations. Experience overseeing extensive strategic changes in International Paper’s business portfolio. Commitment to responsible stewardship of natural resources and sustainability reporting.

HIGH LEVEL OF FINANCIAL EXPERTISE
Audit committee financial expert, based on oversight of CFO and prior experience as CFO.

JEAN-PIERRE GARNIER

Chairman, Actelion Ltd. Age: 67 Director since 1997 Committees: Compensation & Executive Development Nominations & Governance Public Issues Review	DR. GARNIER is Chairman of Actelion Ltd. (biopharmaceuticals) and an Operating Partner at Advent International (global private equity). He previously served as Chief Executive Officer of Pierre Fabre SA from 2008 to 2010 and as Chief Executive Officer and Executive Member of the Board of Directors of GlaxoSmithKline plc from 2000 to 2008. Dr. Garnier served as Chief Executive Officer of SmithKline Beecham plc in 2000 and as Chief Operating Officer and Executive Member of the Board of Directors of SmithKline Beecham plc from 1996 to 2000. Dr. Garnier also	is a director of Renault S.A. In 2009, he was made a Knight Commander of the British Empire. In 2007, he was promoted from Chevalier to Officier de la Légion d’Honneur of France. In 2006, he was named to the global list of top 20 CEOs by the Best Practice Institute. Dr. Garnier was previously Chairman of NormOxys, Inc. from 2010 to 2011, and a board member of the Stanford Advisory Council on Interdisciplinary Biosciences, Weill Cornell Medical College and the Dubai International Capital Advisory Board. He is a member of the Advisory Board of the Newman’s Own Foundation.

Skills and Expertise
BROAD INTERNATIONAL EXPOSURE
Extensive knowledge of international markets and operations acquired through service as a CEO and as a director of several large public companies, and also as chairman of several developing companies in Europe and the U.S.

CEO EXPERIENCE
Served as CEO for two large public companies. Experience overseeing the integration of large public companies post-merger.

HIGH LEVEL OF FINANCIAL LITERACY
Audit committee financial expert, based on oversight of CFO. Extensive expertise in executive compensation practices in U.S. and Europe.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	3

PROPOSAL 1 Election of Directors

GREGORY J. HAYES

President and Chief Executive Officer, United Technologies Corporation Age: 54 Director since 2014 Committees: Executive Finance	MR. HAYES was elected President and Chief Executive Officer of United Technologies Corporation on November 23, 2014. He previously served as Senior Vice President & Chief Financial Officer of UTC from September 2008 through November 2014, as Vice President, Accounting and Finance from 2006 to 2008, as Vice President, Accounting and Controls from 2004 to 2006, as Vice President and Controller from 2003 to 2004, and as Vice President, Financial Planning & Analysis for the Hamilton Sundstrand segment of	UTC from 1999 to 2003. Mr. Hayes joined UTC in 1999 through the merger with Sundstrand Corporation, where he had been employed since 1989. He is a Certified Public Accountant. Mr. Hayes has been a member of the Board of Directors of Nucor Corporation since 2014, where he serves on the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee. Mr. Hayes is a member of the Board of Directors of the New England Air Museum.

Skills and Expertise
HIGH LEVEL OF FINANCIAL EXPERTISE
Substantial financial and accounting oversight experience gained as CFO and in other senior financial positions with UTC and through service on the Audit Committee of the Board of Directors of Nucor Corporation.

CEO EXPERIENCE
Has served as UTC’s President and CEO since November 2014.

EXTENSIVE KNOWLEDGE OF COMPANY’S BUSINESS
Through six years of experience as CFO of UTC and previous senior financial leadership positions, has gained deep understanding of UTC’s operations, complex financial transactions and the operational and financial impact of numerous acquisitions, divestitures and restructuring actions, as well as the integration of major operations.

4	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

PROPOSAL 1 Election of Directors

EDWARD A. KANGAS

Former Chairman & Chief Executive Officer, Deloitte, Touche, Tohmatsu Age: 70 Director since 2008 Committees: Audit Compensation & Executive Development Nominations & Governance	MR. KANGAS was elected non-executive Chairman of the Board of Directors of United Technologies Corporation on November 23, 2014. He previously served as Chairman and Chief Executive Officer of Deloitte, Touche, Tohmatsu (audit and tax services) from 1989 to 2000. He has served as non-executive Chairman of the Board at Tenet Healthcare Corporation since July 2003, and	is a Board member of Hovnanian Enterprises Inc., Intuit Inc. and Intelsat S.A. Mr. Kangas previously served as a director of Allscripts Healthcare Solutions, Inc. from 2010 to 2012, and Eclipsys Corporation from 2004 to 2010. He is a past Chairman of the National Multiple Sclerosis Society and is a trustee of the Committee for Economic Development.

Skills and Expertise
HIGH LEVEL OF FINANCIAL EXPERTISE
Extensive financial and accounting expertise acquired through oversight of audits of public companies in diverse industries.

CEO EXPERIENCE
Experience as CEO of a major accounting firm, in addition to his experience as chair of another public company.

RISK OVERSIGHT/MANAGEMENT EXPERIENCE
Through extensive experience with a major global accounting firm, qualifies as an audit committee financial expert and has acquired significant experience in risk management and oversight.

ELLEN J. KULLMAN

Chair & Chief Executive Officer, E.I. du Pont de Nemours and Company Age: 59 Director since 2011 Committees: Audit Finance Public Issues Review	MRS. KULLMAN has served as Chair of the Board of Directors of E.I. du Pont de Nemours and Company (basic materials and innovative products and services for diverse industries) since December 2009. She has also served as Chief Executive Officer of DuPont since January 2009 and as a director of DuPont since 2008. Mrs. Kullman served as President of DuPont from October 2008 to December 2008. From June 2006 through September 2008, she served as Executive Vice President. Prior to that, Mrs. Kullman was Group Vice President-DuPont Safety	& Protection. She is Chair of the U.S.-China Business Council and is a member of the U.S.-India CEO Forum, the Business Council, the National Academy of Engineering, the Board of Directors of Catalyst and the Board of Change the Equation (CTEq). Mrs. Kullman is co-chair of the National Academy of Engineering Committee on Changing the Conversation: From Research to Action. She also serves on the Board of Trustees of Tufts University and the Board of Overseers at Tufts University School of Engineering.

Skills and Expertise
CEO EXPERIENCE
Active CEO of innovative S&P 100 company with global operations.

TECHNOLOGY-RELATED PRODUCT DEVELOPMENT/MARKETING
Through career at DuPont, has acquired extensive experience in the application of market-driven science to new product development.

BROAD INTERNATIONAL EXPOSURE
Based on experience acquired at DuPont, able to provide significant insights on implementation of business strategies in global markets.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	5

PROPOSAL 1 Election of Directors

MARSHALL O. LARSEN

Former Chairman, President & Chief Executive Officer, Goodrich Corporation Age: 66 Director since 2012 Committees: Finance Public Issues Review	MR. LARSEN served as Chairman, President and Chief Executive Officer of Goodrich Corporation from 2003 until July 2012, when Goodrich was acquired by UTC. He was elected as President and Chief Operating Officer of Goodrich in February 2002, and as a director in April 2002. From 1995 through 2002, Mr. Larsen served as Executive Vice President of Goodrich and	President and Chief Operating Officer of Goodrich Aerospace. Mr. Larsen joined Goodrich in 1977. Mr. Larsen is a former Chairman of the U.S. Aerospace Industries Association, and serves as a director of Lowe’s Companies Inc., Becton, Dickinson and Company, and Air Lease Corporation. He is active in numerous community activities.

Skills and Expertise
CEO EXPERIENCE
Through service as CEO of Goodrich Corporation, has acquired extensive business and leadership experience in aerospace industry.

EXTENSIVE KNOWLEDGE OF COMPANY’S BUSINESS, INDUSTRY AND OPERATIONS
In-depth knowledge of aerospace industry, conditions affecting the industry and key customers.

HIGH LEVEL OF FINANCIAL LITERACY
Based on oversight of CFO at Goodrich, acquired extensive financial knowledge. Extensive senior management experience has also provided broad knowledge of governance, regulatory and risk management issues facing large public companies.

HAROLD MCGRAW III

Chairman, McGraw Hill Financial, Inc. Age: 66 Director since 2003 Committees: Compensation & Executive Development Finance Nominations & Governance	MR. MCGRAW has been Chairman of the Board of McGraw Hill Financial, Inc. (ratings, benchmarks and analytics for financial markets) since 1999. He served as Chief Executive Officer of McGraw Hill from 1998 to November 2013 and as President and Chief Operating Officer from 1993 to November 2013. He is also a director of Phillips 66, and previously served as a director of ConocoPhillips from 2005 to 2012. Mr. McGraw is	Chairman of the Emergency Committee for American Trade, International Chamber of Commerce and the U.S. Trade Representative’s Advisory Committee for Trade Policy & Negotiations. He is the former Chairman of The Business Roundtable. In addition, he serves on the boards of the Asia Society, the Committee Encouraging Corporate Philanthropy, the New York Public Library and Carnegie Hall.

Skills and Expertise
CEO EXPERIENCE
Has served as Chairman of McGraw Hill Financial since 1999 and previously served as CEO of that large global enterprise.

HIGH LEVEL OF FINANCIAL LITERACY
Expertise on transformational changes to business portfolios, with focus on enhancements to shareowner value.

BROAD INTERNATIONAL EXPOSURE
Through experience as CEO, service as a director at several large global companies and leadership roles in other organizations, has acquired broad knowledge of global trade and business activities in diverse and challenging economic conditions.

6	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

PROPOSAL 1 Election of Directors

RICHARD B. MYERS

Ret. General, U.S. Air Force and Former Chairman, Joint Chiefs of Staff Age: 73 Director since 2006 Committees: Audit Compensation & Executive Development Nomination & Governance	GENERAL MYERS, a retired U.S. Air Force General, served as Chairman of the U.S. Joint Chiefs of Staff from 2001 to 2005. He was the principal military adviser to the President, Secretary of Defense, and the National Security Council. He was appointed Vice Chairman by President Clinton, which included acting as Chairman of the Joint Requirements Oversight Council, Vice Chairman of the Defense Acquisition Board, and member of the National Security Council Deputies Committee and the Nuclear Weapons Council. He also serves on the boards of	Aon Corporation, Deere & Company, Northrop Grumman and Rivada Networks. General Myers is the Foundation Professor of Military History and Leadership at Kansas State University and holds the Colin Powell Chair for National Security Leadership, Ethics and Character at the National Defense University. He is a member of the Defense Health Board and Chairman of the USO Board of Governors. He also serves on the boards of several other non-profits, including Fisher House and MRIGlobal, and is Chairman of the Kansas State University Foundation.

Skills and Expertise
GOVERNMENT AND GEOPOLITICAL EXPERIENCE
Extensive senior leadership experience with military, global security and geopolitical issues of significant relevance to UTC’s businesses.

EXTENSIVE KNOWLEDGE OF COMPANY’S BUSINESS, INDUSTRY AND OPERATIONS
Based on extensive experience in military and U.S. Government, provides important perspectives on opportunities and challenges for UTC’s government contracting businesses.

RISK OVERSIGHT/LEADERSHIP EXPERIENCE
Provides important insights into organizational adjustment to address diverse economic and strategic challenges.

H. PATRICK SWYGERT

President Emeritus, Howard University Age: 71 Director since 2001 Committees: Audit Compensation & Executive Development Nominations & Governance	MR. SWYGERT served as President of Howard University from 1995 to 2008. He served as President of the University at Albany, State University of New York from 1990 to 1995, and as Executive Vice President of Temple University from 1987 to 1990. Mr. Swygert also serves on the Board of Directors of The Hartford Financial	Services Group Inc. He is a member of the Advisory Council for the Smithsonian Institution’s National Museum of African American History and Culture and the D.C. Emancipation Commemoration Commission, and serves on the Board of the National Capital Medical Center.

Skills and Expertise
HIGH LEVEL OF FINANCIAL LITERACY
Experience in leadership roles at major educational institutions, as well as service on board audit and risk committees at two public companies, has given him extensive knowledge of financial and disclosure considerations.

GOVERNMENT AND GEOPOLITICAL EXPERIENCE

Based upon his experience in senior leadership at three major universities and participation in other civic and government advisory organizations, provides important perspectives on organizational transformation, government relations, and cultural and civic issues.

RISK OVERSIGHT/MANAGEMENT EXPERIENCE
Through experience in strategic planning, risk management and governance, provides important insights into risk management and governance in diverse economic conditions.

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PROPOSAL 1 Election of Directors

ANDRÉ VILLENEUVE

Chairman, ICE Benchmark Administration Limited Age: 70 Director since 1997 Committees: Audit Finance Public Issues Review	MR. VILLENEUVE is Chairman of ICE Benchmark Administration Limited (part of The ICE Group). He was Chairman of the City of London’s International Regulatory Strategy Group, which works closely with the U.K. government on financial services regulatory issues, from 2007 to 2013. He is a member of the Advisory Council of TheCityUK. He was Chairman of NYSE Euronext LIFFE from 2003 to 2009. Mr. Villeneuve joined Reuters in 1967, was based in London, Belgium, Latin America and the U.S., and served as President, Reuters America from 1980 to 1990 and Executive Director of Reuters PLC from 1989 to 2000. He was Chairman of Instinet Corporation, an electronic	brokerage subsidiary of Reuters, from 1990 to 1999, and Executive Chairman from 1999 to 2002. He was Chairman of Promethee, the French think tank, from 1998 to 2002, and Non-Executive Director of Aviva PLC from 1996 to 2006 and of the Lloyd’s of London Franchise Board from 2010 to 2014. He was a member of the U.K. Chancellor’s High Level Financial Services Group, a non-executive director of IFSL (International Financial Services London), IFRI (Institut Français des Relations Internationales) and Euroarbitrage. Mr. Villeneuve is a Grand Officer of the Order of Leopold II of Belgium.

Skills and Expertise
BROAD INTERNATIONAL EXPOSURE
Extensive business and financial experience in the U.K., Belgium, Latin America and the U.S.

HIGH LEVEL OF FINANCIAL LITERACY
Extensive expertise in financial markets and complex securities. Qualifies as audit committee financial expert.

GOVERNMENT AND GEOPOLITICAL EXPERIENCE
As a participant in several government advisory boards, has acquired significant insights into financial market and economic trends.

CHRISTINE TODD WHITMAN

President, The Whitman Strategy Group Age: 68 Director since 2003 Committees: Finance Nominations & Governance Public Issues Review	GOVERNOR WHITMAN served as Administrator of the U.S. Environmental Protection Agency from January 2001 through June 2003. She was Governor of the State of New Jersey from 1994 through 2001. Governor Whitman has served as President of The Whitman Strategy Group (environmental and public policy consulting) since December 2004. She is a member of the Boards of Directors of Texas Instruments Incorporated and S.C. Johnson & Son, Inc. Governor Whitman is a	member of the Council on Foreign Relations and Chair of the Board of the American Security Project. In addition, she serves on the Board of Trustees of the Eisenhower Fellowship Foundation and as Chair of its Executive Committee, and on the Senior Advisory Committee of the Institute of Politics at Harvard University. Governor Whitman also is Co-Chair of the Clean Safe Energy Coalition and a member of the Board of Directors of the Center for Sustainable Shale Development.

Skills and Expertise
GOVERNMENT AND GEOPOLITICAL EXPERIENCE
Extensive senior leadership experience in U.S. and state executive functions. Provides important perspectives on environmental, public policy and government relations issues.

RISK OVERSIGHT/MANAGEMENT EXPERIENCE
Through her career in government and private industry, has acquired extensive expertise in management and oversight of complex environmental and other risks and public policy matters.

EXTENSIVE GOVERNANCE EXPERIENCE
Based on experience as a director of several large companies, as well as her service in government, provides important insights into effective governance and leadership structures.

8	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

Corporate Governance

Our Commitment to Sound Corporate Governance

UTC is committed to strong corporate governance practices designed to maintain high standards of oversight, integrity and ethics, while promoting growth in long-term shareowner value.

Our governance structure enables independent, experienced and accomplished directors to provide advice, insight and oversight to advance the interests of the Company and our shareowners. UTC has long maintained sound governance standards, as reflected in our Code of Ethics and Governance Guidelines and in our systematic approach to risk management. We are committed to transparent financial reporting and strong internal controls.

We encourage you to visit the Corporate Governance section of our website (http://www.utc.com/Our-Company/Corporate-Governance/Pages/default.aspx) where you will find detailed information about corporate governance at UTC, including:

•	Our Governance Guidelines
•	Charters for our Board Committees
•	Our Code of Ethics
•	Our Certificate of Incorporation and Bylaws
•	Information about our Ombudsman/DIALOG program, which allows UTC employees to raise questions confidentially and outside the usual management channels
•	How shareowners and other interested persons may address concerns to the Board of Directors

Board Leadership Structure

INDEPENDENT CHAIRMAN

On November 23, 2014, the Board elected Edward A. Kangas, an independent director, to serve as non-executive Chairman of the Board.

In February 2015, the Board approved changes to UTC’s Bylaws and Governance Guidelines to define the responsibilities of a non-executive Chairman, which are more fully described below.

The Committee on Nominations and Governance periodically reviews our governance practices and leadership structure. Under UTC’s Governance Guidelines, the Board has no fixed policy on whether or not to have a non-executive chairman. The Board believes this determination should be made based on the Company’s best interests in light of the circumstances at the time and experience. In deciding which board leadership structure it believes will provide the most effective leadership and board oversight for the Company, the Board considers a range of factors including, but not limited to: the Company’s operating and financial performance under the existing board leadership structure; recent or anticipated changes in the Chief Executive Officer role; the effectiveness of current processes and structures for Board interaction with and oversight of management; the Board’s desire for additional measures during periods of transition; and the importance, at any particular time, of maintaining a single voice in leadership communications and Board oversight, both internally and with investors. The Board has combined and separated the Chairman and Chief Executive Officer positions in the past and

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CORPORATE GOVERNANCE

will continue to exercise its judgment under the circumstances at the time to determine the board leadership structure that it believes will provide appropriate leadership, direction and oversight, while facilitating the effective functioning of both the Board and management. Taking these considerations into account, the Board has concluded that the separation of the roles of Chairman and Chief Executive Officer best serves the interests of shareowners and the Company at this time.

The Board believes it is important to maintain flexibility as to the Board’s leadership structure, but firmly supports maintaining a non-management director in a leadership role at all times, whether as non-executive Chairman or Lead Director. Accordingly, on February 2, 2015, the Board approved changes to UTC’s Bylaws and Governance Guidelines to require that the Board elect a non-management director to serve as Lead Director when the role of Chairman is held by the Chief Executive Officer or another UTC executive. The Board believes that when the roles of Chairman and Chief Executive Officer are combined, having a Lead Director to coordinate the activities of the independent directors and to serve as a liaison between the Board and management will enhance the effectiveness of the independent directors, and provide a channel for non-management directors to candidly raise issues or concerns for Board consideration.

The defined duties and authority of the non-executive Chairman include:

•	presiding at meetings of the Board of Directors and shareowners;
•	presiding at executive sessions of the non-management directors and providing feedback to the CEO;
•	having authority to call meetings of the directors and of shareowners;
•	at the request of the Board of Directors, serving as liaison between the Board and the CEO;
•	in conjunction with the CEO, planning and organizing the activities of the Board, including agendas and schedules for meetings; and
•	annually communicating to the CEO the Board’s evaluation of his or her performance.

The Board believes that the existence of an independent, non-executive Chairman or Lead Director, with defined responsibilities that include participation in planning meeting agendas, also enhances oversight of risk management. The Chairman or a Lead Director, and any of the other non-management directors, are free at any time to raise matters at Board and committee meetings.

UTC’s non-management directors meet in regularly scheduled executive sessions without any members of management present, and in additional executive sessions as requested by directors. In practice, these executive sessions occur before or after most Board meetings. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors.

Director Independence

The Board has adopted independence standards for directors that satisfy the corporate governance requirements for companies listed on the New York Stock Exchange (“NYSE”). You can find more details about these standards in our Governance Guidelines.

The Board has determined that each of the nominees for election at the Annual Meeting, other than Mr. Hayes, is independent of UTC under these independence standards. Specifically, none of the nominees, other than Mr. Hayes, has a business, financial, family or other relationship with UTC that is considered to be material under UTC’s independence standards (other than their relationship as a director and shareowner). In determining the independence of our directors, the Board considered the relevant facts and circumstances bearing on the independence of each of the nominees, including charitable contributions that UTC made to non-profit organizations with which some nominees are or have been associated. It also considered sales and purchases of products and services, in the ordinary course of business, between UTC (or its subsidiaries) and companies where some nominees are or have been employed as executive officers.

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CORPORATE GOVERNANCE

In all cases that the Board considered for 2012, 2013 and 2014, the payments UTC made or received and the charitable contributions UTC made fell well below the thresholds in our independence standards (the greater of $1 million or 2% of total gross revenues of the other organization). None of the payments made or received by UTC exceeded the greater of $1 million or 0.5% of the other organization’s total revenues. The following table shows the relationships that existed in 2014 and were considered by the Board in determining the independence of nominees.

DIRECTOR INDEPENDENCE DETERMINATIONS: RELATIONSHIPS CONSIDERED

Director	Organization and Director’s Relationship	Type of Transaction, Relationship or Arrangement of Organization with UTC	Total 2014 Payments
JOHN V. FARACI	International Paper (Corporation) Chairman & CEO (until his retirement from those positions late in 2014)	Sales to UTC of paper products; purchases from UTC, principally of elevator and air conditioning services and products.	$5,682,563; $2,036,018
EDWARD A. KANGAS	Tenet Healthcare (Corporation) Non-Executive Chairman	Purchases from UTC of elevator services and products.	$645,722
ELLEN J. KULLMAN	DuPont (Corporation) Chair & Chief Executive Officer	Sales to UTC of materials; purchases from UTC, principally of elevator and air conditioning services and industrial products.	$32,677,272; $2,424,554
HAROLD MCGRAW III	McGraw Hill Financial, Inc. (Corporation) Chairman	Fees paid by UTC for credit ratings in connection with debt securities issued by UTC and fees for industry statistics and reports.	$2,592,589
RICHARD B. MYERS	United Services Organization (USO) (Non-profit supporting U.S. troops and families) Chairman	Contributions received from UTC.	(1)
H. PATRICK SWYGERT	Howard University (Educational Institution) Professor, former President	Purchases from UTC, principally of elevator maintenance services; contributions and recruiting fees received from UTC.	$457,143
	Eisenhower Fellowship Foundation (Non-profit providing fellowships to mid-career emerging leaders) Board member	Contributions received from UTC.	(1)
CHRISTINE T. WHITMAN	Eisenhower Fellowship Foundation (Non-profit providing fellowships to mid-career emerging leaders) Board member	Contributions received from UTC.	(1)

(1)	The total amount of UTC’s contributions for 2014 to any individual non-profit organization identified in this table did not exceed $300,000 and the average contribution was approximately $150,000.

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CORPORATE GOVERNANCE

Majority Voting for Directors

Under UTC’s Bylaws, in order for a director to be elected at the annual meeting in an uncontested election, a majority of the votes cast with respect to the director’s election must be cast “for” the director. Abstentions and broker non-votes are not considered votes cast. In an uncontested election of directors, any incumbent director who receives a greater number of votes “against” than votes “for” his or her election must, under UTC’s Governance Guidelines, promptly tender a resignation to the Committee on Nominations and Governance. The Committee must then recommend to the Board, within 90 days after the election, whether to accept or reject the resignation. The director who tendered a resignation may not participate in this decision. Regardless of whether the Board accepts or rejects the tendered resignation, the Company must then promptly file a Report on Form 8-K with the Securities and Exchange Commission (“SEC”) in which it publicly discloses and explains the Board’s decision.

If a director’s resignation is accepted, the Committee also will recommend to the Board whether the vacancy should be filled or the size of the Board should be reduced.

Board Committees

The five standing committees of the Board are: the Audit Committee, the Committee on Nominations and Governance, the Committee on Compensation and Executive Development, the Finance Committee and the Public Issues Review Committee. Each of these Committees, other than the Finance Committee, is composed exclusively of directors determined by the Board to be independent. The Chair of each Committee reports to the Board on actions taken at each meeting. Each of the Committees listed below has authority to retain independent advisers to assist in the fulfillment of its responsibilities, to approve the adviser’s fees and to terminate their engagements.

The charter of each Committee is available on UTC’s website at: http://www.utc.com/Our-Company/Corporate-Governance/Pages/Governance-Documents-and-Policies.aspx.

AUDIT COMMITTEE
2014 Meetings: 8 Edward A. Kangas (Chair) John V. Faraci Ellen J. Kullman Richard B. Myers H. Patrick Swygert André Villeneuve	The Audit Committee assists the Board in its oversight of the reliability and integrity of UTC’s financial statements, the qualifications and independence of the Independent Auditor, and UTC’s policies and practices to assess and manage exposure to risk. Each year the Committee nominates, for appointment by shareowners, an accounting firm to serve as Independent Auditor. The Committee is responsible for the compensation, retention and oversight of the Independent Auditor. The Board has determined that Directors Faraci, Kangas, Kullman and Villeneuve each are “audit committee financial experts”, as that term is defined in SEC rules.

COMMITTEE ON NOMINATIONS AND GOVERNANCE
2014 Meetings: 4 H. Patrick Swygert (Chair) John V. Faraci Jean-Pierre Garnier Edward A. Kangas Harold McGraw III Richard B. Myers Christine T. Whitman	The Committee on Nominations and Governance identifies and periodically reviews the qualifications that the Board uses to select candidates for service as a director. When there is a vacancy on the Board, the Committee identifies, evaluates and recommends candidates to be nominated by the Board for election by our shareowners (or to be elected by the Board if it chooses to fill a vacancy arising between shareowner meetings). The Committee seeks to identify the most capable candidates available who meet the Board’s criteria for nomination and who will be able to serve the best interests of all shareowners. The Committee also reviews and recommends to the Board appropriate governance practices and compensation for directors. The Committee assesses the effectiveness of UTC’s nomination policies on an annual basis, as part of the Board’s evaluation of its effectiveness as a group. For more information about how the Committee identifies candidates, see the discussion of Board membership criteria and the nomination process in Proposal 1—Election of Directors on pages 1 and 2 of this Proxy Statement.

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CORPORATE GOVERNANCE

COMMITTEE ON COMPENSATION AND EXECUTIVE DEVELOPMENT
2014 Meetings: 6 Jean-Pierre Garnier (Chair) Edward A. Kangas Harold McGraw III Richard B. Myers H. Patrick Swygert

The Committee on Compensation and Executive Development has the responsibilities described in the Compensation Discussion and Analysis that begins on page 22 of this Proxy Statement. These include reviewing and overseeing executive compensation and development programs, determining what corporate goals and objectives are relevant to CEO compensation and setting the CEO’s compensation based on an evaluation of performance in light of these goals and objectives. In addition, the Committee reviews and administers long-term incentive plans and annual incentive compensation and oversees compensation policies and practices as they relate to risk management.

The Committee also makes compensation decisions affecting the executive officers and the members of UTC’s Executive Leadership Group (the “ELG”), consisting of approximately 25 to 30 of UTC’s most senior executives. The CEO and the Senior Vice President, Human Resources & Organization determine the compensation of other executives and oversee compensation program administration. The Committee also reviews our programs and policies for management development and succession.

While the President and CEO and the Senior Vice President, Human Resources & Organization attend Committee meetings regularly by invitation, the Committee, subject to Board oversight, is the final decision-maker regarding the compensation paid to each of the named executive officers listed in UTC’s proxy statement and the other members of the ELG. It also oversees compensation practices for other executive officers. The Committee considers certain matters in executive session.

FINANCE COMMITTEE
2014 Meetings: 4 John V. Faraci (Chair) Gregory J. Hayes Ellen J. Kullman Marshall O. Larsen Harold McGraw III André Villeneuve Christine T. Whitman	The Finance Committee reviews, and as appropriate makes recommendations to the Board on, the management of the Company’s financial resources and strategies. It considers plans for significant acquisitions and divestitures and their potential financial impact, and monitors progress on pending and completed transactions. The Committee also reviews significant financing programs in support of business objectives; policies with respect to investments and uses of cash; significant capital appropriations; dividend policies; share repurchase programs; risks and exposures related to capital structure, liquidity, financing, pension funding and investment performance; insurance programs; investment of pension assets and other significant transactions.

PUBLIC ISSUES REVIEW COMMITTEE
2014 Meetings: 4 Christine T. Whitman (Chair) Jean-Pierre Garnier Ellen J. Kullman Marshall O. Larsen André Villeneuve	The Public Issues Review Committee reviews and monitors UTC’s positions and responses to significant public policy issues, including: our policies and objectives with respect to safety and the environment and the Company’s compliance with related laws and regulations in the U.S. and other countries; plans and performance related to ensuring equal employment opportunities; significant legislative and regulatory issues that may affect the Company and its operations; actions and objectives to further corporate social responsibility; policies and priorities for contributions to charitable, educational and other tax-exempt organizations involved in the arts, civic and community affairs, education and health and human services; community relations programs; and our conduct of public policy and government relations activities, including the activities of UTC’s political action committee. The Committee also reviews UTC’s annual Corporate Responsibility Report and oversees risk management policies and practices with regard to social responsibility, reputation, safety and the environment.

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CORPORATE GOVERNANCE

Meeting Attendance

The Board met eight times during 2014. Each director attended 75% or more of the aggregate number of meetings of the Board and committees on which he or she served. The Board’s policy is that each director, if standing for re-election, should attend the Annual Meeting of Shareowners unless there is an unavoidable scheduling conflict. All of the current directors attended the last Annual Meeting held in April 2014.

Director Stock Ownership Requirements

To strengthen alignment with the interests of shareowners, non-management directors are required to own shares of Common Stock, deferred stock units or other Common Stock equivalents having a value equal to at least five times the annual base cash retainer. Non-management directors must achieve this ownership level within five years after first becoming a member of the Board. In 2014, the base cash retainer was $104,000, thereby establishing an ownership requirement of at least $520,000. Each of the non-management directors is in compliance with this ownership requirement.

How We Manage Risk

OUR RISK MANAGEMENT FRAMEWORK

During 2014, UTC revised its enterprise risk management policies to conform to the criteria established in the Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in 2013. Under our policies, the presidents of major business units are responsible for identifying risks that could affect achievement of business goals and strategies, assessing the likelihood and potential impact of significant risks, prioritizing the risks that are identified and the actions to be taken to address these risks. The presidents of major business units report to the CEO on actions to monitor and manage significant risks in order to remain within UTC’s range of risk tolerance.

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CORPORATE GOVERNANCE

BOARD RISK OVERSIGHT

The CEO, Chief Financial Officer and General Counsel periodically report on UTC’s risk management policies and practices to relevant Board committees and to the full Board. The Audit Committee annually reviews major financial risk exposures and a number of operational, compliance, reputational and strategic risks, as well as practices to monitor and manage those risks. The Audit Committee also reviews UTC’s overall policies and practices for enterprise risk management, including the delegation of oversight for particular areas of risk to the appropriate Board committees. As a whole, the Board reviews risk management practices and a number of significant risks in the course of its review of corporate strategy, business plans, reports of Board committee meetings and other presentations.

Board and Committee Risk Oversight Responsibilities

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risk management process and structure, strategic risks associated with UTC’s business plan, and other significant risks such as major litigation, business development risks and succession planning.
Audit Committee	Major financial risk exposures; significant operational, compliance, reputational, strategic and cyber security risks; and overall policies and practices for enterprise risk management.
Committee on Nominations and Governance	Risks and exposures related to corporate governance, leadership structure, effectiveness of Board and committee oversight; and review of director candidates, conflicts of interest and director independence.
Committee on Compensation and Executive Development	Risks related to executive recruitment, assessment, development, retention and succession policies and programs; and risks associated with compensation policies and practices, including incentive compensation.
Finance Committee	Risks and exposures related to capital structure, liquidity, financing, pension funding and investment performance, and significant capital transactions, including acquisitions and divestitures.
Public Issues Review Committee	Risks related to the environment and workplace safety, equal employment opportunity, responses to important public issues, government relations and other matters involving reputational risks.

COMPENSATION AND RISK MITIGATION

The Committee on Compensation and Executive Development (the “Committee”) believes that executive compensation should be contingent on performance relative to pre-established targets and objectives. Our executives must achieve these targets and objectives in a manner consistent with UTC’s ethical standards and internal policies. The Committee firmly believes that executive compensation should not reward accomplishments that compromise UTC’s standards or long-term shareowner value.

Compensation arrangements, if not properly designed and administered, can encourage excessive risk taking and jeopardize long-term Company performance and shareowner value. Therefore, one of the goals of UTC’s executive compensation program is to motivate executives in a manner that appropriately balances financial opportunity and risk. UTC mitigates compensation-related risk to its long-term performance, ethical standards and reputation by monitoring risk under our Enterprise Risk Management (“ERM”) program.

Enterprise Risk Management Program. The Board of Directors annually reviews the ERM to identify, monitor and manage risk throughout the Company and its business units. The ERM program recognizes executive compensation as a potential risk factor. UTC mitigates this risk in the following ways:

•	Emphasizing Long-Term Performance. Long-term incentives are the cornerstone of UTC’s executive compensation program. As shown in the chart on page 37, 63% of the value of Mr. Hayes’ compensation derives from long-term incentives, compared to the 23% that is attributable to his annual cash bonus. A significant stake in future performance and share value helps mitigate the risk that our executives will pursue short-term opportunities that create undue risk to future Company performance.

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CORPORATE GOVERNANCE

•	Aligning Employee and Shareowner Interests. The Committee’s selection of performance metrics is also designed to set an appropriate balance between short- and long-term objectives. Long-term incentive awards, which include Stock Appreciation Rights (“SARs”) and Performance Share Units (“PSUs”), make up the largest portion of compensation for our senior executives. SARs have a three-year vesting period and a ten-year term, with compensation delivered contingent on share price appreciation. The vesting of our PSUs is based on an earnings per share (“EPS”) growth metric and a relative total shareowner return (“TSR”) metric, both measured over a three-year period. The Committee believes these metrics provide an appropriate measure of long-term financial performance and sustainable growth. We believe these broad-based measures correlate with shareowner value and, by design, do not reward selective or narrow objectives that could be achieved independent of the Company’s overall best interests.

•	Requiring Rigorous Executive Share Ownership. To further encourage a long-term focus on sustainable performance and shareowner value creation, we also require our senior executives to own a significant amount of UTC Common Stock or stock units. Our CEO, Mr. Hayes, has a share ownership requirement equal to six times his base salary. Share holdings of other ELG members must equal at least three times their base salary within five years of appointment to the ELG. Non-employee directors are also required to own shares or stock units equal to five times the cash portion of the annual base retainer.

•	Prohibiting Hedging. To avoid undermining the goals of our share ownership policy, UTC prohibits directors and executive officers from entering into short sales of our securities or similar transactions where potential gains are linked to a decline in the value of our Common Stock. Recipients of equity awards may not enter into any agreement that has the effect of transferring or exchanging any economic interest in an award for any other consideration.

•	Maintaining a Comprehensive Clawback Policy. UTC has a comprehensive policy on recoupment (“clawback”) of executive compensation. This policy applies to both our annual and long-term compensation programs. Clawbacks can result in significant financial penalties and award forfeitures. In the event of a financial restatement or recalculation of a financial metric applicable to an award, the Company has the right to recover annual bonus payments and gains realized from vested long-term incentive awards from any executive (including all NEOs) involved in an action found to have caused the restatement or recalculation. The amount subject to recoupment will, at a minimum, equal the difference between what the executive received and what the executive would have received under the corrected financial metrics over at least the three-year period before the restatement. Clawbacks of bonuses, long-term incentive awards and compensation realized from prior awards also may be triggered by violations of our Code of Ethics, failure to meet employee health and safety standards or exposing UTC to excessive risk, as determined under the ERM program. Our policy provides the Company the right to recover compensation when an executive’s negligence (including the negligent supervision of a subordinate) causes significant harm to UTC’s interests. The policy also permits public disclosure of the circumstances surrounding the Committee’s decision to seek recoupment where the Committee determines such disclosure is appropriate and would not expose the Company to legal risk.

•	Upholding Strict Post-Employment Covenants. ELG members may not engage in activities after termination or retirement that are detrimental to UTC, such as disclosing proprietary information, soliciting UTC employees and engaging in competitive activities. Violations can result in a clawback of long-term incentive awards.

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Compensation of Directors

Annual Retainer

2014 Retainers. In 2014, the compensation of non-employee directors consisted of a retainer that was paid partially in cash and partially in deferred stock units (“DSUs”). If a director served in multiple roles, his or her annual cash retainer and annual DSU award was based on the capacity for which the level of compensation was the highest. The following table shows the annual retainer amounts in effect for non-employee directors for service from April 2014 to April 2015:

Element	Base Retainer	Non-Executive Chairman of the Board	Audit Committee Chair	Committee on Compensation and Executive Development Chair	Other Committee Chairs	Audit Committee Member
Cash	$104,000	$184,000	$120,000	$112,000	$110,000	$116,000
Deferred Stock Units	$156,000	$276,000	$180,000	$168,000	$165,000	$174,000
Total	$260,000	$460,000	$300,000	$280,000	$275,000	$290,000

Non-employee directors receive 40% of their total annual retainer in cash and 60% in DSUs. Alternatively, they may elect to receive their entire retainer in DSUs. The number of DSUs credited to each director in 2014 was calculated by dividing the cash value of the director’s compensation by $117.70, the NYSE closing price per share of UTC Common Stock (“Common Stock”) on April 28, 2014, the date of the 2014 Annual Meeting. Directors do not receive additional compensation for attending regularly scheduled Board and Committee meetings. However, non-employee directors receive an additional $5,000 for each special meeting they attend in person. There was one special meeting of the Board in 2014.

Following termination of a non-employee director’s service, DSUs are converted into shares of Common Stock. The distribution of shares of Common Stock can be made in either a lump-sum payment upon retirement or in ten- or fifteen-year installments.

On November 23, 2014, Mr. Kangas was elected non-executive Chairman of the Board. Following a comprehensive review of the market compensation for this role, the Committee on Nominations and Governance approved a $200,000 incremental retainer in addition to the current base retainer for non-employee directors.

Changes for 2015. Effective April 27, 2015, the base retainer for non-employee directors will increase by $20,000 to $280,000. Committee Chairs will receive an additional $5,000, except for the Finance Committee Chair, who will receive an additional $10,000 above the base retainer. The Audit Committee Chair will not receive an additional increase. These adjustments were made to better align non-employee director compensation with the market. The percentage allocation between cash and DSUs did not change.

One-Time RSU Awards for New Directors

Non-employee directors receive a one-time $100,000 restricted stock unit (“RSU”) award when first elected to the Board. This award vests ratably over five years and is distributed to the director in shares of Common Stock upon retirement, termination or death. No director received an RSU award in 2014.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	17

COMPENSATION OF DIRECTORS

TREATMENT OF DIVIDENDS

When UTC pays a dividend on Common Stock, each director’s DSUs and RSUs are credited with additional DSUs and RSUs, equal in value to the dividend paid on the corresponding number of shares of Common Stock.

2014 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
EDWARD A. KANGAS(3)	$5,000	$370,000	$0	$375,000
JOHN V. FARACI	$5,000	$290,000	$0	$295,000
JEAN-PIERRE GARNIER	$5,000	$280,000	$0	$285,000
JAMIE S. GORELICK	$0	$260,000	$2,070	$262,070
ELLEN J. KULLMAN	$121,000	$174,000	$747	$295,747
MARSHALL O. LARSEN	$5,000	$260,000	$1,946	$266,946
HAROLD MCGRAW III	$109,000	$156,000	$0	$265,000
RICHARD B. MYERS	$121,000	$174,000	$0	$295,000
H. PATRICK SWYGERT	$121,000	$174,000	$16,533(4)	$311,533
ANDRÉ VILLENEUVE	$5,000	$290,000	$0	$295,000
CHRISTINE T. WHITMAN	$115,000	$165,000	$0	$280,000

(1)	Consists of the 2014 annual cash retainer that directors did not elect to receive in DSUs and an additional $5,000 paid to each non-employee director who attended a special 2014 Board meeting in person.

(2)	Consists of the grant date fair value of DSU awards credited to the account of the director, including the portion of the annual cash retainer that the director elected to receive in DSUs, calculated in accordance with the Compensation—Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”). The assumptions made in the valuation of these awards can be found in Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2014 Annual Report on Form 10-K. As of December 31, 2014, non-employee directors held the following:

Name	Number of Unvested RSUs Attributable to Initial $100,000 RSU Grant	Number of Deferred Stock Units, Restricted Stock and Vested RSUs	Number of Outstanding Stock Options

Edward A. Kangas	—	29,716	—
John V. Faraci	—	37,942	—
Jean-Pierre Garnier	—	74,492	6,000
Jamie S. Gorelick	—	44,821	—
Ellen J. Kullman	253	8,395	—
Marshall O. Larsen	761	8,955	—
Harold McGraw III	—	44,453	6,000
Richard B. Myers	—	24,030	—
H. Patrick Swygert	—	52,288	—
André Villeneuve	—	69,922	—
Christine T. Whitman	—	28,696	6,000

(3)	For his services as Lead Director, Mr. Kangas’ annual retainer was $40,000 above the base retainer for non-employee directors and for his services as the non-executive Chairman of the Board, Mr. Kangas’ annual retainer was $200,000 above the base retainer for non-employee directors. In determining his 2014 compensation, these amounts were prorated for the portion of the director compensation cycle that he held these positions.

(4)	Consists of a premium payment on a life insurance policy used to fund Mr. Swygert’s participation in the Directors’ Charitable Gift Program. Mr. Swygert is the only non-employee director for whom UTC still pays a premium, as this program was closed to directors elected after February 2003. Mr. Swygert derives no financial benefit from this program. All insurance proceeds are payable to up to four charitable organizations designated by him and tax deductions accrue solely to UTC.

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Stock Ownership Information

This section contains required information about certain “beneficial owners” of our Common Stock as that term is defined under SEC rules.

Directors, Board Nominees, and Executive Officers

The following table shows the number of shares of Common Stock beneficially owned, as of March 2, 2015, by each of our current directors, each of whom is a nominee for election as a director, by each of the named executive officers listed in the Summary Compensation Table on page 49 of this Proxy Statement, and by all of the current directors and executive officers as a group. Each director and executive officer, and the directors and executive officers as a group, beneficially owned less than 1% of the outstanding shares of Common Stock as of that date. Except as explained in the footnotes to the following table, each person listed, and the members of the group, had sole voting power and sole investment power with respect to the shares shown.

Name	Shares Beneficially Owned
John V. Faraci	37,942
Jean-Pierre Garnier	92,202
Gregory J. Hayes	273,951(1)
Edward A. Kangas	29,716
Ellen J. Kullman	8,648
Marshall O. Larsen	15,148
Harold McGraw III	54,058
Richard B. Myers	24,030
H. Patrick Swygert	53,288
André Villeneuve	69,922
Christine T. Whitman	39,346
Alain M. Bellemare(2)	209,087
Louis R. Chênevert(3)	1,886,183(4)
Geraud Darnis	600,949(5)
Charles D. Gill, Jr.	210,560(6)
Peter F. Longo(7)	33,630
Directors & Executive Officers as a group (21 in total)	1,947,337(8)

(1)	Includes 2,066 shares of Common Stock for which Mr. Hayes’ spouse holds voting and investment power.

(2)	As previously disclosed, Alain M. Bellemare, President & Chief Executive Officer of UTC Propulsion & Aerospace Systems, left the Company at the end of January 2015. He no longer serves as an executive officer of the Company.

(3)	As previously disclosed, Louis R. Chenêvert resigned as Chairman & Chief Executive Officer, effective November 23, 2014.

(4)	Includes 28,146 shares held in a family charitable foundation. Mr. Chenêvert shares with family members voting and dispositive power with respect to such shares.

(5)	Includes 11,834 shares of Common Stock for which Mr. Darnis’ spouse holds voting and investment power.

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STOCK OWNERSHIP INFORMATION

(6)	Includes 1,546 shares of Common Stock for which Mr. Gill’s spouse holds voting and investment power.

(7)	As previously disclosed, Peter F. Longo served as Acting Chief Financial Officer from November 23, 2014 through December 31, 2014.

(8)	Consists of holdings of those directors and executive officers who continue to serve in such positions as of March 2, 2015. Excludes holdings of Messrs. Bellemare, Chênevert and Longo as they no longer served in such a position as of that date.

The preceding table includes shares as to which the listed person or the members of the group had the right to acquire beneficial ownership at any time within 60 days after March 2, 2015 by exercising stock appreciation rights (“SARs”) or stock options and, in the case of non-management directors, upon the settlement of restricted stock units (“RSUs”) or deferred stock units (“DSUs”) as a result of their resignation or retirement from the Board as set forth in the following table. The preceding table also includes, for all but one of the executive officers, Savings Restoration Plan Units credited to the account of the officer in respect of the Company contributions to match 60% of the officer’s payroll contributions to his or her account under the Plan.

Name	Shares as to which listed person has right to acquire beneficial ownership within 60 days by exercise of stock options or SARs(1)	Shares as to which listed person has right to acquire ownership within 60 days upon conversion of RSUs	Shares as to which listed person has right to acquire ownership within 60 days upon conversion of DSUs
J. Faraci	—	2,138	35,804
J. Garnier	6,000	—	68,092
G. Hayes	186,107	—	—
E. Kangas	—	2,406	27,310
E. Kullman	—	1,388	7,260
M. Larsen	—	1,332	8,384
H. McGraw III	6,000	2,855	41,598
R. Myers	—	1,887	22,143
H. Swygert	—	3,575	48,713
A. Villeneuve	—	—	65,122
C. Whitman	6,000	2,855	25,841
A. Bellemare	122,612	—	—
L. Chênevert	1,200,752	—	—
G. Darnis	450,818	—	—
C. Gill, Jr.	169,233	—	—
P. Longo	23,595	—	—
Directors & Executive Officers as a group (21 in total)(2)	1,119,471	18,436	350,267

(1)	For the executive officers, includes the net number of shares of Common Stock issuable upon exercise of vested SARs. Following vesting, SARs are exerciseable for an amount of shares of Common Stock having a value equal to the increase in value of a share of Common Stock from the date the SARs were granted through the date of exercise, times the number of SARs granted. For purposes of this table, the net number of shares of Common Stock issuable has been estimated using the NYSE closing price for a share of Common Stock on December 31, 2014, which was $115.00.

(2)	Consists of holdings of those directors and executive officers who continue to serve in such positions as of March 2, 2015. Excludes holdings of Messrs. Bellemare, Chênevert and Longo as they no longer served in such a position as of that date.

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STOCK OWNERSHIP INFORMATION

Beneficial Owners of More Than 5% of UTC Common Stock

The following table shows all holders known to us to be beneficial owners of more than 5% of the outstanding shares of Common Stock as of December 31, 2014.

Name and Address	Shares	Percent of Class
State Street Corporation(1) State Street Financial Center One Lincoln Street Boston, MA 02111	105,379,932	11.6%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	51,933,863	5.7%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	50,504,078	5.5%

(1)	State Street Corporation, acting in various fiduciary capacities, reported in an SEC filing that as of December 31, 2014 it held sole voting power with respect to zero shares of Common Stock, shared voting power with respect to 105,379,932 shares of Common Stock, sole dispositive power with respect to zero shares of Common Stock, and shared dispositive power with respect to 105,379,932 shares of Common Stock. State Street Corporation also reported that its wholly-owned subsidiary, State Street Bank & Trust Company, held 62,752,549 of these shares in its capacity as Trustee for UTC’s Employee Savings Plan Master Trust. State Street Corporation disclaims beneficial ownership of the reported shares, except in its fiduciary capacity.

(2)	BlackRock, Inc., reporting on behalf of various subsidiaries, reported in an SEC filing that as of December 31, 2014 it held sole voting power with respect to 42,541,111 shares of Common Stock, shared voting power with respect to zero shares of Common Stock, sole dispositive power with respect to 51,933,863 shares of Common Stock, and shared dispositive power with respect to zero shares of Common Stock.

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Executive Compensation:
Compensation Discussion and Analysis

In this section, we discuss our compensation philosophy and describe the compensation program for our President and Chief Executive Officer (“CEO”) and our senior leadership team. We explain how our Board’s Committee on Compensation and Executive Development (the “Committee”) determines compensation for our senior executives and its rationale for specific 2014 decisions. We also discuss the evolution of our program and how it is structured to advance its fundamental objective: aligning our executive’s compensation with the long-term interests of UTC shareowners.

Executive Summary

Our executive compensation program is designed to reward financial results and effective strategic leadership, key elements in building sustainable value for shareowners. We believe our program’s performance metrics align the interests of our shareowners and senior executives by correlating the timing and amount of actual pay to our short-, medium- and long-term performance. Our program requires ethical and responsible conduct in pursuit of these goals.

We actively seek and highly value feedback from shareowners and their advisors concerning our compensation program. Since our last Annual Meeting of Shareowners, senior management has communicated directly with institutional investors holding over 330 million shares of UTC Common Stock (“Common Stock”).

In addition, we carefully benchmark our executive compensation decisions against a relevant group of peer companies—all of which are potential competitors for the caliber of executive talent required to manage a complex, global and multi-industry company like UTC.

As a result of our effective program design, our continued shareowner engagement and our rigorous benchmarking process, we achieved 93% support from our shareowners for our 2014 Say-on-Pay proposal. This level of support was even higher than 2013, which we interpreted as an endorsement of our compensation program and policies.

In 2014, our Say-on-Pay proposal received 93% support from our shareowners.

2014 PERFORMANCE

We delivered robust financial and operating performance in 2014, as evidenced by our solid earnings growth and organic sales growth. Our 2014 compensation decisions recognize this performance, while also reinforcing our long-term focus.

This long-term focus is reflected in several key strategic accomplishments that, in our view, position UTC well not only for the next five to ten years, but for the next 40+ years. These accomplishments are expected to fuel UTC’s organic sales growth through 2020 at a rate which will significantly outpace growth in global gross domestic product. They include:

•	Pratt & Whitney and UTC Aerospace Systems’ (“UTAS”) next generation product wins are expected to generate nearly $900 billion in potential future revenues over the life of these programs.

•	Over 50 new aerospace engine and system programs are currently underway, the highest number ever seen at UTC.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

•	The successful first flight of the Airbus A320neo aircraft powered by two Pratt & Whitney PW1100G-JM engines and supported by numerous components and systems from UTAS.

•	Sikorsky attained key strategic program wins that present opportunities for over $15 billion in future potential revenues over the course of these programs. They include:

•	The Turkish Utility Helicopter Program;

•	The U.S. Presidential Helicopter Program; and

•	The U.S. Air Force Combat Rescue Helicopter Program.

•	UTC Building & Industrial Systems (“UTC BIS”) was awarded a contract for the Midfield Terminal Complex at the Abu Dhabi International Airport, where Otis will provide 335 units and Carrier will supply 16 expanded-capacity chillers.

•	UTC BIS was also awarded a contract by the Land Transport Authority of Singapore to supply and install 411 escalators and 167 GeN2® elevators for a Mass Rapid Transit project—the largest new equipment project win in Otis’ 160-year history.

2014 Financial Results

•	Net sales increased by 4% to $65.1 billion

•	Diluted earnings per share increased by 10% to $6.82

•	$5.6 billion in free cash flow

•	Dividends per share increased by 7%, marking the 78th consecutive year our shareowners have received dividends

FINANCIAL RESULTS (3 AND 10 YEARS)*

*	For 2012 and 2014, net income and diluted earnings per share metrics reflect continuing operations, as reported in the 2014 Annual Report on Form 10-K. 2005 net income, diluted earnings per share, and net sales represent values reported in the 2005 Annual Report on Form 10-K and subsequently restated for the effect of new accounting standards. The 2005 amounts have not been adjusted for discontinued operations. For the definitions of net income, earnings, free cash flow and other measures used for our incentive compensation plans and for a reconciliation from cash flow to free cash flow, refer to page 47 of this Proxy Statement.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

SHAREOWNER VALUE CREATION

The Committee believes that long-term incentive goals should directly correlate with the creation of long-term shareowner value. This concept is an essential component of our Guiding Principles, as discussed on page 28. Our ability to generate sustainable TSR over a ten-year period ending on December 31, 2014 is noteworthy and we believe that our executive compensation program design has contributed to this achievement. UTC’s 11% annualized TSR over this period significantly outpaced the Dow Jones Industrial Average (8%), the S&P 500 (8%) and our Compensation Peer Group (7%) (our Compensation Peer Group (“CPG”) is detailed on page 30). The following chart illustrates UTC’s performance relative to differing comparator groups and time periods.

TOTAL SHAREOWNER RETURN: UTC VS. PEER GROUPS*

*	TSR values are provided by S&P Capital IQ and are calculated on an annualized basis as of December 31, 2014. For the Compensation Peer Group composite values, returns are calculated individually for each peer company, then a weighted average is calculated based on each company’s market capitalization at the beginning of the measurement period.

Response to 2014 Say-on-Pay Vote

Each year, we carefully consider our shareowner Say-on-Pay results from the preceding year. In 2014, 93% of the votes submitted (excluding abstentions and broker non-votes) supported our 2013 executive compensation decisions. This result was three percentage points higher than the 90% favorable vote we received in 2013 with respect to our 2012 compensation decisions. We interpreted the results of the 2014 vote—and positive three-year voting trend—as an endorsement of our compensation program’s design and direction.

Our 2014 Outreach Program

In 2014, we continued to engage with our shareowners to solicit their feedback on UTC’s executive compensation program. We also sought input from third-party consultants and proxy advisory firms.

Analysis of Shareowner Feedback

As it does each year, the Committee considered shareowner feedback in its ongoing assessment of our compensation elements. This feedback, along with factors such as external market data and staff compensation recommendations, helps the Committee in its review of our program.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

CEO TRANSITION

Mr. Hayes served as Senior Vice President & Chief Financial Officer (“SVP & CFO”) until November 23, 2014. Upon Mr. Chênevert’s resignation as Chairman & Chief Executive Officer on November 23, 2014, the Board of Directors elected Mr. Hayes to the position of President and Chief Executive Officer of the Company. In recognition of Mr. Hayes’ new role and increased responsibilities, the Committee took the following actions:

•	Increased his base salary from $920,000 (his base salary as of April 1, 2014) to $1.3 million

•	Increased his target annual bonus opportunity from 100% to 165% of base salary (pro-rating these percentages based on the portion of the year for which he served as SVP & CFO and the portion for which he served as President and CEO)

For 2014, the Committee approved a $1.6 million annual bonus for Mr. Hayes based on a favorable assessment of his overall performance. This amount substantially aligned with the annual bonus financial performance factor for the Company (see page 34 for a discussion of this performance factor). Based on this performance assessment and Mr. Hayes’ expanded role, the Committee also increased his 2015 long-term incentive (“LTI”) grant (granted on January 2, 2015) to $8.03 million in order to better align his award with that of peer company CEOs.

The chart below outlines Mr. Hayes’ total direct compensation for the past three years. The amounts for 2014 reflect the Committee’s pay decisions associated with Mr. Hayes’ transition to the role of President and CEO, while the 2013 and 2012 amounts reflect the Committee’s pay decisions related to his performance as SVP & CFO.

CEO TOTAL DIRECT COMPENSATION(1)

(1)	Total direct compensation is described in detail on page 40 of this Proxy Statement.

(2)	Reflects the grant date fair value of Mr. Hayes’ January 2, 2015 long-term incentive award, calculated in accordance with the Compensation - Stock Compensation Topic of the FASB ASC, but excluding the effects of estimated forfeitures. The grant consists of 165,500 SARs and 39,500 PSUs. The NYSE closing price of our Common Stock on the date of grant was $115.04 per share.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

Our Core Executive Compensation Practices

We continually monitor the evolution of best compensation practices and make changes to our programs as necessary to achieve sound corporate governance. Some of the most important practices incorporated into our program include the following:

REVIEW OF PAY VERSUS PERFORMANCE. The Committee continually reviews the relationship between CEO compensation and Company performance.

MEDIAN COMPENSATION TARGETS. All compensation elements for our executives are targeted at the median of our CPG.

RIGOROUS AND DIVERSIFIED PERFORMANCE METRICS.

The Committee annually reviews performance goals for our annual and long-term incentive awards to confirm that we are using diversified and rigorous, yet attainable targets.

CLAWBACK OF COMPENSATION. We continue to monitor our clawback policy and make changes when necessary, as the Committee believes this policy is a critical element of sound corporate governance. In this regard, we have made revisions twice since 2011 that have further strengthened our policy.

SUBSTANTIAL SHARE OWNERSHIP GUIDELINES. Our share ownership requirements are as follows: six times base salary for the CEO; three times base salary for other members of the ELG (including our other NEOs); and five times the base annual cash retainer for non-employee directors.

NO PLEDGING OF SHARES. Our directors and executive officers are not permitted to pledge UTC shares as collateral for loans or for any other purpose.

NO HEDGING. UTC does not allow directors and executive officers to enter into short sales of UTC Common Stock or similar transactions where potential gains are linked to a decline in the price of our shares.

NO REPRICING. Stock option and SAR exercise prices are set at the grant date market price and may not be reduced or replaced with stock options or SARs with a lower exercise price without shareowner approval (except to adjust for stock splits or similar transactions).

NO CASH BUYOUTS OF UNDERWATER STOCK OPTIONS OR SARS. UTC does not allow buyouts of underwater stock options or SARs under any circumstance. Award recipients may not sell, assign or transfer their interest in any long-term incentive award (including underwater stock options and SARs) to a third party in exchange for cash or other consideration.

MARKET-COMPETITIVE RETIREMENT PROGRAMS.

We eliminated defined benefit pensions for executives hired on or after January 1, 2010. For legacy executives, we ceased using the traditional final average earnings pension formula on December 31, 2014 and replaced it with a cash balance formula.

NO PERQUISITE ALLOWANCES. A cash perquisite allowance was eliminated for individuals appointed to the ELG after June 2012, and was eliminated for all ELG members, including our NEOs, in 2014.

NO EMPLOYMENT CONTRACTS. The Committee believes that fixed-term executive employment contracts that guarantee minimum levels of compensation over multiple years do not enhance shareowner value. Accordingly, our NEOs do not have employment contracts.

ELIMINATION OF CASH SEVERANCE. To better align our program with our shareowners’ interests, the Committee eliminated the cash severance benefit for ELG members appointed on or after May 2013. Members will continue to receive a one-time RSU award upon appointment to the ELG that may, under certain circumstances, vest when they leave the Company.

RESTRICTIVE COVENANTS. Our ELG members are subject to restrictive covenants upon separation from UTC, including non-compete, non-solicitation and non-disclosure obligations.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

OUR CORE EXECUTIVE COMPENSATION PRACTICES (CONTINUED)

LIMITATIONS ON CHANGE-IN-CONTROL

ARRANGEMENTS. We terminated our change-in-control program for ELG members appointed on or after June 2009. We also substantially reduced benefits for those ELG members still in the program. For example, we do not provide excise tax reimbursements or gross-ups, and we no longer continue retirement benefit accruals or healthcare benefits following a change-in-control.

USE OF DOUBLE TRIGGERS. All change-in-control severance arrangements for pre-2009 ELG members have a double, rather than a single, trigger for benefit eligibility. This means that a change-in-control will not automatically entitle an executive to severance benefits; the executive must also lose his or her job or suffer a significant adverse change to employment terms and conditions.

REVIEW OF COMPENSATION PEER GROUP. Our CPG is reviewed periodically by the Committee and adjusted, when necessary, to ensure that its composition remains a relevant and appropriate comparison for our executive compensation program.

REVIEW OF COMMITTEE CHARTER. The Committee reviews its charter regularly to maintain strong oversight and governance practices.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

How We Make Compensation Decisions

OUR EXECUTIVE COMPENSATION PHILOSOPHY

The Committee believes that executive compensation opportunities must align with and enhance long-term shareowner value. This core philosophy is embedded in all aspects of our executive compensation program and is reflected in an important set of guiding principles. We believe that the application of these principles enables us to create a meaningful link between long-term, sustainable growth for our shareowners and compensation outcomes.

GUIDING PRINCIPLES

RESPONSIBILITY	COMPETITIVENESS
Compensation should take into account each executive’s responsibility to act in accordance with our ethical, environmental, health and safety objectives at all times. Financial and operating performance must not compromise these values. A complete commitment to ethical and corporate responsibility is a fundamental principle incorporated into all aspects of our compensation program.	Total compensation should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing UTC’s performance. Each element should be benchmarked relative to peers.

PAY-FOR-PERFORMANCE	BALANCE
A substantial portion of compensation should be variable, contingent and directly linked to individual, Company and business unit performance.	The portion of total compensation contingent on performance should increase with an executive’s level of responsibility. Annual and long-term incentive compensation opportunities should reward the appropriate balance of short- and long-term financial and strategic business results.

LONG-TERM FOCUS	SHAREOWNER ALIGNMENT
For our most senior executives, long-term stock-based compensation opportunities should significantly outweigh short-term cash-based opportunities. Annual objectives should complement sustainable, long-term performance.	The financial interests of executives should be aligned with the long-term interests of our shareowners through stock-based compensation and performance metrics that correlate with long-term shareowner value.

ROLE OF THE COMMITTEE ON COMPENSATION AND EXECUTIVE DEVELOPMENT

The Committee, which consists of five independent directors, is responsible for overseeing the development and administration of our executive compensation program.

Responsibilities. The Committee makes all compensation decisions concerning our CEO and the other members of our Executive Leadership Group (“ELG”), subject to review by the other independent directors. The ELG is made up of between 25 to 30 of our most senior executives, including each of our current 2014 Named Executive Officers (“NEOs”) listed in the Summary Compensation Table on page 49 of this Proxy Statement.

The Committee’s other responsibilities include:

à	Designing executive compensation plans and programs

à	Considering input from UTC’s shareowners regarding executive compensation decisions and policies

à	Reviewing and approving incentive plan targets and objectives

à	Assessing each ELG member’s performance relative to these targets and objectives

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

à	Evaluating the competitiveness of each ELG member’s total compensation package

à	Approving changes to compensation elements for ELG members, including base salary and annual and long-term incentive opportunities and awards

The Senior Vice President, Human Resources & Organization, along with UTC’s Human Resources staff and an independent compensation consultant, assist the Committee with these tasks.

The Committee’s charter, which sets out the Committee’s responsibilities, can be found on our website at:
http://www.utc.com/Our-Company/Corporate-Governance/Pages/Governance-Documents-and-Policies.aspx

Performance Evaluation Process. The Committee has established a process for evaluating the performance of the Company, the President and CEO and the other ELG members. At its first meeting every year, the Committee reviews financial, strategic and operational objectives for the CEO, both for the upcoming year and for a longer-term period. At this meeting, the Committee also evaluates the performance of the President and CEO and other NEOs for the previous year.

The Committee uses a combination of qualitative and quantitative factors to conduct a broad and balanced assessment of performance relative to both internal and external measures.

OVERVIEW OF EVALUATION PROCESS

Performance Against Internal Measures	Performance Against External Measures

Achievement versus previously established goals—	• Performance relative to key financial metrics.
strategic, financial and operational.	• Share price performance versus peers over various time periods.

ROLE OF THE CEO

Our CEO has no role in the Committee’s determination of his compensation. For the other members of the ELG, including the NEOs, the CEO presents the Committee with recommendations for each element of compensation. He bases these recommendations upon his assessment of each individual’s performance, the performance of each executive’s business unit and/or function, benchmark information and retention risk. The Committee reviews the CEO’s recommendations, makes appropriate adjustments and approves compensation changes at its discretion, subject to review by the other independent directors.

ROLE OF THE COMPENSATION CONSULTANT

The Committee retained Pearl Meyer & Partners (“Pearl Meyer”) to serve as its executive compensation consultant for 2014. While Pearl Meyer may make recommendations on the form and amount of compensation, the Committee makes all decisions regarding the compensation of our NEOs and other ELG members.

During 2014, Pearl Meyer advised the Committee on a variety of subjects, including compensation plan design and trends, pay-for-performance analytics, benchmarking norms and other such matters. Pearl Meyer reports directly to the Committee, participates in meetings as requested and communicates with the Committee Chair between meetings as necessary. Pearl Meyer attended four meetings in person in 2014.

Prior to engaging Pearl Meyer, the Committee reviewed the firm’s qualifications, as well as its independence and any potential conflicts of interest. Pearl Meyer does not perform other services for or receive other fees from UTC, other than incidental amounts (less than $6,000 in 2014) related to participation in certain business-related surveys. The Committee has the sole authority to modify or approve Pearl Meyer’s compensation, determine the nature and scope of its services, evaluate its performance, terminate the engagement and hire a replacement or additional consultant at any time.

The Committee also utilizes market data provided by Towers Watson and Aon Hewitt for benchmarking and other purposes. This benchmark data consists of information that is generally available to other Towers Watson and Aon Hewitt clients. Neither Towers Watson nor Aon Hewitt made recommendations to the Committee or management on peer group composition or on the form, amount or design of executive compensation in 2014.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

Competitive Positioning

PEER GROUP BENCHMARKING

We compare our executive compensation program to programs at the 26 companies that make up our Compensation Peer Group (“CPG”). The Committee believes that these companies provide a relevant comparison based on their similarity to UTC in size and complexity, taking into account factors such as revenue, market capitalization, global scope of operations and diversified product portfolios. Like UTC, 12 of these 26 companies are Dow Jones Industrial Average components. The CPG is constructed to serve the specific purpose of benchmarking executive compensation. We do not use the financial performance of the CPG as a target for our executive compensation awards. The CPG’s composition reflects a mix of both industry and non-industry peers that we view as realistic competitors for the senior executive talent UTC seeks. In its 2014 review of the CPG, the Committee removed Intel Corporation and added Chevron, Danaher and Eaton. Chevron, like UTC, is a Dow Jones Industrial Average and Fortune 100 company, with broad service offerings. Similar to UTC, Danaher and Eaton are industrial manufacturing companies that require a highly technical pool of executive talent.

We also monitor other Fortune 100 companies, as well as data from a broader range of companies, for insight on general compensation trends and to supplement CPG data when appropriate.

THE COMPENSATION PEER GROUP INCLUDES

THE FOLLOWING COMPANIES:

Companies in Blue represent DJIA companies

PEER GROUP DATA*

		Market
	Revenue	Capitalization
	(in millions)	(in millions)	Employees
25th Percentile	$32,592	$46,504	72,675
50th Percentile	$47,603	$70,294	114,667
75th Percentile	$90,766	$170,369	127,059
UTC	$65,100	$104,578	211,500
UTC Rank	62%	68%	77%

*	Peer company data provided by S&P Capital IQ. Revenue and employee data reflect the most recent publically available information (as of February 26, 2015). In certain cases, S&P Capital IQ has made adjustments to revenue to reflect non-operating income or expense, equity in earnings of unconsolidated subsidiaries, interest income, and non-recurring special items such as discontinued operations or gains on the sale of securities. Market capitalization for peer companies is calculated based on publically available shares outstanding as of December 31, 2014

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

OUR COMPENSATION BENCHMARKS

To ensure that our executive compensation program is sufficiently competitive, the Committee believes that the value of each UTC compensation element should be targeted to align with market benchmarks. UTC therefore targets base salary, annual bonus and long-term incentive awards at the median of the CPG.

All compensation targets are aligned with our Compensation Peer Group median.

As part of its annual review process, the Committee evaluates each element of our executive population’s compensation relative to the market. Individual compensation may fall above or below these market benchmarks based on the Committee’s discretion. In exercising its discretion, the Committee may consider Company and individual performance, job scope, retention risk and other factors that it determines are relevant to its evaluation.

How We Structure Our Executive Compensation

PRINCIPAL ELEMENTS OF COMPENSATION

The following elements make up our executive compensation program:

BASE SALARY	ANNUAL BONUS	LONG-TERM INCENTIVES	RETIREMENT BENEFITS

		• Performance Share Units	• Pension
		• Stock Appreciation Rights	• Pension Preservation
• 401(k) Savings Plan
• Savings Restoration Plan

LINKING PAY TO PERFORMANCE

The Committee uses a combination of performance metrics and time horizons to promote and reward superior financial performance.

PERFORMANCE METRICS AND TIME HORIZONS

Short-Term	Medium-Term	Long-Term
1-YEAR	3 YEARS	10 YEARS

Annual Bonus	Performance Share Units	Stock Appreciation Rights
• Earnings	• EPS Growth	• Share Price Appreciation
• Free Cash Flow to	• Relative TSR
Net Income Ratio
• Individual
Achievements

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

BASE SALARY

To help UTC attract and retain the most qualified executive talent, we provide competitive base salaries to our executives targeted at the CPG median. Base salary constitutes a significant portion of our NEOs’ fixed compensation (which also includes pension benefits and other benefits such as health, life and disability insurance). Each year the Committee reviews recommendations from the CEO regarding base salary adjustments for ELG members, including the other NEOs. The Committee has complete discretion to modify or approve these recommendations. The CEO has no input and does not participate in any way in the Committee’s determination of his own base salary. Actual salaries will vary from the CPG median target based on factors such as job scope and responsibilities, experience, tenure, individual performance, retention risk, external market data and internal pay equity.

ANNUAL INCENTIVE COMPENSATION

Overview

Our NEOs’ 2014 annual incentive awards were determined based on three distinct elements:

ANNUAL INCENTIVE AWARD

(1)	Mr. Hayes’ 2014 annual bonus target was prorated for the portion of the year for which he served as SVP & CFO and for the portion of the year for which he served as President and CEO.
(2)	Earnings and the ratio of free cash to net income under the UTC Annual Executive Incentive Compensation Plan are defined for both the Corporate Office and our business units on page 47. Refer to page 33 for details on how we weight each performance metric specifically for Corporate Office and business unit executives.

Target Annual Incentive Award

The Committee approves the target annual incentive award for each ELG member’s position, including the positions held by our NEOs. Target annual incentive awards are equal to a percentage of base salary and vary among executives based on specific roles and responsibilities within the organization. While target award levels generally reflect values that approximate the median of the CPG, actual award payouts are based on both the financial and individual performance factors.

Each year in its annual review of executive compensation, the Committee considers whether any adjustments to annual incentive award target percentages are appropriate. This past year, it adjusted the target percentages for certain ELG members, either to reflect expanded roles and responsibilities or to maintain market competitiveness. Target annual incentive awards for each of the NEOs, except Mr. Longo, were adjusted (see “Annual Incentive Award” graphic above for individual NEO targets).

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

How We Determine Annual Incentive Award Payouts

Actual award payouts are based on both financial and individual performance, as shown in the graphic on page 32.

Financial Performance Factor

To determine the financial performance factors, the Committee measures Company and business unit performance relative to two pre-established financial metrics:

•	Earnings. The earnings target for the Company is a fixed net income goal that the Committee sets each December for the following year and aligns with the expected performance the Company communicated externally to investors at that time. Earnings targets for our business units are based on each business’ anticipated opportunities and challenges for the upcoming year.

•	Free Cash Flow to Net Income (“FCF / NI”) Ratio. The Company’s target FCF / NI ratio is set to generally align with the expected performance communicated to investors each December for the following year. FCF / NI ratio targets are established for each business unit based on their strategic business plan for the year and contribute to the overall goal set for the Company. For the definition of how we calculate the ratio of FCF / NI for both UTC and our business units, refer to page 47 of this Proxy Statement.

Performance relative to these targets determines the financial performance factors for our Corporate Office executives and for each of our business units. The Committee reviews the calculated financial performance factors relative to target and retains discretion to adjust the final factor (see “Use of Discretion” on page 34).

The annual bonus pool is determined by multiplying the financial performance factors by the aggregate target annual bonus amounts for the Corporate Office and each business unit. The resulting Corporate Office and business unit pools are then allocated among eligible executives based on individual performance (see page 34 for details on the individual performance factor).

The metrics and weightings used to determine the Company and business unit’s financial performance factors for 2014 are as follows:

CORPORATE(1)(2)	BUSINESS UNITS(1)(2)(3)

(1)	Financial performance factors are subject to discretionary adjustments by the Committee.
(2)	Refer to page 47 to see how we calculate earnings and the ratio of FCF / NI for our Corporate and business unit executives.
(3)	Business unit financial performance measurements reflect UTC’s business unit segment reporting. Otis and UTC Climate, Controls & Security (“UTC CCS”) each continue to report their financial and operational results as separate segments, which is consistent with how we allocate resources and measure performance of these businesses.
(4)	UTC performance (comprised of UTC Earnings weighted at 24% and UTC FCF / NI weighted at 16%) makes up 40% of the entire financial performance factor for business unit executives.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

The Committee believes that the methodology described above accomplishes the following objectives:

•	Aligns incentives with our annual strategic business plan;

•	Establishes challenging but achievable bonus targets for our executives; and

•	Sets targets that are consistent with the assessment of opportunities and risks for the upcoming year, as communicated to our investors.

Individual Performance Factor

Our NEOs also begin the year with individual strategic, operational and/or financial objectives. Based on Mr. Hayes’ assessment of each NEO’s performance against these objectives, he may recommend that the Committee make a discretionary adjustment to increase or decrease the bonus determined by the financial performance factor. The Committee considers these recommendations and makes adjustments as it deems appropriate. Mr. Hayes plays no role in the Committee’s determination of his own annual incentive award.

Use of Discretion

The Committee sets annual bonus targets with the objective of offering payout opportunities that align with Company, business unit and individual performance. However, the Committee retains the authority to make upward or downward adjustments if it determines that performance relative to pre-established targets does not accurately reflect the overall quality of performance for the year. While the financial metrics remain the primary basis for determining actual bonus amounts, the Committee has made discretionary adjustments in the past to both financial performance factors and individual performance factors. Examples of situations that could result in a positive or negative adjustment include:

•	Material, unforeseen circumstances beyond management’s control that have a positive or negative effect on financial performance relative to the established targets or certain non-recurring charges or credits unrelated to measured performance targets

•	An executive’s performance relative to specific individual annual objectives

•	An executive’s failure to adhere to UTC’s Code of Ethics, Enterprise Risk Management program or other Company policies

Financial Performance Goals and Results for 2014

Earnings. The 2014 earnings target for UTC was set at the net income level that corresponds to the midpoint of the 2014 EPS range we communicated to investors in December 2013, when we projected an EPS range of $6.55 to $6.85. The midpoint of this range was $6.70 per share, which corresponded to a net income target of $6.145 billion. For 2014, actual net income equaled $6.220 billion, adjusted to $6.243 billion for annual bonus purposes after eliminating the impact of a non-recurring charge unrelated to operating performance for an issue predating the performance period.

The Committee also approved specific earnings growth goals for each business unit. These goals ranged between 6% and 15%, and reflected the Committee’s assessment of each business unit’s external market conditions and the specific challenges and opportunities anticipated for 2014.

Free Cash Flow to Net Income Ratio. In December 2013, the Committee approved a FCF / NI goal equal to 92% for the Company. The Committee believes that cash flow performance is a relevant measure of the overall quality and sustainability of earnings. For each business unit, the FCF / NI target was set at a level which, if attained, would achieve the FCF / NI target established for the entire Company. For 2014, UTC’s free cash flow equaled 90% of net income.

2014 Results. Earnings performance equaled 122% of target and the FCF / NI ratio equaled 98% of target, resulting in a blended financial performance factor of 112% of target for the Company.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

LONG-TERM INCENTIVE COMPENSATION

Types of Incentives Used

Our NEOs receive two types of annual equity-based long-term incentive awards: Performance Share Units (“PSUs”) and Stock Appreciation Rights (“SARs”). For 2014, PSUs comprised slightly more than half of ELG members’ annual long-term incentive awards. The remaining portion of their annual long-term incentive award was granted in the form of SARs. The number of PSUs and SARs awarded is based on a target value. These awards are subject to a three-year vesting period and other terms and conditions, as described in the award statements and the United Technologies Long-Term Incentive Plan (“LTIP”).

The Committee also approves special equity grants from time-to-time for purposes such as recruitment, retention or to drive the achievement of certain strategic performance goals. These grants can be issued in different forms, as appropriate, including SARs, PSUs, restricted stock, restricted stock units or performance-based SARs. A special performance-based SAR grant was issued to Mr. Darnis during 2014, as described on page 51.

Performance Share Units

PSUs vest at the end of a three-year performance measurement period, if and to the extent the Company has met the performance goals established by the Committee. Each vested PSU converts into one share of Common Stock. Unvested PSUs do not earn dividends.

Metrics

The Committee believes both absolute and relative metrics provide appropriate goals for our long-term incentive awards. Our PSU awards currently use two metrics: an absolute earnings per share (“EPS”) growth metric and a relative total shareowner return (“TSR”) versus the S&P 500 metric (see page 47 for details on how we calculate these metrics). Each metric receives a 50% weighting. Vesting is determined independently for each metric.

Setting Performance Goals

Earnings Per Share Growth. The Committee approved a three-year EPS compound annual growth rate of 10% as the target for the 2014 PSU grant. This goal is based on our three-year strategic business plan and represents a challenging, yet attainable goal that aligns with the expectations we communicated to shareowners in the December prior to the beginning of the performance period.

Relative Total Shareowner Return. For the 2014 PSU grant, the Committee set a cumulative three-year TSR performance target at the 50th percentile relative to the S&P 500.

We believe that comparing UTC’s TSR to companies within the S&P 500 provides an appropriate benchmark for measuring our share price performance as a large capitalization company. We do not set TSR goals relative to the performance of our CPG, which serves the specific purpose of measuring the competitiveness of our compensation program. We believe the S&P 500 provides a more comprehensive and relevant comparison for our share price performance. Also, unlike the CPG, the S&P 500 is not a self-selected, customized benchmark.

Generally, our PSUs are designed to deliver median compensation at target levels of EPS growth and relative TSR performance. As a result, below-target performance levels will generate below-median payouts and above-target performance levels will generate above-median payouts.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

The following charts show the percentage of the 2014 PSUs that will vest based on the levels of performance achieved for each metric:

EPS GROWTH (WEIGHTED 50%)	TSR VS. S&P 500 (WEIGHTED 50%)

Performance Awards Vesting

PSUs granted at the start of 2012 vested at 90% of target. We believe this result, based on 0% relative TSR vesting and 180% EPS growth vesting, aligns with the overall performance of the Company during the 2012-2014 performance period and the corresponding value received by our shareowners during those three years.

Additionally, the performance period associated with the first tranche of the special performance-based SAR award granted in 2012 to Mr. Bellemare and Mr. Longo ended on December 31, 2014. 50% of the SARs granted vested at 99% of target, based on performance relative to earnings, revenue, return on sales and organizational objectives. The remaining 50% of SARs granted are subject to performance targets measured through December 31, 2016.

Stock Appreciation Rights

SARs entitle the award recipient to receive, at the time of exercise, shares of UTC Common Stock with a market value equal to the difference between the exercise price (the closing price of Common Stock on the date of grant) and the market price of Common Stock on the date the SARs are exercised. SARs vest and become exercisable after three years and expire ten years from the date of grant. If the employment of the executive terminates prior to the vesting date, the award is forfeited, except in the case of death, disability, qualifying retirement or qualifying separation following a change-in-control.

It is the Committee’s view that prior SAR and stock option awards have provided an important stock-based incentive for management to achieve objectives that are aligned with shareowners’ long-term interests, including productivity, innovation, growth and business balance. SAR awards directly link NEO compensation to share price appreciation, reflecting the creation of long-term value for both executives and shareowners. The ten-year term of these awards has been a driving force behind our long-term performance, as measured by our ten-year TSR, which outpaced both the Dow Jones Industrial Average and the S&P 500. For the ten-year period ending on December 31, 2014, UTC’s cumulative TSR equaled 176%, significantly exceeding the performance of the Dow Jones Industrial Average at 114% and the S&P 500 at 110%.

EMPHASIS ON “AT RISK” PAY

“At risk” compensation — meaning compensation that is directly contingent on performance — made up 86% of our CEO’s and 87% of our other NEOs’ compensation received for 2014 (i.e., base salary, annual bonus and long-term incentives). Annual bonuses and long-term incentive awards are subject to the achievement of pre-established performance targets and are designed to link directly to shareowner value. Base salary and other fixed elements of compensation are essential to any compensation program and necessary for the recruitment and retention of top talent. However, we believe that “at risk” compensation for our most senior executives should significantly outweigh base salaries. Our 2014 compensation reflects this philosophy.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

The following charts show the basic pay mix for our CEO and other NEOs for 2014, which illustrates the significant portion of compensation that is “at risk.”

PAY MIX

CEO*	OTHER NEOs*

*	For both pay mix charts, the base salary and annual and long-term incentive awards shown reflect the values disclosed in the Summary Compensation Table on page 49. The above charts exclude Mr. Chênevert’s compensation, as he was not eligible for a 2014 annual incentive award.

OTHER COMPENSATION ELEMENTS

Retirement and Deferred Compensation Benefits

The Committee maintains retirement and deferred compensation plans to help UTC attract and retain the most highly talented senior executives. Over the years, the Committee has modified these programs to ensure competitive alignment with an evolving market. We believe the overall value of our retirement and deferred compensation programs are consistent with the marketplace and approximates the CPG median.

The Pension Benefits table on page 55 and the Nonqualified Deferred Compensation table on page 56 detail the retirement benefits and deferred compensation values for each of our NEOs. All of the NEOs are eligible to participate in the following retirement and deferred compensation plans:

Plan*	Description
UTC Employee Retirement Plan	Employees, including our NEOs, who were hired before January 1, 2010, are eligible to participate in this tax-qualified pension plan. Effective December 31, 2014, participating employees who were covered by the final average earnings (“FAE”) formula of this plan transitioned to a cash balance formula. As a result, the cash balance formula, which had already been in effect for newer plan participants, will now apply to all participants who were covered by the FAE as of December 31, 2014.
Pension Preservation Plan	An unfunded, non-qualified retirement plan utilizing the same benefit formula, compensation recognition, retirement eligibility and vesting provisions as the tax-qualified UTC Employee Retirement Plan. It provides pension benefits not provided by the qualified pension plan because of Internal Revenue Code limits.
UTC 401(k) Savings Plan	Employees may contribute to this plan and receive a matching contribution in the form of UTC Common Stock. Employees hired on or after January 1, 2010 are not eligible to participate in the UTC Employee Retirement Plan and instead receive an additional age-based Company automatic contribution to their UTC 401(k) Savings Plan.
UTC Savings Restoration Plan	An unfunded program that credits employee and Company matching contributions at the same rate as the UTC 401(k) Savings Plan to the extent such contributions would exceed Internal Revenue Code limits.
UTC Deferred Compensation Plan	A non-qualified, unfunded deferred compensation arrangement that offers participants the opportunity to defer up to 50% of base salary and up to 70% of annual bonus. Executives may also defer receipt of their PSU awards.

*	Detailed descriptions of each of these plans and the benefits they provide appear on pages 55 to 57.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

Perquisites and Other Benefits

We provide insurance coverage and other benefits to our senior executives. The Committee believes these benefits are consistent with market practice and contribute to recruitment and retention.

Perquisite/Benefits	Description
ELG Life Insurance	Current and former ELG members receive life insurance coverage equal to three times their base salary at age 62 (projected or actual).
ELG Long-Term Disability	The ELG long-term disability program provides an annual benefit equal to 80% of base salary plus target annual bonus following disability.
Healthcare	ELG members are covered under the same health benefit program we offer to our other employees.
Executive Physical	ELG members are eligible for a comprehensive annual executive physical.
Executive Leased-Vehicle	UTC provides executives with an annual allowance that may be applied towards the use of a leased-vehicle. The value of the allowance varies with grade level. Leased-vehicle costs above the annual allowance are paid directly by the executive.
Aircraft Usage	As of January 2015, the Committee modified its policy on personal use of the Corporate aircraft. Mr. Hayes may now use the Corporate aircraft for up to 50 hours per year with reimbursement of expenses to the Company for personal utilization above this limit. Personal use of the Corporate aircraft by our President and CEO aligns with our security policy, and the Committee believes that it optimizes the most efficient use of Mr. Hayes’ time. Under this policy, Mr. Hayes may also fly commercially, subject to review by UTC security personnel.

Severance and Retention Arrangements

ELG members participate in severance and retention arrangements consistent with practices in effect at the majority of our CPG companies. We believe such arrangements help UTC maintain a competitive compensation program. In addition to the market competitive nature of our severance arrangements, separated ELG members must adhere to restrictive covenants designed to protect UTC’s interests, including non-compete, non-solicitation and non-disclosure obligations.

Severance Program

Over the years, the Committee has made a number of modifications to the ELG severance program to both align with market best practices and to serve the evolving needs of the Company. The following chart outlines these modifications.

ELG Appointment Date
	Prior to January 2006	Between January 2006 and April 2013	On or after May 2013
Separation Cash Benefit	2.5x base salary	2.5x base salary	No cash benefit
Conditions to Receive Cash Benefit	- Mutually agreeable separation - 3+ years as ELG member	- Mutually agreeable separation prior to age 62 - 3+ years as ELG member	N/A
ELG RSU Award	No award granted	Grant equal to 2x base salary at time of grant	Grant equal to 2x base salary at time of grant
Conditions to vest in the ELG RSU Award	N/A	- Mutually agreeable separation on or after age 62 - 3+ years as ELG member	- Mutually agreeable separation - 3+ years as ELG member
NEO Participation	Gregory Hayes Geraud Darnis Alain Bellemare	Charles Gill, Jr.	Peter Longo

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

ELG RSU awards are granted upon appointment to the ELG. The awards are eligible to vest after three years of service as an ELG member following mutually agreeable separation, which is discussed in footnote 2 of the Potential Payments on Termination or Change-in-Control table on page 59. Dividend equivalents are earned on unvested RSUs and are reinvested as additional RSUs.

The Committee’s most recent change to the ELG severance program eliminated the cash separation benefit entirely, further aligning the long-term interests of both our executives and shareowners.

Change-in-Control Benefits

We have maintained a senior executive change-in-control severance protection program since 1981. This program is designed to help ensure continuity of management in a potential change-in-control situation. However, in response to changing market practices, we closed this program to new participants effective June 2009, and eliminated the following benefits for existing participants:

•	Excise tax gross-ups

•	Three-year continuation of healthcare and other benefits

•	Crediting of three additional years of service under our qualified and supplemental pension plans

•	Unilateral right to voluntarily resign with benefits

The program currently in effect for legacy participants includes the following:

•	A cash severance benefit of 2.99 times the sum of base salary and the executive’s current target bonus for the year in which termination occurs

•	Accelerated vesting of long-term incentive awards, including PSUs at target levels

•	Benefits under the program are subject to a “double trigger,” meaning they are provided only if a change-in-control is followed by involuntary termination or termination for “good reason.” “Good reason” generally includes material adverse changes in an executive’s compensation, responsibilities, authority, reporting relationship or work location

Executives who receive benefits under this program are not eligible for the ELG cash separation benefit.

Role of Severance and Retention Benefits in Compensation Program

The Committee believes that with the modifications described above, the terms and conditions of our severance arrangements and change-in-control agreements for ELG members are market-competitive relative to our CPG and provide participating executives with a reasonable level of financial security. Because severance and change-in-control benefits are contingent on future events, they operate as a form of insurance rather than as a principal component of compensation strategy. The Committee, therefore, does not take these benefits into account when setting other elements of compensation or measuring total direct compensation.

The Potential Payments on Termination or Change-in-Control table on page 58 sets forth the estimated values and details of the termination benefits each NEO would receive under various hypothetical scenarios.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

How We View Executive Compensation

The Summary Compensation Table on page 49 provides annual compensation data in accordance with SEC requirements. This uniform format is helpful for cross-company comparisons. However, the Committee feels that the SEC-mandated format does not fully represent all of its annual compensation decisions and, in particular, does not provide the basis for a valid CEO pay-for-performance assessment. Therefore, when reviewing annual compensation, the Committee uses several alternative calculation methodologies, as described in this section and summarized in the chart below:

	Summary Compensation Table	Total Direct Compensation	Realizable Compensation	Realized Compensation
Purpose	SEC-mandated compensation disclosure	Reflects the Committee’s compensation decisions based on 2014 performance	Used to evaluate pay-for- performance alignment	Used to evaluate pay-for-performance alignment
Pay Elements

Actual pay received
during year:

• Base salary paid in 2014

• Annual bonus for 2014   performance

• Dividend equivalents

• All other compensation

Future pay opportunities that may or may not be realized such as:

• Accounting value of equity awards (SARs and PSUs) granted in 2014

• Change in actuarial value of pension benefit

• Base salary set in 2014

• Annual bonus for 2014 performance

• Accounting value of equity awards (SARs and PSUs) granted in January 2015, reflecting 2014 performance

Excludes:

Pay elements outside the scope of the Committee’s annual compensation decisions such as:

• Change in actuarial value of pension benefit

• Dividend equivalents

• All other compensation

Three-year average of:

• Base salary

• Annual bonus

• Dividend equivalents

• In-the-money value of equity awards (SARs and PSUs) granted during the prior three fiscal years (calculated based on the stock price at the end of the third year)

• Other direct(1) compensation

Excludes:

• Change in actuarial value of pension benefit

• Other indirect(2) compensation

Single-year measure of compensation earned:

• Base salary paid in 2014

• Annual bonus for 2014 performance

• Dividend equivalents

• Gains on options / SARs exercised and vested PSUs

• Other direct(1) compensation

Excludes:

• Change in actuarial value of pension benefit

• Other indirect(2) compensation

(1)	Other direct compensation includes personal use of the Corporate aircraft, leased-vehicle payments and other miscellaneous compensation elements.
(2)	Other indirect compensation includes insurance premiums and Company contributions to non-qualified deferred compensation plans and the UTC 401(k) Savings Plan.

TOTAL DIRECT COMPENSATION

Unlike the amounts reported in the Summary Compensation Table, total direct compensation includes only pay elements that directly reflect the Committee’s assessment of Company and individual performance for the current year. For example, the Summary Compensation Table shows the grant date fair value of long-term incentive awards granted in January 2014, reflecting the Committee’s assessment of 2013 performance. In contrast, total direct compensation reflects 2014 performance by instead including the grant date fair value of awards granted in January 2015. Other elements included in the Summary Compensation Table—changes in pension values, dividend equivalent payments and other formulaic compensation elements—are outside the scope of the Committee’s annual pay decisions. Therefore, excluding these elements from total direct compensation renders a more accurate and current assessment of executive compensation at UTC.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

MR. HAYES: 2014 SUMMARY COMPENSATION TABLE VS. TOTAL DIRECT COMPENSATION

Compensation Element	2014 Summary Compensation Table (in thousands)	2014 Total Direct Compensation (in thousands)
Base Salary	$950	$1,300
Annual Bonus	$1,600	$1,600
Stock Awards	$2,333	$4,752
	(1/2/14 grant date)	(1/2/15 grant date)
Option Awards	$2,030	$3,280
	(1/2/14 grant date)	(1/2/15 grant date)
Non-Equity Incentive Compensation*	$54
Change in Pension Value	$1,825	N/A
All Other Compensation	$194
Total	$8,986	$10,932

*	Reflects dividend equivalents paid in cash under the legacy Continuous Improvement Incentive Program.

REALIZABLE COMPENSATION

The Committee does not believe that the Summary Compensation Table or total direct compensation values adequately measure CEO compensation for the purpose of assessing the alignment of pay with performance. Both methods utilize estimated values of long-term incentive awards at the time of grant. As might be expected, however, an estimated value can differ significantly from the actual value paid.

Therefore, the Committee also considers “realizable compensation,” which measures compensation based on the average annual amount of salary, annual bonus, long-term incentive awards, non-equity incentive compensation and other direct compensation elements over the preceding three years. Realizable compensation plays an important role in helping the Committee assess our compensation program’s alignment with shareowners’ long-term interests. It captures the impact of UTC’s current share price performance on previously granted long-term incentive awards by using the “in-the-money” value for these awards, rather than a grant date fair value. The “in-the-money” value is defined as the difference between the closing price of our Common Stock at the end of the three-year measurement period and the closing price of our Common Stock on the grant date. By using this end-of-year stock price, realizable compensation directly correlates the executive’s benefit with the return our shareowners received from investing in our Common Stock over the same period. An example of this alignment is shown in the decrease in Mr. Hayes’ realizable compensation from 2013 to 2014.

Unlike the values reported in the Summary Compensation Table, the calculation of realizable compensation excludes any change in the value of the executive’s pension benefits during the year. The change in pension value shown in the Summary Compensation Table does not represent actual payments to be received upon retirement. It is merely an actuarial estimate of the change in benefit from the preceding year’s estimate that is heavily influenced by actuarial assumptions and external economic factors like fluctuating interest rates. In addition, Mr. Hayes and the other NEOs participate in a broad-based pension plan with the same benefit formula that applies to all U.S. salaried employees. This pension plan does not measure individual or Company performance as assessed by the Committee and is therefore, in the Committee’s view, irrelevant to the pay-for-performance assessment.

Realizable compensation also excludes other indirect compensation elements, such as Company contributions to the UTC 401(k) Savings Plan and our non-qualified deferred compensation plans, as well as life insurance premiums. Since these elements are also not based on performance, the Committee does not consider them relevant to the assessment of the CEO’s pay relative to his performance.

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EXECUTIVE COMPENSATION Compensation Discussion and Analysis

MR. HAYES: THREE-YEAR HISTORY OF REALIZABLE COMPENSATION

Pay Elements	Calculation Methodology	2012*	2013*	2014*
Base Salary	Average annual base salary for the year shown and the preceding two years.	$718	$805	$883
Annual Bonus	Average annual bonus for the year shown and the preceding two years.	$1,157	$1,173	$1,300
Stock Awards	Average annual value of vested and unvested PSU awards granted in the year shown and the preceding two years, calculated based on the share price at the end of the year shown. For the completed three-year performance cycles, the calculation is based on the actual number of shares vested. For the two uncompleted three-year performance cycles, the calculation assumes that the target number of shares is earned.	$2,445	$3,474	$2,832
Option Awards	Average annual in-the-money value of SAR awards (vested and unvested) granted in the year shown and the preceding two years, calculated based on the share price at the end of the year shown.	$700	$3,850	$2,806
Non-Equity Incentive Compensation	Average annual value of dividend equivalents paid in cash for the year shown and the preceding two years for awards granted prior to 2006 under the Continuous Improvement Incentive Program. This legacy program expired at the end of 2014.	$317	$324	$236
Other Direct Compensation	Average annual value of other direct compensation for the year shown and the preceding two years. Excludes other indirect compensation elements such as life insurance premiums and Company contributions to the UTC 401(k) Savings Plan and to our non-qualified deferred compensation plans.	$41	$48	$46
Total Realizable Compensation		$5,378	$9,674	$8,103

*	Compensation values shown in thousands. Mr. Hayes served as SVP & CFO until November 23, 2014, when he was elected President and CEO.

The following table shows the actual or assumed vesting levels used for Mr. Hayes’ PSUs in the preceding table:

Grant Date	Actual Shares Vested	Vesting (as % of target)
1/4/2010	24,056	97%
1/3/2011	36,312	136%
1/3/2012	29,070	90%
1/3/2013	Awards not yet vested; target number of shares reflected
1/2/2014

REALIZED COMPENSATION

When assessing CEO pay-for-performance alignment, the Committee also reviews “realized compensation” which represents the amount of compensation actually paid during the year, as opposed to amounts that may or may not be paid in the future. Realized compensation incorporates the gains actually received during the year upon the vesting of PSUs and the exercise of stock options or SARs. Evaluating realized compensation provides the Committee with an additional relevant measure to assess the robustness of our pay-for-performance relationship. Realized compensation demonstrates the strength of the correlation between high cash and equity payouts in years of strong performance and low cash and equity payouts in years of weak performance. Although the decision to exercise stock options and SARs resides with the executive and therefore may not always correlate with Company performance, the timing of exercises often does align with stock price appreciation. Changes in pension values and other indirect compensation elements are excluded from realized compensation for the same reasons noted in the discussion of realizable compensation on page 41.

42	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

EXECUTIVE COMPENSATION Compensation Discussion and Analysis

MR. HAYES: THREE-YEAR HISTORY OF REALIZED COMPENSATION

Pay Elements	Calculation Methodology	2012*	2013*	2014*
Base Salary	Base salary paid during the year shown.	$830	$870	$950
Annual Bonus	Annual bonus paid for performance during the year shown.	$1,200	$1,100	$1,600
Stock Awards	Realized gains on PSUs that vested during the year shown.	$1,327	$2,156	$4,052
Option Awards	Realized gains on stock options and SARs exercised during the year shown.	$0	$15,387	$2,990
Non-Equity Incentive Compensation	Value of dividend equivalents paid in cash during the year shown on awards granted prior to 2006 under the Continuous Improvement Incentive Program. This legacy program expired at the end of 2014.	$345	$308	$54
Other Direct Compensation	Value of other direct compensation for the year shown. Excludes other indirect compensation elements such as life insurance premiums, Company contributions to the UTC 401(k) Savings Plan and our non-qualified deferred compensation plans.	$47	$56	$34
Total Realized Compensation		$3,749	$19,877	$9,680

* Compensation values shown in thousands. Mr. Hayes served as SVP & CFO until November 23, 2014, when he was elected President and CEO.

SUMMARY COMPENSATION TABLE VS. REALIZABLE AND REALIZED COMPENSATION

The following chart compares the Summary Compensation Table values reported for Mr. Hayes for the past three years to his realizable and realized compensation for the same time period. As the chart shows, the correlation between TSR and realizable and realized compensation is stronger than the correlation between TSR and Summary Compensation Table values.

* Refer to page 42 to see how we calculate realizable compensation and to the table above for the calculation of realized compensation.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	43

EXECUTIVE COMPENSATION Compensation Discussion and Analysis

Pay Decisions For Named Executive Officers (NEOs)

In this section, we review and explain the Committee’s 2014 compensation decisions for each of our NEOs.

GREGORY HAYES, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Driven by the Committee’s favorable evaluation of Mr. Hayes’ performance during 2014, coupled with his election as President and Chief Executive Officer of the Company, Mr. Hayes’ total direct compensation increased to $10.9 million in 2014.

MR. HAYES: THREE-YEAR HISTORY OF TOTAL DIRECT COMPENSATION

	Committee Pay Decisions*
Compensation Element	2012	2013	2014
Base Salary Increased to $920,000 effective April 1, 2014, and subsequently increased to $1.3 million effective November 23, 2014	$840	$880	$1,300
Annual Bonus Award 2014 annual bonus aligns with the financial performance factor for the Company which equaled to 112% of target	$1,200	$1,100	$1,600
Long-Term Incentive Award	Reflects 1/2/13 Grant	Reflects 1/2/14 Grant	Reflects 1/2/15 Grant
Stock Appreciation Rights and Performance Share Units
	$2,030 SARs	$2,030 SARs	$3,280 SARs
	+ $2,402 PSUs	+ $2,333 PSUs	+ $4,752 PSUs
	$4,432	$4,363	$8,032
Total	$6,472	$6,343	$10,932

* Compensation values shown in thousands. Mr. Hayes served as SVP & CFO until November 23, 2014, when he was elected President and CEO.

The Board’s favorable assessment of Mr. Hayes included a review of UTC’s performance relative to pre-established financial goals, as well as Mr. Hayes’ individual performance and leadership, both as SVP & CFO and as President and CEO.

With respect to annual bonus performance metrics, UTC achieved net income of $6.220 billion in 2014, a 9.4% increase from 2013 and above the $6.145 billion target. The ratio of free cash flow to net income equaled 90%, compared to the 92% target. In combination, these results generated a financial performance factor for the Corporate Office bonus pool of 112% of target.

The Committee considered these results, along with the individual performance considerations listed below and awarded Mr. Hayes a $1.6 million annual bonus, an amount that closely aligns with the Corporate financial performance factor.

Individual Performance Highlights

•	Outstanding leadership during the CEO transition period

•	As CFO through November 22, 2014, he was instrumental in delivering 10% EPS growth

•	Key involvement in multiple strategic wins across UTC’s aerospace businesses

•	Leadership in positioning UTC to maximize revenue growth through research and development investments

•	Recognition by Institutional Investor Magazine as the best CFO in the Aerospace and Defense sector

•	Strategic leadership in identifying growth opportunities in emerging markets

44	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

EXECUTIVE COMPENSATION Compensation Discussion and Analysis

OTHER NAMED EXECUTIVE OFFICERS

The Committee bases compensation decisions for NEOs on their individual performance, the overall performance of the Company and business unit performance, where applicable. After reviewing these factors, the Committee determines compensation for the year for each of the key elements of compensation.

The following table summarizes the Committee’s decisions for the 2014 performance year. Unlike the Summary Compensation Table, which includes the long-term incentive awards granted in calendar year 2014, total direct compensation shown in the following table instead includes long-term incentive awards granted in January 2015, reflecting a more direct tie to 2014 performance.

2014 NEO TOTAL DIRECT COMPENSATION

Compensation Element (in thousands)	Longo	Darnis	Bellemare	Gill
Base Salary	$420	$1,050	$900	$685
Annual Incentive Award	$500	$1,200	$1,000	$750
Stock Appreciation Rights	$367	$1,823	$1,278	$1,278
Performance Share Units	$529	$2,647	$1,853	$1,853
Total Direct Compensation	$1,816	$6,720	$5,031	$4,566

Peter Longo, Acting Chief Financial Officer

Until November 23, 2014, Mr. Longo served as Vice President, Finance & Chief Financial Officer of UTC Propulsion & Aerospace Systems (“UTC PAS”). Effective from November 23, 2014 through the end of the year, he served as Acting Chief Financial Officer of UTC. For purposes of annual bonus determination, the weighted performance of the Company and UTC PAS generated a financial performance factor of 103% of target. The Committee considered these results, along with Mr. Longo’s individual performance, and awarded Mr. Longo a $500,000 annual bonus. This amount was above the financial performance factor and reflected a favorable assessment of his performance as Acting Chief Financial Officer during the CEO transition period.

In 2014, Mr. Longo also received a salary increase from $400,000 to $420,000 to better align with competitive market practice.

Geraud Darnis, President & Chief Executive Officer, UTC Building & Industrial Systems

For purposes of annual bonus determination, the weighted performance of the Company and UTC Building & Industrial Systems (“UTC BIS”) generated a financial performance factor of 100% of target. Based on these results, along with the individual performance considerations listed below, the Committee awarded Mr. Darnis an annual bonus of $1.2 million, an amount slightly above the financial performance factor.

Individual Performance Highlights

•	Effective leadership in driving organic sales growth of 6% for Otis and 3% for UTC Climate, Controls & Security (“UTC CCS”), both of which are double that of 2013

•	The continued successful integration of UTC CCS and Otis

•	Financial performance leading to an operating profit of $2.6 billion for Otis and $2.8 billion for UTC CCS

•	BIS’ growth in emerging markets through effectively leveraging key partners and instituting best-in-class customer support

•	Successful geographic realignment of the BIS businesses to serve customers more efficiently

•	His oversight of several significant new product launches within the BIS portfolio

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	45

EXECUTIVE COMPENSATION Compensation Discussion and Analysis

Mr. Darnis received a salary increase in 2014 from $1,000,000 to $1,050,000 in recognition of his expanded responsibilities under the BIS organization.

The Committee also granted Mr. Darnis a special performance-based SAR award at the beginning of 2014 for purposes of linking long-term incentives with the successful integration of UTC CCS and Otis (refer to the Grants of Plan-Based Awards table on page 51 for more detail on this award).

Alain Bellemare, President & Chief Executive Officer, UTC Propulsion & Aerospace Systems

For purposes of annual bonus determination, the weighted performance of the Company and UTC PAS generated a financial performance factor of 103% of target. Based on these results, along with the individual performance considerations related to several strategic aerospace accomplishments listed below, the Committee awarded Mr. Bellemare an annual bonus of $1 million, an amount which aligns with the financial performance factor calculation.

Individual Performance Highlights

•	First successful flight of the A320neo aircraft

•	6,200 firm and option orders for the PurePower® Geared TurbofanTM engine, a revolutionary technology that substantially improves fuel burn and reduces noise and emissions

•	Pratt & Whitney’s expanded market share in the fast-growing single-aisle and regional aircraft segments

•	His efforts in driving progress to bring 50 new engine and aerospace systems into service over the next few years, collectively representing more than $900 billion of potential future sales over the life of these programs

•	Successful roll-outs of multiple aerospace systems to be provided by UTAS for Sikorsky’s S-97 Raider, Mitsubishi’s MRJ aircraft and Embraer’s KC 390, with the latter two powered by Pratt & Whitney engines

In 2014, Mr. Bellemare also received a salary increase from $825,000 to $900,000 to align his salary more closely with market peers.

Charles Gill, Jr., Senior Vice President & General Counsel

For purposes of annual bonus determination, the Company’s financial performance factor was 112% of target. The Committee considered this result, along with the individual performance considerations listed below, and awarded Mr. Gill a $750,000 annual bonus, an amount slightly above the financial performance factor.

Individual Performance Highlights

•	Effective leadership of UTC’s global legal and regulatory affairs, corporate governance, ethics and compliance functions, as well as UTC’s environmental, health and safety programs

•	Management of the Company’s most significant intellectual property, litigation and transactional matters

•	Oversight of the Company’s ongoing and successful efforts to enhance international trade compliance programs

•	Effective counsel and guidance on a wide range of material business matters, including senior executive leadership transitions

•	Recognition by the International Institute for Conflict Prevention & Resolution’s 2014 Corporate Leadership Award, for his efforts towards efficient and effective methods of conflict resolution

Mr. Gill also received a salary increase in 2014 from $650,000 to $685,000 to better align his salary with the market median.

Louis Chênevert, Former Chairman & Chief Executive Officer

The Committee increased Mr. Chênevert’s base salary from $1,775,000 to $1,900,000 in April 2014. Mr. Chênevert resigned as Chairman & Chief Executive Officer of the Company prior to the end of the year and was therefore not eligible for an annual bonus payment for 2014.

46	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

EXECUTIVE COMPENSATION Compensation Discussion and Analysis

Program Administration

PERFORMANCE MEASURES USED IN DETERMINING INCENTIVE COMPENSATION(1)

Plan	Metric	Corporate Office					Business Units
ANNUAL INCENTIVE	Earnings	Net income, as defined below.					Earnings before interest and taxes less: • Restructuring costs; • Non-recurring items; and • Impact of significant acquisitions/divestitures
	Free Cash Flow	Consolidated net cash flow provided by operating activities, less capital expenditures (as reported in the 2014 Annual Report on Form 10-K). The reconciliation of cash flow to free cash flow is as follows:					Internal measure based on: • Net cash; less • Capital expenditures; • Adjusted for the net cash flow impact of restructuring and other costs and non-recurring items
		(in millions)	2005(2)	2012	2013	2014
		Cash flow from operating activities	$4,334	$6,605	$7,505	$7,336
		Less: capital expenditures	$929	$1,389	$1,688	$1,711
		Free cash flow	$3,405	$5,216	$5,817	$5,625
	Net Income	UTC net income attributable to common shareowners, as reported in the 2014 Annual Report on Form 10-K.					Internal measure consisting of each business unit’s respective share of UTC net income attributable to common shareowners, with adjustments for the net income impact of restructuring and other costs and non-recurring items.
LONG-TERM INCENTIVE	Earnings Per Share	Diluted earnings per share, subject to adjustments in the event of extraordinary, non-recurring items unrelated to Company performance.
	Total Shareowner Return	Total investment return on Common Stock between two points in time, using a trailing 60-day average, calculated to account for changes in share price and reinvested dividends.

(1)	All performance measures are based on the performance of continuing operations, unless otherwise noted.
(2)	2005 amounts have not been restated for discontinued operations.

DILUTION AND DEDUCTIBILITY

Under the United Technologies Long-Term Incentive Plan (“LTIP”), as approved by our shareowners, the total number of shares of equity-based awards issued in 2014 was approximately 1% of shares outstanding and within LTIP share limitations. As of the end of 2014, the total number of shares that could be issued under the LTIP, and all predecessor plans, was approximately 10% of shares outstanding (calculated on a fully diluted basis), which is at approximately the CPG median. UTC’s diluted earnings per share reflect all such shares.

The Committee considers tax deductibility among many other factors when making compensation decisions. To the extent consistent with other compensation objectives, the Committee attempts to maximize UTC’s tax deduction relative to compensation paid. Internal Revenue Code Section 162(m) limits UTC’s deduction to $1 million for annual compensation paid to the CEO and each of the three other most highly compensated NEOs (excluding the CFO). However, this limitation does not apply to compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m). Annual bonuses, SARs and performance-based long-term incentive awards are generally intended to qualify as performance-based compensation exempt from the $1 million deduction limit. Other compensation elements are subject to the $1 million deduction limit.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	47

Report of the Committee on Compensation and Executive Development

The Committee on Compensation and Executive Development establishes and oversees the design and function of UTC’s executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in UTC’s Proxy Statement for the 2015 Annual Meeting.

Committee on Compensation and Executive Development
Jean-Pierre Garnier, Chair	Richard B. Myers

Edward A. Kangas	H. Patrick Swygert

Harold McGraw III

48	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

Compensation Tables

SUMMARY COMPENSATION TABLE

Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)	Total Without Change in Pension Value ($)
Gregory Hayes(7) President and Chief Executive Officer
2014	$949,583	$1,600,000	$2,332,626	$2,029,885	$54,280	$1,825,890	$193,910	$8,986,174	$7,169,083
2013	$870,000	$1,100,000	$2,401,885	$2,029,790	$307,972	$714,459	$206,967	$7,631,073	$6,924,841
2012	$830,000	$1,200,000	$2,667,496	$2,415,600	$345,486	$1,581,208	$192,701	$9,232,491	$7,660,266
Peter Longo(8) Acting Chief Financial Officer
2014	$415,000	$500,000	$501,375	$425,850	$88,618	$858,268	$128,137	$2,917,248	$2,058,980
Geraud Darnis President & Chief Executive Officer, UTC Building & Industrial Systems
2014	$1,037,500	$1,200,000	$2,257,380	$5,897,475	$177,000	$2,340,071	$200,843	$13,110,269	$10,770,198
2013	$982,500	$1,100,000	$2,374,383	$2,001,335	$548,140	$670,607	$253,504	$7,930,469	$7,259,862
2012	$922,500	$1,250,000	$2,502,326	$2,267,100	$797,790	$2,371,977	$163,239	$10,274,932	$7,902,955
Alain Bellemare(9) President & Chief Executive Officer, UTC Propulsion & Aerospace Systems
2014	$881,250	$1,000,000	$2,257,380	$1,958,910	$0	$1,663,495	$220,646	$7,981,681	$6,318,186
2013	$816,667	$1,050,000	$2,264,373	$1,906,485	$68,480	$408,341	$228,691	$6,743,037	$6,334,696
2012	$712,500	$1,150,000	$2,502,326	$5,996,918	$150,220	$877,856	$127,261	$11,517,081	$10,639,225
Charles Gill, Jr. Senior Vice President & General Counsel
2014	$676,250	$750,000	$1,655,412	$1,433,695	$0	$1,833,339	$146,588	$6,495,284	$4,661,945
Louis Chênevert(10) Former Chairman & Chief Executive Officer
2014	$1,869,583	$0	$7,110,747	$6,174,825	$188,800	$11,227,997(11)	$536,030	$27,107,982	$15,879,985
2013	$1,756,250	$3,400,000	$6,380,580	$5,387,480	$697,376	$2,077,574	$575,056	$20,274,316	$18,196,742
2012	$1,700,000	$3,500,000	$7,804,283	$7,029,000	$1,185,637	$5,772,241	$571,164	$27,562,325	$21,790,084

(1)	Bonus. Cash bonuses are provided under the UTC Annual Executive Incentive Compensation Plan. Bonus payments under this plan are primarily based on measured performance against pre-established targets. However, as discussed in the Compensation Discussion and Analysis (“CD&A”) beginning on page 22, the Committee retains discretion to adjust bonus amounts. Consequently, we report annual bonuses in the Bonus column of the Summary Compensation Table, rather than in the Non-Equity Incentive Plan Compensation column.
(2)	Stock Awards. Amounts in this column reflect the grant date fair value of PSUs and RSUs issued under the LTIP, calculated in accordance with the Compensation-Stock Compensation Topic of the FASB ASC, but excluding the effect of estimated forfeitures. The assumptions made in calculating the value of these awards are set forth in Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2014 Annual Report on Form 10-K (“2014 Form 10-K”). PSU awards are discussed in the CD&A and in footnote (2) to the Grants of Plan-Based Awards table on page 51 of this Proxy Statement. The grant date fair values shown for PSU awards granted to our NEOs in 2014 assume target level performance. If the highest level of performance is achieved, the grant date fair values would be: Mr. Hayes, $3,311,916; Mr. Longo, $694,434; Mr. Darnis, $3,205,080; Mr. Bellemare, $3,205,080; Mr. Gill, $2,350,392; and Mr. Chênevert, $10,096,002.
(3)	Option Awards. Amounts in this column reflect the grant date fair value of SARs and performance-based SARs granted under the LTIP, calculated in accordance with the Compensation-Stock Compensation Topic of the FASB ASC, but excluding the effect of estimated forfeitures. The assumptions made in the valuation of these awards are set forth in Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2014 Form 10-K.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	49

COMPENSATION TABLES

(4)	Non-Equity Incentive Plan Compensation. Under the Continuous Improvement Incentive Program, a legacy cash-based long-term incentive program, an executive could earn, depending on performance relative to pre-established three-year targets, the right to receive up to seven years of quarterly cash dividend equivalent payments equal to the dividend paid on the number of shares of Common Stock underlying certain unexercised stock options. The last awards under this program were granted in 2005, and all awards expired on December 31, 2014. The amounts in this column consist of quarterly cash dividend equivalent payments received in 2014 pursuant to awards earned in prior years.
(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings. Amounts in this column reflect the increase during 2014 in the actuarial present value of each executive’s accumulated benefit under UTC’s defined benefit plans. Actuarial value computations are based on the assumptions established in accordance with the Compensation–Retirement Benefits Topic of the FASB ASC and discussed in Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2014 Form 10-K. UTC does not provide above-market rates of return (defined by SEC rules as a rate that exceeds 120% of the federal long-term rate) under the UTC Deferred Compensation Plan. However, an above-market interest rate is paid under the frozen Sundstrand Corporation Deferred Compensation Plan, which was assumed by UTC upon the acquisition of Sundstrand in 1999. Mr. Hayes accrued $8,799 in above-market earnings under this plan in 2014.
(6)	All Other Compensation. The 2014 amounts in this column consist of the following items:

Name	Personal Use of Corporate Aircraft(a)	Leased-Vehicle Expenses(b)	Insurance Premiums(c)	401(k) Company Match	Nonqualified Deferred Compensation Plan Match(d)	Miscellaneous(e)	Total ($)
G. Hayes	$13,865	$20,618	$85,642	$9,360	$64,425	$0	$193,910
P. Longo	$0	$30,489	$68,308	$9,360	$19,980	$0	$128,137
G. Darnis	$0	$56,005	$68,068	$9,360	$63,015	$4,395	$200,843
A. Bellemare	$0	$37,846	$113,275	$9,360	$60,165	$0	$220,646
C. Gill, Jr.	$0	$35,091	$57,557	$9,360	$40,185	$4,395	$146,588
L. Chênevert	$115,476	$34,242	$195,000	$9,360	$177,465	$4,487	$536,030

(a)	UTC permits the Chief Executive Officer to use the corporate aircraft for personal travel for reasons of efficiency and security. Amounts in this column reflect incremental variable operating costs incurred in connection with personal travel. Variable operating costs include fuel, calculated on the basis of aircraft-specific average consumption rates and fleet average fuel costs, fleet average landing and handling fees, additional crew lodging and meal allowances, catering and hourly maintenance contract charges, when applicable. Because fleet-wide aircraft utilization is primarily for business purposes (i.e., approximately 99% in 2014), capital and other fixed expenditures are not treated as variable operating costs relative to personal use. Mr. Chênevert’s personal aircraft amount included $4,088 for travel to outside Board meetings.
(b)	Consists of the annual costs associated with a leased-vehicle, paid by UTC on behalf of the executive.
(c)	Reflects the premium paid on behalf of the executive under the ELG life insurance program. Under this program, UTC pays the premiums on a permanent cash value life insurance contract owned by the executive. Life insurance benefits equal approximately three times the executive’s projected base salary at age 62. If vested (age 55 or older with five years of service as an ELG member), UTC funds the policy to maintain coverage following retirement.
(d)	Reflects the dollar value of UTC matching contributions credited under the UTC Savings Restoration Plan (“SRP”). Under the SRP, participants are credited with a benefit equal to the UTC matching contribution that the executive would have received under the terms of the UTC 401(k) Savings Plan but for Internal Revenue Code limits. Amounts included in this column for Mr. Darnis reflect a match make up for 2014. Details on our non-qualified deferred compensation plans are provided on pages 56 and 57 of this Proxy Statement.
(e)	Consists of costs associated with annual executive physicals and other incidental benefits.

(7)	Mr. Hayes served as Senior Vice President & Chief Financial Officer of the Company until November 23, 2014, and as President and Chief Executive Officer effective November 23, 2014.
(8)	Mr. Longo served as Vice President, Finance & Chief Financial Officer of UTC Propulsion & Aerospace Systems until November 23, 2014, when he assumed the role of Acting Chief Financial Officer upon Mr. Hayes’ appointment to the position of President and Chief Executive Officer. He served in this position through December 31, 2014.
(9)	Mr. Bellemare left the Company effective January 31, 2015.
(10)	Mr. Chênevert resigned as Chairman & Chief Executive Officer of the Company effective November 23, 2014, and retired from the Company effective January 3, 2015. No cash severance benefits were paid to Mr. Chênevert in connection with his retirement. However, the Company has agreed to provide continued medical coverage for up to two years following retirement, which if fully utilized, would have a value of approximately $23,600.
(11)	The estimated present value of the accrued benefit earned under the non-qualified UTC Pension Preservation Plan increased as a result of Mr. Chênevert’s early retirement prior to age 62. Accounting rules utilize different assumptions for active and retired plan participants, which in this case resulted in an increase in the estimated present value.

50	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

				All Other Stock Awards:	All Other Option Awards:	Exercise or	Grant Date
	Estimated Future Payouts under Equity Incentive Plan Awards(2)			Number of Shares of	Number of Securities	Base Price of Option	Fair Value of Stock
Grant Date(1)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Underlying Options (#)(3)	Awards ($/Sh)(4)	and Option Awards ($)(5)
G. Hayes
1/2/2014	4,650	18,600	37,200	–	–	–	$2,332,626
1/2/2014	–	–	–	–	71,500	$112.49	$2,029,885
P. Longo
1/2/2014	975	3,900	7,800	–	–	–	$489,099
1/2/2014	–	–	–	–	15,000	$112.49	$425,850
2/10/2014	–	–	–	110(6)	–	–	$12,276
G. Darnis
1/2/2014	4,500	18,000	36,000	–	–	–	$2,257,380
1/2/2014	–	–	–	–	69,000	$112.49	$1,958,910
1/2/2014(7)	128,575	139,000	–	–	–	$112.49	$3,938,565
A. Bellemare
1/2/2014	4,500	18,000	36,000	–	–	–	$2,257,380
1/2/2014	–	–	–	–	69,000	$112.49	$1,958,910
C. Gill, Jr.
1/2/2014	3,300	13,200	26,400	–	–	–	$1,655,412
1/2/2014	–	–	–	–	50,500	$112.49	$1,433,695
L. Chênevert
1/2/2014	14,175	56,700	113,400	–	–	–	$7,110,747
1/2/2014	–	–	–	–	217,500	$112.49	$6,174,825

(1)	The Committee approves annual long-term incentive awards for the following year at its December meeting. The Committee specifies the first business day of the calendar year as the award grant date to coincide with calendar year-based performance measurement periods.
(2)	Consists of the number of PSUs granted under the LTIP subject to vesting based on three-year performance targets. Each PSU corresponds to one share of Common Stock. 50% of the PSU award vests subject to a three-year EPS growth target and 50% vests subject to a cumulative three-year relative TSR target. The vesting range is between 25% and 200% of the target vesting level. Unvested PSUs do not receive dividend equivalent payments. Vested PSUs are settled in unrestricted shares of Common Stock following the Committee’s review and approval of performance achievement levels. PSUs held for at least one year as of the date of qualifying retirement or upon disability remain eligible to vest at the end of the three-year performance cycle. Upon death or separation following a change-in-control, PSUs will vest at target-level performance. In all other circumstances, PSUs are forfeited upon termination of employment before the end of the performance period.
(3)	Consists of the number of SARs granted under the LTIP during 2014. The SARs granted on January 2, 2014 become exercisable after three years of service from the grant date, or earlier in the case of qualifying retirement (provided the SARs have been held for at least one year from the grant date) or death.
(4)	The exercise price is equal to the NYSE closing price of our Common Stock on the grant date.
(5)	Reflects the grant date fair value of equity awards granted in 2014 with vesting assumed at 100% of target and calculated in accordance with the Compensation-Stock Compensation Topic of the FASB ASC, but excluding the effect of estimated forfeitures.
(6)	Reflects an administrative adjustment to a previously granted ELG RSU award.
(7)	On January 1, 2014, the Committee approved a special performance-based SAR award to select senior executives at UTC BIS with performance targets aimed at driving growth. The vesting of the awards (50% with a performance period ending on December 31, 2015, and 50% with a performance period ending on December 31, 2017) is determined based on UTC BIS’ performance relative to the following metrics: (1) earnings before interest and taxes (weighted at 50% of the total award); (2) sales (weighted at 25% of the total award); (3) return on sales (weighted at 15% of the total award); and (4) organizational objectives (weighted at 10% of the total award). The portion of the award based on earnings before interest and taxes will not vest if performance is less than 90% of target. No vesting will occur if performance is less than 95% of target with respect to the other three metrics. Vesting may not exceed 100% of target. These SARs have a ten-year term from the date of grant and do not receive dividend equivalent payments. The two performance measurement periods are independent; there is no opportunity on the second vesting date to make up for a shortfall on the first vesting date. Accelerated vesting of the entire award would occur upon death or a qualifying separation following a change-in-control.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	51

COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
G. Hayes
	–		71,500	(6)	–		$112.49	1/1/2024	–	–	18,600	$2,139,000	(9)
	–		107,000	(7)	–		$84.00	1/1/2023	–	–	26,200	$3,013,000	(10)
	–		122,000	(8)	–		$74.66	1/2/2022	–	–	29,070	$3,343,050	(11)
	103,000		–		–		$78.99	1/2/2021	–	–	–	–
	86,000		–		–		$71.63	1/3/2020	–	–	–	–
	90,000		–		–		$70.81	4/8/2018	–	–	–	–
	54,500		–		–		$75.21	1/1/2018	–	–	–	–
	55,500		–		–		$62.81	1/2/2017	–	–	–	–
P. Longo
	–		–		–		–	–	112	$12,880	–	–
	–		15,000	(6)	–		$112.49	1/1/2024	–	–	3,900	$448,500	(9)
	–		–		–		–	–	10,775	$1,239,125	–	–
	33,288	(12)	–		33,626	(12)	$91.05	4/30/2023	–	–	–	–
	–		12,600	(7)	–		$84.00	1/1/2023	–	–	3,080	$354,200	(10)
	–		12,700	(8)	–		$74.66	1/2/2022	–	–	3,033	$348,795	(11)
	11,800		–		–		$78.99	1/2/2021	–	–	–	–
	10,700		–		–		$71.63	1/3/2020	–	–	–	–
	12,900		–		–		$75.21	1/1/2018	–	–	–	–
G. Darnis
	–		69,000	(6)	–		$112.49	1/1/2024	–	–	18,000	$2,070,000	(9)
	–		–		139,000	(13)	$112.49	1/1/2024	–	–	–	–
	–		105,500	(7)	–		$84.00	1/1/2023	–	–	25,900	$2,978,500	(10)
	–		114,500	(8)	–		$74.66	1/2/2022	–	–	27,270	$3,136,050	(11)
	88,500		–		–		$78.99	1/2/2021	–	–	–	–
	85,500		–		–		$71.63	1/3/2020	–	–	–	–
	142,500		–		–		$54.95	1/1/2019	–	–	–	–
	120,000		–		–		$70.81	4/8/2018	–	–	–	–
	95,000		–		–		$75.21	1/1/2018	–	–	–	–
	102,000		–		–		$62.81	1/2/2017	–	–	–	–
	200,000		–		–		$57.84	3/7/2016	–	–	–	–
	101,500		–		–		$56.53	1/2/2016	–	–	–	–

52	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (CONTINUED)

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
A. Bellemare
	–		69,000	(6)	–		$112.49	1/1/2024	–	–	18,000		$2,070,000	(9)
	–		100,500	(7)	–		$84.00	1/1/2023	–	–	24,700		$2,840,500	(10)
	99,906	(12)	–		100,915	(12)	$74.79	7/31/2022	–	–	–		–
	–		114,500	(8)	–		$74.66	1/2/2022	–	–	27,270		$3,136,050	(11)
	76,000		–		–		$78.99	1/2/2021	–	–	–		–
	80,500		–		–		$71.63	1/3/2020	–	–	–		–
	79,000		–		–		$54.95	1/1/2019	–	–	–		–
	38,000		–		–		$75.21	1/1/2018	–	–	–		–
	32,000		–		–		$62.81	1/2/2017	–	–	–		–
C. Gill, Jr.
	–		50,500	(6)	–		$112.49	1/1/2024	–	–	13,200		$1,518,000	(9)
	–		73,000	(7)	–		$84.00	1/1/2023	–	–	17,900		$2,058,500	(10)
	–		75,500	(8)	–		$74.66	1/2/2022	–	–	18,000		$2,070,000	(11)
	66,500		–		–		$78.99	1/2/2021	–	–	–		–
	60,500		–		–		$71.63	1/3/2020	–	–	–		–
	74,500		–		–		$54.95	1/1/2019	–	–	–		–
	90,000		–		–		$70.81	4/8/2018	–	–	–		–
	43,500		–		–		$75.21	1/1/2018	–	–	–		–
	–		–		–		–	–	10,117	1,163,455	–		–
	23,300		–		–		$62.81	1/2/2017	–	–	–		–
L. Chênevert
	–		217,500	(14)	–		$112.49	1/1/2024	–	–	56,700	(15)	$6,520,500	(9)
	–		284,000	(14)	–		$84.00	1/1/2023	–	–	69,600	(15)	$8,004,000	(10)
	–		355,000	(8)	–		$74.66	1/2/2022	–	–	85,050		$9,780,750	(11)
	349,000		–		–		$78.99	1/2/2021	–	–	–		–
	302,000		–		–		$71.63	1/3/2020	–	–	–		–
	438,000		–		–		$54.95	1/1/2019	–	–	–		–
	360,000		–		–		$70.81	4/8/2018	–	–	–		–
	217,000		–		–		$75.21	1/1/2018	–	–	–		–
	174,500		–		–		$62.81	1/2/2017	–	–	–		–
	200,000		–		–		$57.84	3/7/2016	–	–	–		–
	101,500		–		–		$56.53	1/2/2016	–	–	–		–

(1)	The exercise price of each SAR is equal to the NYSE closing price of our Common Stock on the grant date.
(2)	Reflects the ELG RSU awards granted to Mr. Longo and Mr. Gill upon appointment to the ELG. Mr. Longo’s award will vest in the event of a mutually agreeable separation following three years of ELG service. Mr. Gill’s award will vest upon a mutually agreeable separation on or after age 62. ELG RSUs accumulate dividend equivalents, which are reinvested as additional RSUs during the vesting period.
(3)	Amounts in this column are calculated by multiplying the number of unvested RSUs by $115.00, the NYSE closing price of our Common Stock on December 31, 2014.
(4)	Payout levels for PSUs granted in 2014 and 2013 reflect target level TSR and EPS performance. Actual payout vesting levels are shown for PSUs granted in 2012. Payouts for 2014 and 2013 PSUs will be based on actual performance at the end of the performance period.
(5)	Amounts in this column are calculated by multiplying the number of unvested PSUs by $115.00, the NYSE closing price of our Common Stock on December 31, 2014.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	53

COMPENSATION TABLES

(6)	Consists of SARs scheduled to vest on January 2, 2017, subject to the continued employment of the executive. SARs vest in the event of death, change-in-control or qualifying retirement occurring at least one-year from the date of grant.
(7)	Consists of SARs scheduled to vest on January 2, 2016, subject to the continued employment of the executive. SARs vest in the event of death, change-in-control or qualifying retirement occurring at least one-year from the date of grant.
(8)	Consists of SARs that vested on January 3, 2015.
(9)	Consists of PSUs that are subject to performance-based vesting contingent on performance measured relative to targets over a three-year period ending on December 31, 2016, and the continued employment of the executive, subject to certain exceptions.
(10)	Consists of PSUs that are subject to performance-based vesting contingent on performance measured relative to targets over a three-year period ending on December 31, 2015, and the continued employment of the executive, subject to certain exceptions.
(11)	Consists of PSUs for which the service condition was satisfied on January 3, 2015. The number of PSUs shown reflects the Committee’s approval of 90% performance achieved relative to pre-established targets.
(12)	Consists of SARs, 50% of which vested effective December 31, 2014 at 99% of target. The remaining 50% will vest effective December 31, 2016, subject to achievement relative to performance targets and the continued employment of the executive.
(13)	Consists of SARs, 50% of which are subject to vesting effective December 31, 2015. The remaining 50% will vest effective December 31, 2017, subject to achievement relative to performance targets and the continued employment of the executive.
(14)	Reflects SARs that vested and became exercisable due to Mr. Chênevert’s retirement on January 3, 2015.
(15)	Following Mr. Chênevert’s retirement, non-vested PSUs remain subject to performance-based vesting.

OPTION EXERCISES AND STOCK VESTED

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(4)
G. Hayes	46,000	$2,990,354	36,312	$4,052,419
P. Longo	21,700	$1,257,137	4,148	$462,917(5)
G. Darnis	100,000	$6,128,303	31,144	$3,475,670(5)
A. Bellemare	27,500	$1,631,027	26,792	$2,989,987
C. Gill, Jr.	–	–	23,392	$2,610,547
L. Chênevert	251,000	$15,983,780	123,080	$13,735,728

(1)	Consists of stock option and/or SAR awards exercised in 2014.
(2)	Consists of vested PSUs that converted to shares of Common Stock on a one-for-one basis upon vesting.
(3)	Calculated by multiplying the number of shares acquired upon exercise by the difference between the exercise price and the market price of our Common Stock on the exercise date.
(4)	Calculated by multiplying the number of vested PSUs by the market price of our Common Stock on the vesting date.
(5)	Mr. Longo and Mr. Darnis elected to defer a portion of their 2011 PSU vesting equal to $115,618 and $1,737,835, respectively. For details on the PSU Deferral Plan, refer to page 57.

54	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

COMPENSATION TABLES

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

G. Hayes	UTC Employee Retirement Plan	25	$1,008,462	–
	UTC Pension Preservation Plan	25	$6,183,744	–
	Total		$7,192,206	–
P. Longo	UTC Employee Retirement Plan	26	$1,204,561	–
	UTC Pension Preservation Plan	26	$1,830,183	–
	Total		$3,034,744	–
G. Darnis	UTC Employee Retirement Plan	31	$1,378,216	–
	UTC Pension Preservation Plan	31	$10,240,458	–
	Total		$11,618,674	–
A. Bellemare	UTC Employee Retirement Plan	8	$394,741	–
	UTC Pension Preservation Plan	8	$1,982,937	–
	Pratt & Whitney Canada Salaried and Executive Employee Pension Plans(2)	11	$2,611,985	–
	Total		$4,989,663	–
C. Gill, Jr.	UTC Employee Retirement Plan	20	$878,748	–
	UTC Pension Preservation Plan	20	$3,696,581	–
	Total		$4,575,329	–
L. Chênevert	UTC Employee Retirement Plan	18	$1,010,007	–
	UTC Pension Preservation Plan(3)	22	$32,460,401	–
	Pratt & Whitney Canada Salaried Employee Pension Plan(2)	3	$122,057	–
	Total		$33,592,465	–

(1)	The present value calculation is based on the Compensation-Retirement Benefits Topic of the FASB ASC on pension expense assumptions described in Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2014 Form 10-K. Amounts are calculated at the earliest date that a participant can retire without a reduction of benefits due to age.

(2)	Consists of amounts accrued under the Pratt & Whitney Canada Salaried and Executive Employee Pension Plans. The benefit formula for these plans is substantially similar to the final average earnings formula in the UTC Employee Retirement Plan. Benefits are payable as an annuity.

(3)	Mr. Chênevert’s benefits are determined under the formula applicable to U.S. salaried employees, based on his UTC service from the date of hire, offset by benefits payable separately under the Pratt & Whitney Canada Salaried Employee Pension Plan.

UTC Employee Retirement Plan and UTC Pension Preservation Plan

Retirement benefits for UTC executives are provided through the UTC Employee Retirement Plan and the UTC Pension Preservation Plan (“PPP”).

Changes from Final Average Earnings Formula to Cash Balance Formula. Through the end of 2014, both of these plans used a traditional defined benefit final average earnings (“FAE”) formula. In combination, the plans provide an annual benefit payment equal to 2% of the executive’s earnings (defined below) for each year of service up to a maximum of twenty years, plus 1% of earnings for each year of service thereafter, minus 1.5% of the executive’s Social Security benefits for each year of service (up to a maximum of 50% of the annual Social Security benefit). Earnings recognized under this formula consist of the highest average annual base salary and bonus received over a consecutive five-year period ending on or before December 31, 2014. The FAE formula does not recognize long-term incentive compensation earnings.

The FAE defined benefit formula ended effective December 31, 2014. As a result, the NEOs no longer accrue retirement benefits under the FAE formula and now accrue benefits under a cash balance formula. The cash balance portion of each NEO’s pension will be expressed as a cash balance account with a value that grows each month with two types of credits — pay credits and interest credits. Pay credits are based on the participant’s age and range from 3% to 8% of pay. Interest credits are based on 30-year U.S. Treasury Bond yields and are subject to annual adjustments, but cannot fall below 3.8% under the Plan.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	55

COMPENSATION TABLES

Other Formulas Used. Benefits for Messrs. Darnis and Hayes include amounts accrued under different formulas used in the Carrier and Sundstrand predecessor plans, respectively, that were merged into UTC retirement plans. The Pratt & Whitney Canada Salaried and Executive Employee Pension Plans utilize a FAE formula substantially similar to that used by the UTC Employee Retirement Plan and the PPP. Increases to Mr. Bellemare’s compensation correspond to additional accrued benefits under the Pratt & Whitney Canada Salaried and Executive Employee Pension Plans.

Plan Description. The UTC Employee Retirement Plan is a tax-qualified plan subject to Internal Revenue Code provisions that, as of December 31, 2014, limit recognized annual compensation to $260,000 and an annual retirement benefit to $210,000. A lump-sum distribution is available for benefits accrued under the cash balance formula, but not for benefits accrued under the FAE formula.

The PPP is an unfunded, non-qualified retirement plan utilizing the same benefit formula, compensation recognition, retirement eligibility and vesting provisions as the tax-qualified UTC Employee Retirement Plan. The PPP provides benefits not accrued under the qualified plan due to Internal Revenue Code limitations on annual compensation recognition and retirement benefit amounts. Because amounts payable under the PPP are unfunded and unsecured, a lump-sum distribution option is available as an alternative to a life annuity. Unlike distributions under the UTC Employee Retirement Plan, a PPP lump-sum distribution is immediately and fully taxable as ordinary income. To address the tax impact, the PPP lump-sum calculation of the FAE portion of the benefit uses a discount rate equal to the Barclay’s Capital Municipal Bond Index averaged over five years (currently 2.986%). The lump-sum value of the cash balance portion of the benefit will be equal to the accumulated cash balance account described above.

Vesting and Retirement. Vesting under the respective plans requires three years of service. Normal retirement age is 65. The FAE formula provides full retirement benefits at age 62 for a participant who retires with at least ten years of service. Early retirement benefits are also available under the FAE formula at age 55 with at least ten years of service, reduced by 0.2% for each month by which the early retirement date precedes age 62. The value of the cash balance benefit is not affected by retirement at age 62.

All NEOs, except Mr. Gill, are eligible for early retirement. No NEO was eligible to retire with full retirement benefits as of December 31, 2014.

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)

G. Hayes	UTC Deferred Compensation Plan	$0	$0	$47,596	$0	$1,238,365
	UTC Savings Restoration Plan	$107,375	$64,425	$82,852	$0	$1,008,016
P. Longo	UTC Deferred Compensation Plan	$0	$0	$14,344	-$1,734	$439,899
	UTC Savings Restoration Plan	$33,300	$19,980	$4,894	$0	$161,991
	PSU Deferral Plan(5)	$112,901	$0	$27,963	$0	$842,224
G. Darnis	UTC Deferred Compensation Plan	$598,750	$16,980(6)	$93,250	$0	$3,038,627
	UTC Savings Restoration Plan	$76,725	$46,035	$20,201	$0	$678,694
	PSU Deferral Plan(5)	$1,696,996	$0	$130,711	$0	$3,182,678
A. Bellemare	UTC Deferred Compensation Plan	$0	$0	$0	$0	$0
	UTC Savings Restoration Plan	$100,275	$60,165	$45,135	$0	$761,857
C. Gill, Jr.	UTC Deferred Compensation Plan	$0	$0	$0	$0	$0
	UTC Savings Restoration Plan	$66,975	$40,185	$17,868	$0	$617,961
L. Chênevert	UTC Deferred Compensation Plan	$0	$0	$58,026	$0	$1,870,828
	UTC Savings Restoration Plan	$295,775	$177,465	$173,598	$0	$2,959,083

(1)	Amounts in this column are included in the Salary and Bonus columns of the Summary Compensation Table.

(2)	Amounts in this column are included in the All Other Compensation column of the Summary Compensation Table.

56	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

COMPENSATION TABLES

(3)	Amounts in this column reflect the returns on amounts credited to hypothetical investment accounts described below. Amounts credited do not constitute above-market earnings, except for $8,799 credited to Mr. Hayes under a frozen Sundstrand Corporation Deferred Compensation Plan.

(4)	Amounts in this column include deferrals by the executive and credited earnings in current and prior years, less withdrawals. Of these totals, the following amounts have been included in the Salary, Bonus and Stock Awards columns of the Summary Compensation Table in prior years: $809,582 (Mr. Hayes), $3,433,670 (Mr. Darnis), $249,903 (Mr. Bellemare) and $1,495,605 (Mr. Chênevert).

(5)	Under the PSU Deferral Plan, as described below, Mr. Darnis and Mr. Longo elected to defer a portion of their 2011 PSU vesting, as reported in the Option Exercises and Stock Vested table on page 54.

(6)	Reflects a SRP match make up for 2014, which has been credited to Mr. Darnis’ UTC Deferred Compensation Plan account, as discussed in footnote (6)(d) of the Summary Compensation Table.

UTC Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified, unfunded deferred compensation arrangement that offers participants the opportunity to defer up to 50% of annual base salary and up to 70% of annual bonus. The minimum deferral period is five years. All distributions are made in cash and, at the election of the participant, in either a lump-sum payment or in annual installments over a period between two and fifteen years. If a participant’s employment terminates prior to retirement eligibility, all balances are paid as a lump-sum in the April following termination. Amounts deferred may be allocated by the participant to one or more of the hypothetical investment accounts listed below.

UTC Savings Restoration Plan

The Savings Restoration Plan is a non-qualified, unfunded deferred compensation arrangement that offers participants the opportunity to defer up to 6% of pay (base salary and annual bonus) above the annual Internal Revenue Code compensation limit ($260,000 in 2014) applicable to the tax-qualified UTC 401(k) Savings Plan. Under this plan, UTC will make matching contributions equal to 60% of the amount deferred by the executive in the form of UTC deferred stock units. Participants are vested in their own deferrals and vest in the UTC match after three years of service. Amounts credited may be distributed in a lump-sum payment or in annual installments over a period between two and fifteen years. Employee deferrals are distributed in cash and Company matching amounts are distributed in shares of Common Stock.

Investment Options

Amounts deferred by the employee under either of the above plans may be allocated to one or more of the following hypothetical investment accounts:

Hypothetical Investment Accounts*	2014 Return
Income Fund	3.37%
Equity Fund - S&P 500 Index	13.64%
Government / Credit Bond Fund	5.98%
Small Company Stock Index Fund	7.49%
International Equity Index	(4.70)%
Emerging Equity Index Fund	(2.77)%
UTC Common Stock with dividend reinvestment	3.22%

*	Additional age-specific retirement date funds are also available. In 2014, the NEOs participated in the Target Retirement Fund 2020, which returned 4.17%, and the Target Retirement Fund 2025, which returned 4.48%.

PSU Deferral Plan

The PSU Deferral Plan allows executives to defer between 10% and 100% of their vested PSU award. Upon vesting, the deferred portion of the PSU award is converted into deferred stock units that accrue dividend equivalents. Distributions from the PSU Deferral Plan are paid in full or in two to fifteen annual installments either upon retirement or in a future year selected by the executive (no earlier than five years from the year the PSUs are deferred). Distributions are made in whole shares of Common Stock with any fractional unit paid in cash.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	57

COMPENSATION TABLES

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

This table estimates the value of payments and benefits that each NEO would have been entitled to receive had employment terminated on December 31, 2014 under various hypothetical circumstances. Under UTC’s programs, benefit eligibility and the value of benefits an executive is entitled to receive vary depending on the reason for termination and whether the executive is eligible for retirement at that time.

Payment Type	G. Hayes	P. Longo	G. Darnis	A. Bellemare	C. Gill, Jr.	L. Chênevert(1)
Termination — Involuntary (For Cause)
Cash Payment(2)	$0	$0	$0	$0	$0	$0
Pension Benefit(3)	$9,139,251	$2,681,080	$15,315,094	$5,522,384	$5,528,169	$0
Option/SAR Value(4)	$0	$0	$0	$0	$0	$0
Stock Award Value(5)	$0	$0	$0	$0	$0	$0
Sub-Total	$9,139,251	$2,681,080	$15,315,094	$5,522,384	$5,528,169	$0
Less: Vested Pension	-$9,139,251	-$2,681,080	-$15,315,094	-$5,522,384	-$5,528,169	$0
Amount Triggered due to Termination	$0	$0	$0	$0	$0	$0
Voluntary
Cash Payment(2)	$0	$0	$0	$0	$0	$0
Pension Benefit(3)	$9,139,251	$2,681,080	$15,315,094	$5,522,384	$5,528,169	$33,424,946
Option/SAR Value(4)	$24,719,530	$3,102,428	$55,114,510	$25,905,739	$21,724,937	$126,654,445
Stock Award Value(5)	$6,356,050	$702,995	$6,114,550	$5,976,550	$4,128,500	$24,305,250
Sub-Total	$40,214,831	$6,486,503	$76,544,154	$37,404,673	$31,381,606	$184,384,641
Less: Vested Pension and Equity	-$40,214,831	-$6,486,503	-$76,544,154	-$37,404,673	-$31,381,606	-$184,384,641
Amount Triggered due to Termination	$0	$0	$0	$0	$0	$0
Termination — Involuntary (Not For Cause)
Cash Payment(2)	$3,250,000	$0	$2,625,000	$2,250,000	$1,712,500	$0
Pension Benefit(3)	$9,139,251	$2,681,080	$15,315,094	$5,522,384	$5,528,169	$0
Option/SAR Value(4)	$24,719,530	$3,102,428	$55,114,510	$25,905,739	$21,724,937	$0
Stock Award Value(5)	$6,356,050	$702,995	$6,114,550	$5,976,550	$4,128,500	$0
Sub-Total	$43,464,831	$6,486,503	$79,169,154	$39,654,673	$33,094,106	$0
Less: Vested Pension and Equity	-$40,214,831	-$6,486,503	-$76,544,154	-$37,404,673	-$31,381,606	$0
Amount Triggered due to Termination	$3,250,000	$0	$2,625,000	$2,250,000	$1,712,500	$0
Termination — Change-in-Control(6)
Cash Payment(7)	$10,300,550	$0	$6,592,950	$5,651,100	$3,789,078	$0
Pension Benefit(3)	$9,139,251	$2,681,080	$15,315,094	$5,522,384	$5,528,169	$0
Option/SAR Value(8)	$24,898,995	$3,945,421	$55,636,590	$30,136,721	$21,851,692	$0
Stock Award Value(8)	$8,495,050	$2,403,500	$8,184,550	$8,046,550	$6,809,955	$0
Sub-Total	$52,833,846	$9,030,001	$85,729,184	$49,356,755	$37,978,894	$0
Less: Vested Pension and Equity	-$40,214,831	-$6,486,503	-$76,544,154	-$37,404,673	-$31,381,606	$0
Amount Triggered due to Termination	$12,619,015	$2,543,498	$9,185,030	$11,952,082	$6,597,288	$0

58	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

COMPENSATION TABLES

(1)	Mr. Chênevert resigned as Chairman & Chief Executive Officer on November 23, 2014 and retired as an employee of the Company on January 3, 2015. The values shown reflect the amounts payable to Mr. Chênevert following his retirement. The value of Mr. Chênevert’s outstanding equity awards includes the grant made on January 2, 2014, and is calculated based on the NYSE closing price of Common Stock on December 31, 2014 of $115.00.

(2)	Amounts shown are payable under the ELG separation arrangement as discussed on page 38 of the Compensation Discussion and Analysis. The ELG separation benefit is a cash payment equal to 2.5 times base salary and is provided in the event of a mutually agreeable separation following at least three years of ELG service. A mutually agreeable separation occurs when: (i) the ELG participant’s position with UTC has been eliminated or diminished by a divestiture, restructuring, shift in priorities or similar event; or (ii) the executive retires at age 62 or older (except for Mr. Gill, who would vest in his ELG RSU award following retirement on or after age 62). Voluntary terminations prior to age 62 or terminations related to misconduct do not qualify as mutually agreeable. Receipt of the ELG separation benefit is contingent upon execution of an agreement containing the following covenants made by the executive for the protection of UTC: (i) three-year non-compete; (ii) three-year employee non-solicitation; (iii) non-disparagement; (iv) protection of confidential, sensitive and proprietary information; and (v) post-termination cooperation obligations. The ELG separation benefit is not treated as compensation for purposes of determining benefits under UTC’s pension plans or any other benefit program. This benefit is payable as a lump-sum. Distributions are subject to certain restrictions imposed by Internal Revenue Code Section 409A. Benefit plan participation and fringe benefits are not continued following termination under the ELG separation arrangement. ELG members appointed on or after May 2013, including Mr. Longo, are not eligible for this cash payment.

(3)	Pension benefits under the standard retirement benefit formula that exceed Internal Revenue Code limits for tax-qualified plans may be paid as a lump-sum. Amounts in this column reflect the estimated lump-sum payment of the non-qualified portion of the retirement benefit, assuming retirement or termination on December 31, 2014, payable as of such date or attainment of age 55. Benefits payable under the qualified plan are reflected in the Pension Benefits table on page 55 and are payable as an annuity. Pension benefits for Mr. Chênevert and Mr. Bellemare also include amounts attributable to their Pratt & Whitney Canada Salaried and Executive Employee Pension Plans.

(4)	The vesting of outstanding SARs (other than the unvested portion of the performance-based SARs) that have been outstanding for at least one year will be accelerated in the event of a voluntary termination or an involuntary (not for cause) termination after attaining retirement age (55 plus ten years of service) or satisfying the rule of 65 (age 50 plus fifteen years of service). Each of the NEOs satisfies one or both of these conditions. Amounts shown are based on the December 31, 2014 closing price of our Common Stock on the NYSE of $115.00. In the event of an involuntary termination for cause, outstanding SARs are forfeited.

(5)	In the event of a voluntary termination or an involuntary (not for cause) termination following attainment of retirement age or satisfying the rule of 65, PSUs outstanding for at least one year remain eligible to vest following completion of the performance period to the extent the performance targets are achieved. Amounts shown are based on the December 31, 2014 closing price of our Common Stock on the NYSE of $115.00. Amounts shown reflect target vesting for the 2014 and 2013 PSU grants and the actual payout level for the 2012 PSU grant. In the event of an involuntary termination for cause, outstanding PSUs are forfeited.

(6)	Change-in-control benefits are provided in accordance with the Senior Executive Severance Plan (“SESP”). Acquisition of 20% of UTC’s voting securities by a person or a group or a change in the majority of the Board of Directors constitutes a change-in-control. Executives are eligible for the SESP benefits in the event of an involuntary termination or resignation for “good reason” (i.e., a material adverse change in the executive’s position, compensation, benefits or work location) within two years following a change-in-control. Receipt of SESP benefits are subject to an ongoing obligation to protect confidential UTC information. An executive may receive the greater of the SESP or ELG separation benefits (as described in footnote (2) above), but not both. The SESP cash severance benefit is reduced by 1/36th for each month that termination occurs after age 62, and accordingly, is completely phased out at age 65.

(7)	Reflects a lump-sum cash payment under the SESP in an amount equal to 2.99 times the sum of the executive’s base salary and target bonus. ELG members appointed after June 2009, including Mr. Longo, are not eligible for this cash payment.

(8)	In the event of a qualifying termination following a change-in-control, the SESP provides for the accelerated vesting of all outstanding SARs and PSUs (including SARs and PSUs outstanding for less than one year and unvested performance-based SAR awards), as well as outstanding ELG RSU awards. Amounts shown are based on the December 31, 2014 closing price of our Common Stock on the NYSE of $115.00. PSU values reflect vesting at target, except where actual performance is known as of December 31, 2014.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	59

Report of the Audit Committee

The Audit Committee reviews and makes recommendations to the Board of Directors concerning the reliability and integrity of UTC’s financial statements and the adequacy of its system of internal controls and processes to assure compliance with UTC’s policies and procedures, Code of Ethics and applicable laws and regulations. The Committee annually nominates UTC’s Independent Auditor for appointment by the shareowners, and evaluates the independence, qualifications and performance of UTC’s internal and independent auditors. The Committee also discusses with management UTC’s policies and procedures regarding risk assessment and risk management, the Company’s major financial risk exposures and the steps management has taken to monitor and manage such exposures to be within the Company’s risk tolerance. The Committee establishes procedures for and oversees receipt, retention, and treatment of complaints received by UTC regarding accounting, internal control or auditing matters, and the confidential, anonymous submission by UTC employees of concerns regarding questionable accounting or auditing matters.

The Committee has reviewed and discussed with management and UTC’s Independent Auditor UTC’s audited financial statements as of and for the year ended December 31, 2014, as well as the representations of management and the Independent Auditor’s opinion thereon regarding UTC’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act. The Committee discussed with UTC’s internal and Independent Auditors the overall scope and plans for their respective audits. The Committee met with the internal and Independent Auditors, with and without management present, to discuss the results of their examinations, the evaluation of UTC’s internal controls, management’s representations regarding internal control over financial reporting, and the overall quality of UTC’s financial reporting. The Committee has discussed with UTC’s Independent Auditor the matters required by the Public Company Accounting and Oversight Board’s (PCAOB) Auditing Standard No. 16, Communications with Audit Committees. It has also discussed with UTC’s Independent Auditor their independence from UTC and its management, including the written disclosures and letter from UTC’s Independent Auditor required by the PCAOB’s Rule 3526, Communication with Audit Committees Concerning Independence, as approved by the SEC.

UTC’s Independent Auditor represented to the Committee that UTC’s audited financial statements were fairly presented in accordance with generally accepted accounting principles in the United States of America.

Based on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in UTC’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The Committee nominates the firm of PricewaterhouseCoopers LLP for appointment by the shareowners as UTC’s Independent Auditor for 2015.

Audit Committee
Edward A. Kangas, Chair	John V. Faraci
Ellen J. Kullman	Richard B. Myers
H. Patrick Swygert	André Villeneuve

60	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

Proposal 2: Appointment of a Firm of Independent Registered Public Accountants to Serve as Independent Auditor for 2015

As required by UTC’s Bylaws, we are asking shareowners to vote on a proposal to appoint a firm of independent registered public accountants to act as the Company’s Independent Auditor until the next annual meeting. PricewaterhouseCoopers LLP served as UTC’s independent registered public accounting firm in 2014 and 2013, and the Audit Committee has nominated the firm to serve again as Independent Auditor for UTC.

The Audit Committee is directly responsible for the nomination, compensation, retention and oversight of the Company’s independent registered public accounting firm. To fulfill this responsibility, the Committee engages in a comprehensive annual evaluation of the independent auditor’s qualifications, performance and independence and periodically considers the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee has nominated, and the Board of Directors has approved the nomination of, PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2015 and until the next Annual Meeting in 2016. PricewaterhouseCoopers LLP has acquired extensive knowledge of the Company’s operations, performance and development through its previous service as the Company’s Independent Auditor. In accordance with SEC rules and PricewaterhouseCoopers LLP policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy includes a meeting of the Chairman of the Audit Committee with the candidate for the role, as well as consideration of the candidate’s qualifications by the full Committee and with management.

The Audit Committee and the Board of Directors believe that the continued retention of PricewaterhouseCoopers LLP as our independent registered public accounting firm is in the best interest of the Company and our shareowners.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make any statements they desire, and will also be available to respond to appropriate questions from shareowners.

UTC paid the following fees to PricewaterhouseCoopers LLP for 2014 and 2013:

(in thousands)	2014	2013
Audit Fees	$42,054	$38,326
Audit-Related Fees	$5,535	$5,722
Tax Fees	$18,712	$19,058
All Other Fees	$757	$106
Total	$67,058	$63,212

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	61

PROPOSAL 2 Appointment of a Firm of Independent Registered Public Accountants
to Serve as Independent Auditor for 2015

Audit Fees in both years consisted of fees for the audit of UTC’s consolidated annual financial statements and the effectiveness of its internal control over financial reporting, the review of interim financial statements in UTC’s quarterly reports on Form 10-Q and the performance of audits in accordance with statutory requirements.

Audit-Related Fees in both years consisted of fees for financial and tax due diligence assistance related to acquisition and disposition activity, employee benefit plan audits, advice regarding the application of generally accepted accounting principles to proposed transactions, special reports pursuant to agreed-upon procedures, contractually required audits and compliance assessments. Audit-Related Fees in 2013 also included services related to our discontinued operations, including due diligence and carve-out audits. Total Audit-Related Fees related to services for our discontinued operations in 2014 and 2013 were $0 and $1,734,000, respectively. Under contractual requirements, $0 and $1,486,000 of fees were reimbursed by third parties in 2014 and 2013, respectively.

Tax Fees in 2014 consisted of approximately $11,429,000 for U.S. and non-U.S. tax compliance, related planning and assistance with tax refund claims, and expatriate tax services, and approximately $7,283,000 for tax consulting and advisory services. In 2013, Tax Fees consisted of approximately $11,067,000 for U.S. and non-U.S. tax compliance and related planning and assistance with tax refund claims and expatriate tax services, and approximately $7,991,000 for tax consulting and advisory services.

All Other Fees in 2014 and 2013 primarily consisted of accounting research software, benchmarking, government compliance advisory and other services.

The Audit Committee has adopted procedures requiring Committee review and approval in advance of all particular engagements for services provided by UTC’s Independent Auditor. Consistent with applicable laws, the procedures permit limited amounts of services, other than audit, review or attest services, to be approved by one or more members of the Committee pursuant to authority delegated by the Committee, provided the Committee subsequently is informed of each particular service approved by delegation. All of the engagements and fees for 2014 and 2013 were approved by the Committee. The Committee reviews with PricewaterhouseCoopers LLP whether the non-audit services to be provided are compatible with maintaining the auditors’ independence. The Board has also adopted the policy that in any year fees paid to the Independent Auditor for non-audit services shall not exceed the fees paid for audit and audit-related services. Non-audit services consist of those described above as included in the Tax Fees and All Other Fees categories.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREOWNERS VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

62	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

Each year we ask shareowners to approve, on an advisory basis, the compensation of UTC’s Named Executive Officers. We encourage you, before voting, to read the Compensation Discussion and Analysis (“CD&A”) on pages 22 to 47, along with the compensation tables on pages 49 to 59, and to consider the information the CD&A provides about the alignment between UTC’s performance and our executives’ compensation. The CD&A also describes recent changes to our compensation programs that are designed to enhance corporate governance and align executive and shareowner interests.

Under the rules of the Securities and Exchange Commission, your vote is advisory and will not be binding on the Board or the Company. However, the Board will review the voting results and give them serious consideration when making future executive compensation decisions.

As more fully discussed in the CD&A, the fundamental objective of UTC’s compensation program is to closely align compensation opportunities with the long-term interests of our shareowners. For senior leadership, the substantial majority of compensation is both stock-based and contingent on performance. We base long-term incentive compensation on the achievement of performance metrics that link directly to sustainable performance and long-term shareowner value. We use relevant benchmarking to assure that overall compensation levels and opportunities align effectively with competitive market practices. Details of performance metrics and benchmarking can be found in the CD&A on pages 35 and 30 of this Proxy Statement.

The design and operation of an executive compensation program for a large, complex, global enterprise such as UTC necessarily involves multiple objectives. The Board believes that UTC’s executive compensation programs have been effective in attracting and retaining senior business leaders with the requisite talent and skills to drive UTC’s financial and operational performance. As described on page 28 of this Proxy Statement, UTC’s executive compensation programs are designed to support the following guiding principles:

•	Pay-for-performance: A substantial portion of compensation should be variable, contingent and directly linked to individual, Company and business unit performance.

•	Shareowner alignment: The financial interests of executives should be aligned with the long-term interests of our shareowners through stock-based compensation and performance metrics that correlate with long-term shareowner value.

•	Long-term focus: For our most senior executives, long-term stock-based compensation opportunities should significantly outweigh short-term cash-based opportunities. Annual objectives should complement sustainable long-term performance.

•	Competitiveness: Total compensation should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing UTC’s performance. Each element should be benchmarked relative to peers.

•	Balance: The portion of total compensation contingent on performance should increase with an executive’s level of responsibility. Annual and long-term incentive compensation opportunities should reward the appropriate balance of short- and long-term financial and strategic business results.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	63

PROPOSAL 3 Advisory Vote to Approve Named Executive Officer Compensation

•	Responsibility: Compensation should take into account each executive’s responsibility to act in accordance with our ethical, environmental, health and safety objectives at all times. Financial and operating performance must not compromise these values. A complete commitment to ethical and corporate responsibility is a fundamental principle incorporated into all aspects of our compensation program.

2014 was another very successful year for UTC. We generated diluted earnings per share of $6.82, a 10% increase from 2013. Net sales grew by 4% and we paid 7% more dividends to our shareowners this year than in 2013. During 2014, we also won a number of significant contracts that position UTC for strong financial growth well into the next decade. As in the past, long-term sustainable growth continues to be the driver behind the strategic and financial decisions of our senior executives. This can be seen in our cumulative total return to shareowners over the ten-year period ending December 31, 2014, which equaled 176%. These returns are well in excess of results for the Dow Jones Industrial Average and the S&P 500 indices for the same period. UTC’s 176% cumulative total shareowner return also outperformed the Capital Goods industry sector (98%), of which UTC is a component, for the ten-year period ending on December 31, 2014. The Board believes that our executive compensation program plays a key role in driving and sustaining this level of performance.

The Board remains committed to robust corporate governance practices and strongly shares the interest of shareowners in maintaining effective, performance-based executive compensation programs at UTC. In that regard, as discussed in the CD&A, the Committee has over the years made several changes to our executive compensation programs, in direct response to input from shareowners. The Board believes that UTC’s executive compensation programs have effectively aligned pay with performance by incentivizing superior levels of financial performance while encouraging long-term growth objectives. A balanced compensation program is essential for the purpose of attracting and retaining talented executives.

Accordingly, the Board recommends that shareowners vote FOR the following resolution:

“RESOLVED, that the compensation of UTC’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related information provided on pages 22 to 59 of this Proxy Statement, is hereby APPROVED on an advisory basis.”

As a matter of law, the approval or disapproval of this Proposal 3 may not be construed as overruling any decision by UTC or the Board, or as imposing any duty or obligation on UTC, the Board or any individual director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ABOVE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF UTC’S NAMED EXECUTIVE OFFICERS.

64	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

General Information Regarding the Annual Meeting

Your Vote Is Very Important.

Please vote your shares in advance of the meeting, using one of the voting methods described below.

To conserve natural resources and reduce costs, we are sending many shareowners a brief Notice of Internet Availability of Proxy Materials, as permitted by SEC rules. This Notice explains how you can access UTC’s proxy materials on the Internet and how to obtain printed copies if you prefer. It also tells you how you can choose either electronic or print delivery of proxy materials for future Annual Meetings.

WHO CAN VOTE

You are entitled to vote at the Annual Meeting if you owned shares of Common Stock at the close of business on March 2, 2015, which is referred to as the “record date.” A list of registered shareowners entitled to vote at the meeting will be available at UTC’s offices, One Financial Plaza, Hartford, CT, 06103 during the ten days prior to the meeting, and also at the meeting.

ATTENDING THE MEETING

You or your authorized proxy can attend the Annual Meeting if you were a registered or beneficial owner of Common Stock at the close of business on March 2, 2015.

We ask that shareowners request tickets in advance to attend.

To request an admission ticket to the Annual Meeting, contact the Corporate Secretary at UTC, One Financial Plaza, Hartford, CT 06103 or by email to: corpsec@corphq.utc.com.

•	If you own shares through an account with a broker, bank, trustee or other intermediary, you must also send a copy of an account statement, or a “legal proxy” from your intermediary, showing the number of shares you owned as of the record date.

•	If your shares are registered in your name with UTC’s stock registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), or if you own shares through a UTC employee savings plan, there is no need to provide evidence of ownership of shares. UTC can verify your ownership of Common Stock.

If you forget to bring a ticket, you will be admitted to the meeting only if seats are available and you provide proof of identification and satisfactory evidence that you were a registered shareowner or beneficial shareowner of Common Stock as of the record date.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	65

GENERAL INFORMATION REGARDING THE ANNUAL MEETING

QUORUM FOR THE MEETING

Under the Company’s Bylaws, we can conduct business at the Annual Meeting if the holders of a majority of the outstanding shares on the record date are present either in person or by proxy. The presence of that number of shares constitutes a “quorum”. As of the record date, 908,450,127 shares of Common Stock were issued and outstanding.

HOW TO VOTE

If you own shares directly in your name......

If your shares are registered in your name on the records of Computershare, you may vote in several different ways.

•	Vote on the Internet. You can vote online at: www.proxyvote.com.

•	Vote by Telephone. In the United States or Canada, you can vote by telephone. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	Vote by Mobile Device. You can scan the QR code provided with your proxy materials.

Internet and telephone voting facilities will be available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on April 26, 2015 (except for participants in the UTC Employee Savings Plan, who must submit voting instructions earlier, as described below).

To authenticate your Internet or telephone vote, you will need to enter your confidential voter control number as shown on the voting materials you received. If you vote online or by telephone, you do not need to return a proxy card or voting instruction card.

•	Vote by Mail. You can mail the proxy card or voting instruction card enclosed with your printed proxy materials. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or in an envelope addressed to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

•	Vote at the Annual Meeting. Most shareowners may vote by submitting a ballot in person at the Annual Meeting. If you have already voted online, by telephone or by mail, your vote at the Annual Meeting will supersede your prior vote.

If you own your shares through an account with a bank, broker, trustee or other intermediary, sometimes referred to as owning in “street name”......

Your intermediary will send you printed copies of the proxy materials or tell you how to access proxy materials electronically. You are entitled to direct the intermediary how to vote your shares by following the voting instructions it provides to you.

If you hold shares in the UTC Employee Savings Plan......

You can direct the voting of your proportionate interest in shares of Common Stock held by the ESOP Fund and the Common Stock Fund under the UTC Employee Savings Plan by returning a voting instruction card or by providing voting instructions via the Internet or by telephone. If you do not provide voting instructions (or if your instructions are incomplete or unclear) as to one or more of the matters to be voted on, the trustee will vote your proportionate interest in shares held by the ESOP Fund for the voting choice that receives the greatest number of votes based on voting instructions received from ESOP Fund participants. Similarly, the trustee will vote your uninstructed proportionate interest in shares held by the Common Stock Fund for the voting choice that receives the greatest number of votes based on voting instructions received from Common Stock Fund participants. The trustee will vote all shares of Common Stock held in the ESOP Fund not allocated to participant accounts for the voting choice that receives the greatest number of votes from ESOP Fund participants who submit voting instructions with respect to their allocated shares.

66	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

GENERAL INFORMATION REGARDING THE ANNUAL MEETING

SPECIAL VOTING DEADLINE FOR PARTICIPANTS IN THE UTC EMPLOYEE SAVINGS PLAN: Broadridge Financial Solutions must receive your voting instructions by 11:00 a.m., Eastern Daylight Time, on April 23, 2015, so it will have time to tabulate all voting instructions of participants and communicate those instructions to the trustee, who will vote the shares held by the Savings Plan. Because the Savings Plan trustee will vote shares held in the Savings Plan as described above, Savings Plan participants will not be able to vote their shares held in the Savings Plan in person at the meeting.

Revoking a Proxy

If you hold shares registered in your name, you may revoke your proxy by:

•	Writing to the Corporate Secretary and providing your name and account information

•	If you submitted your proxy by telephone or via the Internet, by accessing those voting methods and following the instructions given for revoking a proxy

•	Submitting a new proxy card with a later date (which will override your earlier proxy card)

•	Voting in person at the Annual Meeting

If you hold your shares in “street name,” you must follow the directions provided by your bank, broker, trustee or other intermediary for revoking or modifying your voting instructions.

VOTING PROCEDURES

How Shares Will Be Voted

Each share is entitled to one vote. Your shares will be voted in accordance with your instructions. In addition, if you have returned a signed proxy card or submitted voting instructions by telephone or online, the proxy holders will have, and intend to exercise, discretion to vote your shares (other than shares held in the UTC Employee Savings Plan) in accordance with their best judgment on any matters not identified in this Proxy Statement that are brought to a vote at the Annual Meeting. At present we do not know of any such additional matters.

If your shares are registered in your name and you sign and return a proxy card or vote via the Internet, by telephone or by mail but do not give voting instructions on a particular matter, the proxy holders will be authorized to vote your shares on that matter in accordance with the Board’s recommendation. If you hold your shares through an account with a broker and do not give voting instructions on a matter, under the rules of the New York Stock Exchange your broker is permitted to vote in its discretion only on Proposal 2 (appointment of the Independent Auditor) and is required to withhold its vote on each of the other Proposals, resulting in a so-called “broker non-vote.” The impact of abstentions and broker non-votes on the overall vote is shown in the following table.

Votes Required and Effect of Abstentions and Broker Non-Votes

Matter	Required Vote	Impact of Abstentions	Impact of Broker Non-Votes
Election of Directors	Votes FOR a nominee must exceed votes AGAINST that nominee.	Not counted as votes cast; no impact on outcome.	Not counted as votes cast; no impact on outcome.
Appointment of PricewaterhouseCoopers LLP as Independent Auditor	Approval by a majority of the votes making up the quorum.	Counted toward quorum; impact is equivalent to a vote AGAINST.	Not applicable.
Advisory vote to approve Named Executive Officer compensation	Votes FOR the proposal must exceed votes AGAINST it.	Not counted as votes cast; no impact on outcome.	Not counted as votes cast; no impact on outcome.

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	67

GENERAL INFORMATION REGARDING THE ANNUAL MEETING

Cumulative Voting for Directors

You have the right to “cumulate” your votes in the election of UTC directors. This means you are entitled in the election of directors to a number of votes equal to the number of shares of Common Stock you own, multiplied by the number of directors to be elected. You may cast all of these votes for a single nominee or distribute them among any two or more nominees, in your discretion.

If your shares are registered in your name and you wish to exercise cumulative voting rights, you must submit a proxy card by mail or attend the Annual Meeting and vote in person by ballot. Your proxy card or ballot must specify how you want to allocate your votes among the nominees. The telephone and Internet voting facilities do not accommodate cumulative voting.

If you own your shares in “street name,” contact your broker, bank, trustee or other intermediary for directions on how to exercise cumulative voting rights using the voting instruction card, or to request a legal proxy so you can vote your shares directly.

The Board of Directors is soliciting discretionary authority to cumulate votes with respect to the election of directors. If shareowners (other than UTC Employee Savings Plan participants) return a signed proxy card or submit voting instructions without providing instructions about cumulative voting, or if shareowners (other than UTC Employee Savings Plan participants) vote by telephone or via the Internet, they will confer on the designated proxy holders discretionary authority to exercise cumulative voting. Under this discretionary authority, the designated proxy holders may, if they elect to do so, allocate the aggregate number of votes (other than votes in respect of shares held in the UTC Employee Savings Plan) among the nominees in the manner recommended by the Board of Directors or otherwise determined by the proxy holders. However, the proxy holders will not cast any votes for any nominee for whom you have given instructions to vote against or withhold a vote.

If you do not wish to grant the proxy holders authority to cumulate your votes in the election of directors, you must explicitly state that objection on your proxy card or voting instruction card.

VOTE COUNTING

Broadridge Financial Solutions (“Broadridge”), an independent entity, will receive and tabulate the vote in connection with the Annual Meeting. Representatives of Broadridge will act as the independent Inspectors of Election and in this capacity will supervise the voting, decide the validity of proxies and certify the results.

Broadridge has been instructed that the vote of each shareowner must be kept confidential and may not be disclosed (except in legal proceedings or for the purpose of soliciting shareowner votes in a contested proxy solicitation).

INFORMATION ABOUT PROXY SOLICITATION

Employees of UTC may solicit proxies on behalf of the Board of Directors by mail, email, in person and by telephone. These employees will not receive any additional compensation for these activities. UTC will bear the cost of soliciting proxies and will reimburse banks, brokers, trustees and other intermediaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareowners. UTC has retained Georgeson Inc. to assist in distributing proxy materials and soliciting proxies for a fee of $16,000, plus out-of-pocket expenses.

ELECTRONIC ACCESS TO PROXY MATERIALS

If you hold shares registered in your name, you may sign up at http://www.computershare-na.com/green to receive electronic access to proxy materials for future meetings, rather than receiving mailed copies. If you choose electronic access, you will receive an email notifying you when the Annual Report and Proxy Statement are available, with electronic links to access the documents (in PDF and HTML formats) on a website and instructions on how to vote online. Your enrollment for electronic access will remain in effect unless you cancel it, which you can do up to two weeks before the record date for any future annual meeting.

68	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

GENERAL INFORMATION REGARDING THE ANNUAL MEETING

If you own your shares in “street name,” you may be able to obtain electronic access to proxy materials by contacting your broker, bank, trustee or other intermediary, or by contacting Broadridge at: http://enroll.icsdelivery.com/utc.

ELIMINATING DUPLICATE MAILINGS

If you share an address with one or more other UTC shareowners, you may have received notification that you will receive only a single copy of the Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials for your entire household unless you or another UTC shareowner at that address gives contrary instructions to UTC’s stock registrar and transfer agent or to the bank, broker, trustee or other intermediary that provides the notification. This practice, known as “householding,” is designed to reduce printing and mailing costs.

Upon written or oral request, UTC will deliver promptly a separate copy of the Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials to any shareowner at a shared address to which the Company delivered a single copy of any of these documents. If you wish to receive free of charge a separate Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials this year or in the future, or if you are receiving multiple copies at your address and would like to enroll in “householding,” please contact UTC’s stock registrar and transfer agent, Computershare Trust Company, at 1-800-488-9281. If you own your shares in “street name,” please contact your broker, bank, trustee or other intermediary to make your request.

SUBMITTING PROPOSALS AND NOMINATIONS FOR 2016 ANNUAL MEETING

Shareowner Proposals. In order for a shareowner proposal to be considered for inclusion in UTC’s Proxy Statement for the 2016 Annual Meeting, our Corporate Secretary must receive such proposal in writing by November 13, 2015.

In order to introduce a proposal for vote at the 2016 Annual Meeting (other than a shareowner proposal included in the proxy statement in accordance with SEC Rule 14a-8), UTC’s Bylaws require that the shareowner send advance written notice to the Corporate Secretary for receipt no earlier than December 29, 2015 and no later than January 28, 2016. This notice must include the information specified by Section 1.10 of the Bylaws, a copy of which is available at: http://www.utc.com/Our-Company/Corporate-Governance/Pages/Governance-Documents-and-Policies.aspx.

Director Nominations. UTC’s Bylaws require that a shareowner who wishes to nominate a candidate for election as a director at the 2016 Annual Meeting must send advance written notice to the Corporate Secretary for receipt no earlier than December 29, 2015 and no later than January 28, 2016. This notice must include the information, documents and agreements specified by Section 1.10 of the Bylaws, a copy of which is available at: http://www.utc.com/Our-Company/Corporate-Governance/Pages/Governance-Documents-and-Policies.aspx.

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Other Information

Cautionary Note Concerning Factors That May Affect Future Results. This Proxy Statement contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other materials released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash and other measures of financial performance. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation:

•	the effect of economic conditions in the industries and markets in which we operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters and the financial condition of our customers and suppliers;

•	the scope, nature, impact or timing of acquisition and divestiture activity, including, among other things, integration of acquired businesses into our existing businesses and realization of synergies and opportunities for growth and innovation;

•	challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services;

•	future levels of indebtedness and capital spending and research and development spending;

•	future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure;

•	delays and disruption in delivery of materials and services from suppliers;

•	customer- and Company-directed cost reduction efforts and restructuring costs and savings and other consequences thereof;

•	new business opportunities;

•	our ability to realize the intended benefits of organizational changes;

•	the anticipated benefits of diversification and balance of operations across product lines, regions and industries;

•	future repurchases of our Common Stock;

•	the outcome of legal proceedings, investigations and other contingencies;

•	pension plan assumptions and future contributions;

70	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

OTHER INFORMATION

•	the impact of the negotiation of collective bargaining agreements and labor disputes;

•	the effect of changes in political conditions in the U.S. and other countries in which we operate; and

•	the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we operate.

In addition, our 2014 Annual Report on Form 10-K includes important information as to risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. See the “Notes to Consolidated Financial Statements” under the heading “Note 17: Contingent Liabilities,” the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Business Overview,” “Results of Operations,” “Liquidity and Financial Condition,” and “Critical Accounting Estimates,” and the section titled “Risk Factors” in our 2014 Form 10-K. Our Form 10-K also includes important information as to these factors in the “Business” section under the headings “General,” “Description of Business by Segment” and “Other Matters Relating to Our Business as a Whole,” and in the “Legal Proceedings” section. Additional important information as to these factors is included in our 2014 Annual Report in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Restructuring Costs,” “Environmental Matters” and “Governmental Matters.” The forward-looking statements in this Proxy Statement speak only as of the date of this Proxy Statement or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.

United Technologies Corporation and its subsidiaries’ names, abbreviations thereof, logos, and product and service designators are all either the registered or unregistered trademarks or trade names of United Technologies Corporation and its subsidiaries. Names, abbreviations of names, logos, and product and service designators of other companies are either the registered or unregistered trademarks or trade names of their respective owners.

Annual Report on Form 10-K for 2014. UTC undertakes to provide, without charge, to any shareowner submitting an oral or written request, a copy of the UTC Annual Report on Form 10-K for 2014 filed with the SEC. Requests may be directed to: UTC Corporate Secretary, United Technologies Corporation, One Financial Plaza, Hartford, CT 06103, Telephone 860-728-7870, or by email to: corpsec@corphq.utc.com.

Corporate Governance Information and Code of Ethics. UTC’s Corporate Governance Guidelines and the charters for each Board Committee are available on UTC’s website: http://www.utc.com/Our-Company/Corporate-Governance/Pages/Governance-Documents-and-Policies.aspx. UTC’s Code of Ethics is available on UTC’s website: http://www.utc.com/Our-Company/Ethics-And-Compliance/Pages/Code-of-Ethics.aspx. Printed copies will be provided, without charge, to any shareowner upon request addressed to the Corporate Secretary. The Code of Ethics applies to all directors and employees, including the principal executive, financial and accounting officers. Shareowners and other interested persons may send communications to the Board, the Chairman, the Lead Director or one or more non-management directors by using the contact information provided on UTC’s website under the headings “Corporate Governance,” “Board of Directors,” “Contact UTC’s Board.” Shareowners and interested persons also may send communications by letter addressed to the Corporate Secretary at UTC, One Financial Plaza, Hartford, CT 06103 or by contacting the UTC Ombudsman at 800-871-9065. These communications will be received and reviewed by UTC’s Global Ethics and Compliance Office. The receipt of concerns about UTC’s accounting, internal controls, auditing matters or business practices will be reported to the Audit Committee. The receipt of other concerns will be reported to the appropriate Committee(s) of the Board. UTC employees also can raise questions or concerns confidentially or anonymously using UTC’s Ombudsman/DIALOG program.

Transactions with Related Persons. UTC has adopted a written policy for the review of transactions with related persons. The policy requires review, approval or ratification of transactions exceeding $120,000 in which UTC is a participant and in which a UTC director, executive officer, a beneficial owner of five percent or more of UTC’s outstanding shares, or an immediate

Proxy Statement and Notice of 2015 Annual Meeting of Shareowners	71

OTHER INFORMATION

family member of any of the foregoing persons has a direct or indirect material interest. These transactions must be reported for review by the Corporate Secretary and the Vice President, Global Compliance, who will determine whether the transaction may be a transaction with a related person, as such term is defined under UTC’s policy and the relevant SEC rules. Following review by these officers, the Board’s Committee on Nominations and Governance must determine whether the transaction can be approved or not, based on whether the transaction is determined to be in, or not inconsistent with, the best interests of UTC and its shareowners. In making this determination, the Committee must take into consideration whether the transaction is on terms no less favorable to UTC than those available with other parties and the related person’s interest in the transaction. UTC’s policy permits employment of related persons possessing qualifications consistent with UTC’s requirements for non-related persons in similar circumstances, provided the employment is approved by the Senior Vice President, Human Resources & Organization and the Vice President, Global Compliance.

State Street Corporation (“State Street”), acting in various fiduciary capacities, filed a Schedule 13G with the SEC reporting that as of December 31, 2014 State Street and certain of its subsidiaries collectively were the beneficial owners of more than five percent of UTC’s outstanding shares of Common Stock. A subsidiary of State Street is the trustee for the UTC Employee Savings Plan Master Trust. Other State Street subsidiaries provide investment management services. During 2014, the Savings Plan Trust paid State Street and its subsidiaries approximately $2.3 million for services as trustee, as investment managers and for administrative and other services.

BlackRock, Inc. (“BlackRock”) filed a Schedule 13G with the SEC reporting that as of December 31, 2014 BlackRock and certain subsidiaries collectively were the beneficial owners of more than five percent of UTC’s outstanding shares of Common Stock. During 2014, BlackRock acted as an investment manager for certain assets within UTC’s pension plans and Employee Savings Plan. BlackRock received approximately $5.7 million for such services.

Each of the relationships described above was reviewed and ratified in accordance with UTC’s policy for review of transactions with related persons.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of our officers and each director and each beneficial owner of more than ten percent of UTC Common Stock to file reports with the SEC regarding their holdings and transactions in UTC’s equity securities. Based upon a review of these reports as filed with the SEC during or with respect to 2014, and upon written confirmation from our directors and officers, we believe that each director and covered officer met these filing requirements.

UTC is not aware of any ten percent beneficial owner (as such term is defined under SEC Rule 16a-1) of UTC Common Stock.

Incorporation by Reference. In connection with our discussion of director and executive compensation, we have incorporated by reference in this Proxy Statement certain information included in Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2014 Annual Report on Form 10-K filed on February 5, 2015. Only those portions of such filings specified in the preceding sentence are incorporated by reference in this Proxy Statement.

72	Proxy Statement and Notice of 2015 Annual Meeting of Shareowners

One Financial Plaza Hartford, CT 06103 USA www.utc.com

UNITED TECHNOLOGIES CORPORATION

ONE FINANCIAL PLAZA

HARTFORD, CT 06103

SCAN TO VIEW MATERIALS AND VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. EDT the day before the meeting date or the cut-off date for Savings Plan Participants. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT the day before the meeting date or the cut-off date for the Savings Plan Participants. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK

AS FOLLOWS:

M28000-P05796-Z54699 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
UNITED TECHNOLOGIES CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING NOMINEES AND FOR PROPOSALS 2 AND 3.

		For	Against	Abstain			For	Against	Abstain
1.	Election of Directors

	1a. John V. Faraci	☐	☐	☐		1i. H. Patrick Swygert	☐	☐	☐

	1b. Jean-Pierre Garnier	☐	☐	☐		1j. André Villeneuve	☐	☐	☐

	1c. Gregory J. Hayes	☐	☐	☐		1k. Christine Todd Whitman	☐	☐	☐

	1d. Edward A. Kangas	☐	☐	☐
					2.	Appointment of PricewaterhouseCoopers LLP as Independent Auditor for 2015.	☐	☐	☐
	1e. Ellen J. Kullman	☐	☐	☐
					3.	An advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
	1f. Marshall O. Larsen	☐	☐	☐

	1g. Harold McGraw III	☐	☐	☐

	1h. Richard B. Myers	☐	☐	☐

	For address changes, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Annual Meeting of Shareowners of United Technologies Corporation

Monday, April 27, 2015, 2:00 p.m. EDT

Held in the British Open Ballroom of the PGA National Resort, 400 Avenue of the Champions, Palm Beach Gardens, Florida 33418

The purposes of the meeting are to consider the following matters:

1.	Election of the eleven director nominees listed in the Proxy Statement;
2.	Appointment of PricewaterhouseCoopers LLP as Independent Auditor for 2015;
3.	An advisory vote to approve the compensation of our named executive officers; and
4.	Other business, if properly raised.

TICKET REQUESTS: We ask that shareowners request a ticket in advance to attend. Please email your request to: corpsec@corphq.utc.com or write to: Corporate Secretary, UTC, One Financial Plaza, Hartford, CT 06103.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at: www.proxyvote.com.

M28001-P05796-Z54699

PROXY

This Proxy is Solicited on Behalf of the Board of Directors of United Technologies Corporation.

The undersigned hereby appoints John V. Faraci, Edward A. Kangas and H. Patrick Swygert, and each of them, each with power of substitution, as proxies for the undersigned to act and vote at the Annual Meeting of the Shareowners of United Technologies Corporation to be held April 27, 2015, and at any postponed or at any reconvened session following any adjournment thereof, as directed on this Proxy Card, upon the matters set forth on the reverse side hereof, all as described in the Proxy Statement, and, in their discretion, upon any other business which may properly come before said meeting. If this Proxy Card is properly signed and returned but no voting instructions are given, the votes represented by this Proxy Card will be applied in the election of directors, as authorized in the following sentence, as votes for one or more of the nominees listed on the reverse and as votes for each of Proposals 2 and 3. Absent specific instructions to the contrary by the undersigned with respect to cumulative voting, the persons named as proxies herein shall have full discretionary authority to vote the shares represented by a properly signed and returned Proxy Card cumulatively for all or less than all of such nominees listed on the reverse and to allocate such votes among all or less than all of such nominees (other than any one or more nominees for whom instructions have been given to vote against or abstain) in the manner as the Board of Directors shall recommend or otherwise in the proxies’ discretion.

This Proxy Card also constitutes voting instructions to the Trustee under each of the UTC employee savings plans to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of UTC held by the Trustee under any such plan(s) as described in the Proxy Statement. Such voting instructions must be received by 11:00 a.m. EDT on April 23, 2015. If voting instructions are not received by that time, the plan shares will be voted by the Trustee as described in the Proxy Statement. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Shareowners or any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies designated above cannot vote these shares unless you sign and return this Proxy Card.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)